UNITED STATES
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Washington, D.C. 20549
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American International Group, Inc.

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AMERICAN INTERNATIONAL GROUP, INC.

2018 Notice of Annual Meeting and Proxy Statement

March 27, 2018
Dear Fellow AIG Shareholder,
Throughout 2017, AIG made changes to its leadership and operational structure to better pursue our strategy of delivering sustainable, profitable growth. Looking ahead, your Board of Directors and leadership team remain committed to building long-term value for you, our shareholders, and we believe ongoing dialogue with you will help deliver on this commitment.
This 2018 Proxy Statement, along with our 2017 Annual Report, provide additional detail on AIG’s strategy and the important progress we made in 2017 towards achieving it. We encourage you to review these materials and vote on the proposals presented in this Proxy Statement.
We also invite you to join us at the 2018 Annual Meeting of Shareholders, which will be held on Wednesday, May 9, 2018, at 11:00 a.m., at 175 Water Street, New York, NY. We recommend voting in advance of the meeting, even if you plan to attend in person. Every vote matters.
Thank you for your continued investment in AIG.
Sincerely,
Douglas M. Steenland Independent Chairman of the Board	Brian Duperreault President and Chief Executive Officer

American International Group, Inc.
175 Water Street, New York, N.Y. 10038
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2018
March 27, 2018
To the Shareholders of
   AMERICAN INTERNATIONAL GROUP, INC.:
The Annual Meeting of Shareholders of AMERICAN INTERNATIONAL GROUP, INC. (AIG) will be held at 175 Water Street, New York, New York, on May 9, 2018, at 11:00 a.m., for the following purposes:
1.
To elect the eleven nominees specified under “Proposal 1—Election of Directors” as directors of AIG to hold office until the next annual election and until their successors are duly elected and qualified;

2.
To vote, on a non-binding advisory basis, to approve executive compensation;

3.
To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2018; and

4.
To transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on March 19, 2018 will be entitled to vote at the meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 9, 2018. The Proxy Statement and 2017 Annual Report to Shareholders and other Soliciting Material are available in the Investors section of AIG’s corporate website at www.aig.com.
By Order of the Board of Directors
ROSE MARIE E. GLAZER
Corporate Secretary

If you plan on attending the meeting, please remember to bring photo identification with you. In addition, if you hold shares in “street name” and would like to attend the meeting, you must bring an account statement or other acceptable evidence of ownership of AIG Common Stock as of the close of business on March 19, 2018. Even if you intend to be present at the meeting, to ensure your shares are represented, please vote your shares over the internet or by telephone, or sign and date your proxy and return it at once by mail.

American International Group, Inc.
175 Water Street, New York, N.Y. 10038
PROXY STATEMENT
March 27, 2018
TIME AND DATE	11:00 a.m. on Wednesday, May 9, 2018.
PLACE	175 Water Street, New York, New York 10038.
MAILING DATE	This Proxy Statement, 2017 Annual Report and proxy card or voting instructions were either made available to you over the internet or mailed to you on or about March 27, 2018.
ITEMS OF BUSINESS
•
To elect the eleven nominees specified under “Proposal 1—Election of Directors” as directors of AIG to hold office until the next annual election and until their successors are duly elected and qualified;

• To vote, on a non-binding advisory basis, to approve executive compensation;
• To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2018; and
• To transact any other business that may properly come before the meeting.
RECORD DATE	You can vote if you were a shareholder of record at the close of business on March 19, 2018.
INSPECTION OF LIST OF SHAREHOLDERS OF RECORD
A list of the shareholders of record as of March 19, 2018 will be available for inspection during ordinary business hours during the ten days prior to the meeting at AIG’s offices, 175 Water Street, New York, New York 10038.

ADDITIONAL INFORMATION	Additional information regarding the matters to be acted on at the meeting is included in this proxy statement.
PROXY VOTING	YOU CAN VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE. IF YOU RECEIVED A PAPER PROXY CARD BY MAIL, YOU MAY ALSO VOTE BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENVELOPE PROVIDED.

EXECUTIVE SUMMARY
This summary highlights information contained in this Proxy Statement. It does not contain all of the information you should consider in making a voting decision, and you should read the entire Proxy Statement carefully before voting. These proxy materials are first being sent to shareholders of American International Group, Inc., a Delaware corporation (AIG), commencing on or about March 27, 2018. For information on the details of the voting process and how to attend the AIG Annual Meeting of Shareholders to be held on May 9, 2018, or at any adjournment thereof  (Annual Meeting or 2018 Annual Meeting of Shareholders), please see “Voting Instructions and Information” on page 80.
Voting Matters and Vote Recommendation
Proposals	Board Vote Recommendation	For More Information, see:
1. Election of 11 Directors	FOR EACH DIRECTOR NOMINEE	Proposal 1—Election of Directors, page 6
2. Advisory vote on executive compensation	FOR	Proposal 2—Non-Binding Advisory Vote to Approve Executive Compensation, page 74
3. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018	FOR	Proposal 3—Ratification of Selection of PricewaterhouseCoopers LLP, page 77

PROPOSAL 1—ELECTION OF DIRECTORS
The following table provides summary information about each of our eleven director nominees. AIG aims to maintain a balanced and independent board that is committed to representing the long-term interests of AIG’s shareholders, and which has the substantial and diverse expertise necessary to oversee AIG’s strategic and business planning as well as management’s approach to addressing the significant risks and challenges facing AIG. Each nominee is elected annually by a majority of votes cast.
Name	Age	Director Since	Occupation/Background	Indepen- dent	Other Public Boards	Current Committee Memberships(1)
W. Don Cornwell	70	2011	Former Chairman and CEO of Granite Broadcasting Corporation	✓	Avon Products, Inc.; Pfizer Inc.	CMRC (Chair) NCGC
Brian Duperreault	70	2017	President and CEO of AIG		Johnson Controls International plc
John H. Fitzpatrick	61	2011	Former Secretary General of The Geneva Association; Former Chief Financial Officer, Head of the Life and Health Reinsurance Business Group and Head of Financial Services of Swiss Re	✓		RCC (Chair) Audit
William G. Jurgensen	66	2013	Former CEO of Nationwide Insurance	✓	Lamb Weston Holdings, Inc.	Audit (Chair) RCC
Christopher S. Lynch	60	2009	Former National Partner in Charge of Financial Services of KPMG LLP	✓	Federal Home Loan Mortgage Corporation	NCGC (Chair) RCC Tech
Henry S. Miller	72	2010	Chairman of Marblegate Asset Management, LLC; Former Chairman and Managing Director of Miller Buckfire & Co., LLC	✓	The Interpublic Group of Companies, Inc.	RCC Regulatory
Linda A. Mills	68	2015	Former Corporate Vice President of Operations of Northrop Grumman Corporation	✓	Navient Corporation	Audit CMRC Tech
Suzanne Nora Johnson	60	2008	Former Vice Chairman of The Goldman Sachs Group, Inc.	✓	Intuit Inc.; Pfizer Inc.; Visa Inc.	CMRC NCGC Tech
Ronald A. Rittenmeyer	70	2010	Executive Chairman and CEO of Tenet Healthcare Corporation; Former Chairman and CEO of Millennium Health, LLC; Former Chairman, CEO and President of Electronic Data Systems Corporation	✓	Avaya Holdings Corp.; IQVIA Holdings Inc.; Tenet Healthcare Corporation	Tech (Chair) Audit CMRC
Douglas M. Steenland	66	2009	Former President and CEO of Northwest Airlines Corporation	✓	Hilton Worldwide Holdings Inc.; Performance Food Group Company; Travelport Worldwide Limited	(2)
Theresa M. Stone	73	2013	Former Executive Vice President and Treasurer of the Massachusetts Institute of Technology; Former Executive Vice President and Chief Financial Officer of Jefferson-Pilot Corporation; Former President of Chubb Life Insurance Company	✓		Regulatory (Chair) Audit

(1)
The full Committee names are as follows:

Audit—Audit Committee
CMRC—Compensation and Management Resources Committee
NCGC—Nominating and Corporate Governance Committee
Regulatory—Regulatory, Compliance and Public Policy Committee
RCC—Risk and Capital Committee
Tech—Technology Committee
(2)
Mr. Steenland, as Independent Chairman of the Board, is an ex-officio, non-voting member of each of the Committees.

We believe our nominees’ diverse and complementary set of skills, along with the Board’s balanced tenure mix, creates a well-functioning, highly qualified and independent Board of Directors. The Board has identified the following key qualifications and the range of professional experience as relevant and aligned to our current and future strategy and business needs.

Strong Corporate Governance Practices
The AIG Board is committed to good corporate governance and regularly reviews our practices, corporate governance developments and shareholder feedback to ensure continued effectiveness.
✓ AIG has a highly engaged Board with balanced tenure and substantial and diverse expertise necessary to evaluate and oversee strategy and performance.
✓ Independent Chairman is required in AIG’s By-laws.
✓ Independent Chairman role is clearly defined and the Chairman generally does not serve longer than a five-year term.
✓ Directors are elected annually by a majority of votes cast (in uncontested elections).
✓ All directors are independent (except CEO).
✓ Former AIG CEOs cannot serve on the Board.
✓ The Board, through the Nominating and Corporate Governance Committee, conducts annual evaluations of the Board and individual directors, and all Board Committees conduct annual self-evaluations.
✓ No director attending less than 75% of meetings for two consecutive years will be re-nominated.
✓ Directors generally may not stand for election after reaching age 75.
✓ All directors may contribute to the agenda for Board meetings.
✓ The Board Committee structure is organized around key strategic issues and designed to facilitate dialogue and efficiency.
✓ Board Committee Chairs generally do not serve longer than a five-year term.
✓ The Board provides strong risk management oversight including through the Risk and Capital Committee, Audit Committee and other Board Committees.
✓ AIG has an extensive shareholder engagement program with director participation.
✓ AIG’s By-laws include a proxy access right for shareholders.
PROPOSAL 2—NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Leadership and Strategic Change in 2017
In 2017, AIG undertook significant changes to our leadership, operational structure and strategic vision. During this time of transition at AIG and in our Executive Leadership Team, the Compensation and Management Resources Committee considered the challenge of promoting stability and sustainable, profitable growth as it made a number of significant decisions with respect to our executive compensation program.
Key Actions Taken by our Board and Accomplishments across AIG in 2017
• Brian Duperreault appointed AIG President, CEO and a director in May 2017	• New enterprise-wide organizational structure announced in September 2017 to increase responsiveness and accountability
• Following Mr. Duperreault’s appointment, five additional new members of our Executive Leadership Team appointed in 2017	• As part of new organizational structure, creation of General Insurance and Life and Retirement segments, and introduction of Blackboard, our technology-driven subsidiary
• Actions to diversify our business and pursue profitable growth reflected in our agreement in January 2018 to acquire Validus	• AIG’s regulatory designation as a nonbank systemically important financial institution was rescinded
• Significant reduction in general operating expenses, adjusted basis* (over $2.3 billion since end of 2015)	• Return of approximately $20.6 billion of capital to shareholders since end of 2015 through dividends and share and warrant repurchases
• AIG pre-tax income of $1.5 billion and adjusted pre-tax income* of over $3.0 billion in 2017 despite record catastrophe losses	• Solid performance in our Life and Retirement segment with assets under management at historical highs
• Increased investments in enhancing underwriting tools and strengthened reserves in General Insurance	• Actions to form DSA Reinsurance Company, Ltd. (DSA Re), which will serve as AIG’s main run-off reinsurer, allowing AIG to consolidate its legacy books and leverage operational efficiencies
  *
General operating expenses, adjusted basis, and Adjusted pre-tax income are non-GAAP financial measures. See pages 38-39 and 64-65 of AIG’s 2017 Annual Report on Form 10-K for how these measures are calculated.

Chief Executive Officer Compensation
In connection with Mr. Duperreault’s appointment, the Committee established his 2017 annual compensation consistent with AIG’s pre-established program (as shown to the right). In addition, Mr. Duperreault was granted a one-time award of stock options to purchase 1,500,000 shares of our common stock. These options only have value to the extent our stock price increases and have a limited seven-year term, providing a concentrated window for share price improvement. Two-thirds of the options have heightened performance requirements, vesting only if AIG’s stock price increases by at least $10, $20 or $30. We believe this award properly motivates Mr. Duperreault to create sustainable, profitable growth for AIG, aligning his interests with those of our shareholders.
Other Measures to Support Leadership Transition
To promote stability during the search for, and transition to, a new Chief Executive Officer, the duration of which was unknown at the time, the Committee entered into a transition arrangement with our prior Chief Executive Officer and determined to make one-time grants of restricted stock units to members of our Executive Leadership Team at that time. These awards were aimed to facilitate a successful transition and foster the execution of any change in strategic vision for AIG following the appointment of new leadership. These awards have more conservative termination treatment to foster retention.
2017 Annual Compensation Structure and Pay Decisions
Our executive compensation program in 2017 continued to reflect our emphasis on performance-based pay, long-term incentives and alignment with sound risk management. The following table summarizes the earned 2017 short-term incentive and long-term incentive for the 2015 to 2017 performance period for each current named executive officer.
2017 Earned Performance-Based Compensation (% of Target)
Named Executive Officer	2017 Short-Term Incentive Cash, earned based on company and individual performance	2015-2017 Long-Term Incentive Equity, earned based on relative total shareholder return (75%) and final credit default swap spread (25%)
Brian Duperreault	100%	Not a Participant (Joined AIG in 2017)
Siddhartha Sankaran	92%	25%
Douglas A. Dachille	110%	25%
Kevin T. Hogan	110%	25%
Peter Zaffino	95%	Not a Participant (Joined AIG in 2017)
PROPOSAL 3—RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP
We are asking shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018.
The Audit Committee annually evaluates the qualifications, performance and independence of the independent auditor, including the lead partner. As a result of this evaluation, the Audit Committee and Board believe the continued retention of PricewaterhouseCoopers LLP is in the best interests of AIG and its shareholders.

PROPOSAL 1—ELECTION OF DIRECTORS
AIG’s Board of Directors currently consists of thirteen directors. All directors serve a one-year term. We are asking our shareholders to re-elect eleven directors at the Annual Meeting, to hold office until the next annual election and until their successors are duly elected and qualified or their earlier resignation. Each of Messrs. Peter R. Fisher and Samuel J. Merksamer separately informed AIG that he would not be standing for re-election to the Board at the Annual Meeting, and they will no longer serve on the Board once their terms end at the Annual Meeting. The Board would like to thank Messrs. Fisher and Merksamer for their service and valuable contributions as directors.
It is the intention of the persons named in the accompanying form of proxy to vote for the election of the nominees listed below. All of the nominees are currently members of AIG’s Board of Directors. It is not expected that any of the nominees will become unavailable for election as a director, but if any should become unavailable prior to the Annual Meeting, proxies will be voted for such persons as the persons named in the accompanying form of proxy may determine in their discretion.
Directors will be elected by a majority of the votes cast by the shareholders of AIG’s common stock, par value $2.50 per share (AIG Common Stock), which votes cast are either “for” or “against” election. Pursuant to AIG’s By-laws and Corporate Governance Guidelines, each nominee has submitted to the Board an irrevocable resignation from the Board that would become effective upon (1) the failure of such nominee to receive the required vote at the shareholder meeting and (2) Board acceptance of such resignation. In the event that a nominee fails to receive the required vote, AIG’s Nominating and Corporate Governance Committee will then make a recommendation to the Board on the action to be taken with respect to the resignation. The Board will accept such resignation unless the Nominating and Corporate Governance Committee recommends and the Board determines that the best interests of AIG and its shareholders would not be served by doing so.
The Board believes that, if elected, the nominees will continue to provide effective oversight of AIG’s business and continue to advance our shareholders’ interests by drawing upon their collective qualifications, skills and experiences, as summarized on page 3.
Below are biographies of each of the nominees for director, including the principal occupation or affiliation and public company directorships held by each nominee during the past five years. All of the nominees have extensive direct experience in the oversight of public companies as a result of their service on AIG’s Board and/or the boards of other public companies and/or as a result of their involvement in the other organizations described below.

	W. DON CORNWELL	Former Chairman of the Board and Chief Executive Officer of Granite Broadcasting Corporation

CAREER HIGHLIGHTS
Mr. Cornwell is the former Chairman of the Board and Chief Executive Officer of Granite Broadcasting Corporation, serving from 1988 until his retirement in August 2009, and Vice Chairman until December 2009. Mr. Cornwell spent 17 years at Goldman, Sachs & Co. where he served as Chief Operating Officer of the Corporate Finance Department from 1980 to 1988 and Vice President of the Investment Banking Division from 1976 to 1988.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Mr. Cornwell’s experience in finance and strategic business transformations, as well as his professional experience across the financial services industry, AIG’s Board has concluded that Mr. Cornwell should be re-elected to the Board.

Director since: 2011 Age: 70 Committees: • Compensation and Management Resources (Chair) • Nominating and Corporate Governance Other Directorships: • Current: Avon Products, Inc.; Pfizer Inc.
Director since: 2017 Age: 70 Other Directorships: • Current: Johnson Controls International plc (formerly Tyco International, plc)	BRIAN DUPERREAULT	President and Chief Executive Officer of AIG

CAREER HIGHLIGHTS
Mr. Duperreault has been AIG’s President and Chief Executive Officer since May 2017, when he also joined the Board of Directors. Previously, Mr. Duperreault was the Chief Executive Officer of Hamilton Insurance Group, Ltd. (Hamilton), a Bermuda-based holding company of property and casualty insurance and reinsurance operations in Bermuda, the U.S. and the UK, from December 2013 to May 2017, and served as Chairman of Hamilton from February 2016 to May 2017. He served as President and Chief Executive Officer of Marsh & McLennan Companies, Inc. from February 2008 until his retirement in December 2012. Before joining Marsh, he served as non-executive Chairman of ACE Limited from 2006 through the end of 2007 and as Chief Executive Officer from October 1994 to May 2004. Prior to joining ACE, Mr. Duperreault served in various senior executive positions with AIG and its affiliates from 1973 to 1994.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Mr. Duperreault’s deep experience in the insurance industry, his history with AIG and his management of large, complex, international institutions, AIG’s Board has concluded that Mr. Duperreault should be re-elected to the Board.

Director since: 2011 Age: 61 Committees: • Risk and Capital (Chair) • Audit Other Directorships: • None	JOHN H. FITZPATRICK	Former Secretary General of The Geneva Association; Former Chief Financial Officer, Head of the Life and Health Reinsurance Business Group and Head of Financial Services of Swiss Re

CAREER HIGHLIGHTS
Mr. Fitzpatrick has been Chairman of Oak Street Management Co., LLC, an insurance/management consulting company, and Oak Family Advisors, LLC, a registered investment advisor, since 2010. He was Chairman of White Oak Global Advisors LLC, an asset management firm lending to small and medium sized companies, from September 2015 to September 2017. In 2014, Mr. Fitzpatrick completed a two-year term as Secretary General of The Geneva Association. From 2006 to 2010, he was a partner at Pension Corporation and a director of Pension Insurance Corporation Ltd. From 1998 to 2006, Mr. Fitzpatrick was a member of Swiss Re’s Executive Board Committee and served at Swiss Re as Chief Financial Officer, Head of the Life and Health Reinsurance Business Group and Head of Financial Services. From 1996 to 1998, Mr. Fitzpatrick was a partner in insurance private equity firms sponsored by Zurich Financial Services, Credit Suisse and Swiss Re. From 1990 to 1996, Mr. Fitzpatrick served as the Chief Financial Officer and a Director of Kemper Corporation, a New York Stock Exchange (NYSE)-listed insurance and financial services organization where he started his career in corporate finance in 1978. Mr. Fitzpatrick is a Certified Public Accountant and a Chartered Financial Analyst.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Mr. Fitzpatrick’s broad experience in the insurance and reinsurance industry, as well as his professional experience in insurance policy and regulation, AIG’s Board has concluded that Mr. Fitzpatrick should be re-elected to the Board.

Director since: 2013
Age: 66
Committees:
•
Audit (Chair)

•
Risk and Capital

Other Directorships:
•
Current: Lamb Weston
Holdings, Inc.

•
Former (past 5 years):
Conagra Foods, Inc.; The
Scotts Miracle-Gro
Company

WILLIAM G. JURGENSEN	Former Chief Executive Officer of Nationwide Insurance

CAREER HIGHLIGHTS
Mr. Jurgensen is the former Chief Executive Officer of Nationwide Mutual Insurance Company and Nationwide Financial Services, Inc., serving from May 2000 to February 2009. During this time, he also served as director and Chief Executive Officer of several other companies within the Nationwide enterprise. Prior to his time in the insurance industry, he spent 27 years in the commercial banking industry. Before joining Nationwide, Mr. Jurgensen was an Executive Vice President with BankOne Corporation (now a part of JPMorgan Chase & Co.) where he was responsible for corporate banking products, including capital markets, international banking and cash management. He managed the merger integration between First Chicago Corporation and NBD Bancorp, Inc. and later was Chief Executive Officer for First Card, First Chicago’s credit card subsidiary. At First Chicago, he was responsible for retail banking and began his career there as Chief Financial Officer in 1990. Mr. Jurgensen started his banking career at Norwest Corporation (now a part of Wells Fargo & Company) in 1973. The majority of Mr. Jurgensen’s career has involved capital markets, securities trading and investment activities, with the balance in corporate banking.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Mr. Jurgensen’s experience in insurance, financial services and risk management, AIG’s Board has concluded that Mr. Jurgensen should be re-elected to the Board.

Director since: 2009 Age: 60 Committees: • Nominating and Corporate Governance (Chair) • Risk and Capital • Technology Other Directorships: • Current: Federal Home Loan Mortgage Corporation	CHRISTOPHER S. LYNCH	Former National Partner in Charge of Financial Services of KPMG LLP

CAREER HIGHLIGHTS
Mr. Lynch has been an independent consultant since 2007, providing a variety of services to public and privately held companies, including enterprise strategy, corporate restructuring, risk management, governance, financial accounting and regulatory reporting, and troubled-asset management. Prior to that, Mr. Lynch was the former National Partner in Charge of KPMG LLP’s Financial Services Line of Business. He held a variety of positions with KPMG over his 29 year career, including chairing KPMG’s Americas Financial Services Leadership team and being a member of the Global Financial Services Leadership and the U.S. Industries Leadership teams. Mr. Lynch was an audit signing partner under Sarbanes-Oxley and served as lead or client service partner for some of KPMG’s largest financial services clients. He also served as a Partner in KPMG’s National Department of Professional Practice and as a Practice Fellow at the Financial Accounting Standards Board. Mr. Lynch is a member of the Advisory Board of the Stanford Institute for Economic Policy Research and a member of the Audit Committee Chair Advisory Council of the National Association of Corporate Directors.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Mr. Lynch’s experience in finance, accounting and risk management and strategic business transformations, as well as his professional experience across the financial services industry, AIG’s Board has concluded that Mr. Lynch should be re-elected to the Board.

Director since: 2010
Age: 72
Committees:
•
Regulatory, Compliance
and Public Policy

•
Risk and Capital

Other Directorships:
•
Current: The Interpublic
Group of Companies, Inc.

•
Former (past 5 years):
Ally Financial Inc.

HENRY S. MILLER	Chairman of Marblegate Asset Management, LLC; Former Chairman and Managing Director of Miller Buckfire & Co., LLC

CAREER HIGHLIGHTS
Mr. Miller co-founded and has been Chairman of Marblegate Asset Management, LLC since 2009. Mr. Miller was co-founder, Chairman and a Managing Director of Miller Buckfire & Co., LLC, an investment bank, from 2002 to 2011 and Chief Executive Officer from 2002 to 2009. Prior to founding Miller Buckfire & Co., LLC, Mr. Miller was Vice Chairman and a Managing Director at Dresdner Kleinwort Wasserstein and its predecessor company Wasserstein Perella & Co., where he served as the global head of the firm’s financial restructuring group. Prior to that, Mr. Miller was a Managing Director and Head of both the Restructuring Group and Transportation Industry Group of Salomon Brothers Inc. From 1989 to 1992, Mr. Miller was a managing director and, from 1990 to 1992, co-head of investment banking at Prudential Securities.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Mr. Miller’s experience in strategic business transformations as well as his professional experience across the financial services industry, AIG’s Board has concluded that Mr. Miller should be re-elected to the Board.

Director since: 2015 Age: 68 Committees: • Audit • Compensation and Management Resources • Technology Other Directorships: • Current: Navient Corporation	LINDA A. MILLS	Former Corporate Vice President of Operations of Northrop Grumman Corporation

CAREER HIGHLIGHTS
Ms. Mills is the former Corporate Vice President of Operations for Northrop Grumman Corporation, with responsibility for operations, including risk management, engineering and information technology. During her 12 years with Northrop Grumman, from 2002 to 2014, Ms. Mills held a number of operational positions, including Corporate Vice President and President of Information Systems and Information Technology sectors; President of the Civilian Agencies Group; and Vice President of Operations and Process in the firm’s Information Technology Sector. Prior to joining Northrop Grumman, Ms. Mills was Vice President of Information Systems and Processes at TRW, Inc. She began her career as an engineer at Bell Laboratories, Inc.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Ms. Mills’ in-depth experience with large and complex, often international, operations, risk management, information technology and cyber security, and her success in managing a significant line of business at Northrop Grumman, AIG’s Board has concluded that Ms. Mills should be re-elected to the Board.

Director since: 2008
Age: 60
Committees:
•
Compensation and
Management Resources

•
Nominating and
Corporate Governance

•
Technology

Other Directorships:
•
Current: Intuit Inc.; Pfizer
Inc.; Visa Inc.

SUZANNE NORA JOHNSON	Former Vice Chairman of The Goldman Sachs Group, Inc.

CAREER HIGHLIGHTS
Ms. Nora Johnson is the former Vice Chairman of The Goldman Sachs Group, Inc., serving from 2004 to 2007. During her 21 years at Goldman Sachs, she also served as the Chairman of the Global Markets Institute, Head of the Global Investment Research Division and Head of the Global Investment Banking Healthcare Business.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Ms. Nora Johnson’s experience in managing large, complex, international institutions, her experience in finance as well as her professional experience across the financial services industry, AIG’s Board has concluded that Ms. Nora Johnson should be re-elected to the Board.

Director since: 2010
Age: 70
Committees:
•
Technology (Chair)

•
Audit

•
Compensation and
Management Resources

Other Directorships:
•
Current: Avaya Holdings
Corp.; IQVIA Holdings
Inc. (formerly Quintiles
IMS Holdings, Inc.); Tenet
Healthcare Corporation

RONALD A. RITTENMEYER
Executive Chairman and Chief Executive Officer of
Tenet Healthcare Corporation; Former Chairman
and Chief Executive Officer of Millennium Health,
LLC; Former Chairman, Chief Executive Officer
and President of Electronic Data Systems
Corporation

CAREER HIGHLIGHTS
Mr. Rittenmeyer has served as Executive Chairman and Chief Executive Officer of Tenet Healthcare Corporation since August 2017 and October 2017, respectively, and also serves as the Chairman of Tenet’s Executive Committee. Mr. Rittenmeyer is the former Chairman and Chief Executive Officer of Millennium Health, LLC, a health solutions company, serving from 2016 to 2017. Mr. Rittenmeyer is the former Chairman, President and Chief Executive Officer of Expert Global Solutions, Inc. (formerly known as NCO Group, Inc.), a global provider of business process outsourcing services, serving from 2011 to 2014. Mr. Rittenmeyer is also the former Chairman, Chief Executive Officer and President of Electronic Data Systems Corporation, serving from 2005 to 2008. Prior to that, Mr. Rittenmeyer was a Managing Director of the Cypress Group, a private equity firm, serving from 2004 to 2005. Mr. Rittenmeyer also served as Chairman, Chief Executive Officer and President of Safety-Kleen Corp. from 2001 to 2004. Among his other leadership roles, Mr. Rittenmeyer served as President and Chief Executive Officer of AmeriServe Food Distribution Inc. from 2000 to 2001, Chairman, Chief Executive Officer and President of RailTex, Inc. from 1998 to 2000, President and Chief Operating Officer of Ryder TRS, Inc. from 1997 to 1998, President and Chief Operating Officer of Merisel, Inc. from 1995 to 1996 and Chief Operating Officer of Burlington Northern Railroad Co. from 1994 to 1995.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Mr. Rittenmeyer’s experience in managing large, complex, international institutions, his experience in finance and strategic business transformations as well as his professional experience across the financial services industry and technology industry, AIG’s Board has concluded that Mr. Rittenmeyer should be re-elected to the Board.

Director since: 2009
Age: 66
Committees:
•
As Independent
Chairman, Mr. Steenland
is an ex-officio,
non-voting member of all
Board committees

Other Directorships:
•
Current: Hilton Worldwide
Holdings Inc.;
Performance Food Group
Company; Travelport
Worldwide Limited

•
Former (past 5 years):
Chrysler Group LLC;
International Lease
Finance Corporation;
Digital River, Inc.

DOUGLAS M. STEENLAND	Former President and Chief Executive Officer of Northwest Airlines Corporation

CAREER HIGHLIGHTS
Mr. Steenland is the former Chief Executive Officer of Northwest Airlines Corporation, serving from 2004 to 2008, and President, serving from 2001 to 2004. Prior to that, he served in a number of Northwest Airlines executive positions after joining Northwest Airlines in 1991, including Executive Vice President, Chief Corporate Officer and Senior Vice President and General Counsel. Mr. Steenland retired from Northwest Airlines upon its merger with Delta Air Lines, Inc. Prior to joining Northwest Airlines, Mr. Steenland was a senior partner at a Washington, D.C. law firm that is now part of DLA Piper.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Mr. Steenland’s experience in managing large, complex, international institutions and his experience in strategic business transformations, AIG’s Board has concluded that Mr. Steenland should be re-elected to the Board.

Director since: 2013 Age: 73 Committees: • Regulatory, Compliance and Public Policy (Chair) • Audit Other Directorships: • None	THERESA M. STONE
Former Executive Vice President and Treasurer of
the Massachusetts Institute of Technology;
Former Executive Vice President and Chief
Financial Officer of Jefferson-Pilot Corporation;
Former President of Chubb Life Insurance
Company

CAREER HIGHLIGHTS
Ms. Stone is the former Executive Vice President and Treasurer of the Massachusetts Institute of Technology (MIT), serving from February 2007 until October 2011. In her role as Executive Vice President and Treasurer, Ms. Stone served as MIT’s Chief Financial Officer and was also responsible for MIT’s operations, including capital projects, campus planning, facilities operations, information technology, environmental health and safety, human resources, medical services and police. Ms. Stone also served as the Special Assistant to the President of MIT from October 2011 to January 2012. From November 2001 to March 2006, Ms. Stone served as Executive Vice President and Chief Financial Officer of Jefferson-Pilot Corporation (now Lincoln Financial Group) and, from 1997 to 2006, she also served as President of Jefferson-Pilot Communications. Ms. Stone also served as the President of Chubb Life Insurance Company from 1994 to 1997. From 1990 to 1994, Ms. Stone served as Senior Vice President—Acquisitions of The Chubb Corporation, in which role she advised the Chairman and Chief Executive Officer on domestic and international property casualty and life insurance strategy, acquisitions and divestitures. Ms. Stone also served as a director of the Federal Reserve Bank of Richmond from 2003 to 2007 and as Deputy Chairman from 2005 to 2007. Ms. Stone began her career as an investment banker, advising clients primarily in the insurance and financial services industries on financial and strategic matters.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Ms. Stone’s broad experience in both business and academia and her expertise in insurance, finance and management, AIG’s Board has concluded that Ms. Stone should be re-elected to the Board.

CORPORATE GOVERNANCE
GOVERNANCE
AIG’s Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, charters and practices from time to time. AIG’s current Corporate Governance Guidelines (which include our Director Independence Standards) and the charters of the Audit Committee, the Compensation and Management Resources Committee, the Nominating and Corporate Governance Committee, the Regulatory, Compliance and Public Policy Committee, the Risk and Capital Committee and the Technology Committee are available in the Corporate Governance section of AIG’s corporate website at www.aig.com or in print by writing to American International Group, Inc., 175 Water Street, New York, New York 10038, Attention: Investor Relations.
AIG’s Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics and Code of Conduct for employees are both available in the Corporate Governance section of AIG’s corporate website at www.aig.com or in print by writing to American International Group, Inc., 175 Water Street, New York, New York 10038, Attention: Investor Relations. Any amendment to AIG’s Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics and any waiver applicable to AIG’s directors, executive officers or senior financial officers will be posted on AIG’s website within the time period required by the United States Securities and Exchange Commission (SEC) and the NYSE.
Strong Corporate Governance Practices
The AIG Board is committed to good corporate governance and regularly reviews our practices, corporate governance developments and shareholder feedback to ensure continued effectiveness.
✓ AIG has a highly engaged Board with balanced tenure and substantial and diverse expertise necessary to evaluate and oversee strategy and performance.
✓ Independent Chairman is required in AIG’s By-laws.
✓ Independent Chairman role is clearly defined and the Chairman generally does not serve longer than a five-year term.
✓ Directors are elected annually by a majority of votes cast (in uncontested elections).
✓ All directors are independent (except CEO).
✓ Former AIG CEOs cannot serve on the Board.
✓ The Board, through the Nominating and Corporate Governance Committee, conducts annual evaluations of the Board and individual directors, and all Board Committees conduct annual self-evaluations.
✓ No director attending less than 75% of meetings for two consecutive years will be re-nominated.
✓ Directors generally may not stand for election after reaching age 75.
✓ All directors may contribute to the agenda for Board meetings.
✓ The Board Committee structure is organized around key strategic issues and designed to facilitate dialogue and efficiency.
✓ Board Committee Chairs generally do not serve longer than a five-year term.
✓ The Board provides strong risk management oversight including through the Risk and Capital Committee, Audit Committee and other Board Committees.
✓ AIG has extensive shareholder engagement program with director participation.
✓ AIG’s By-laws include a proxy access right for shareholders.
Director Independence and Effectiveness
AIG aims to maintain a balanced and independent board that is committed to representing the long-term interests of AIG’s shareholders, and which has the substantial and diverse expertise necessary to oversee AIG’s strategic and business planning as well as management’s approach to addressing significant risks and challenges facing AIG.
Director Independence Assessment. Using the AIG Director Independence Standards, the Board, on the recommendation of the Nominating and Corporate Governance Committee, determined that each of AIG’s ten non-management director nominees—Mss. Nora Johnson, Mills and Stone and Messrs. Cornwell, Fitzpatrick, Jurgensen, Lynch, Henry S. Miller, Rittenmeyer and Steenland—are independent under NYSE listing standards and the AIG Director Independence Standards. Mr. Duperreault is the only director nominee who holds an AIG management position and, therefore, is not an independent director. Messrs. Fisher and Merksamer, who are not standing for re-election to the Board, and Messrs. George L. Miles, Jr. and Robert S. Miller, who retired from the Board at the 2017 Annual Meeting, were also determined by the Board, on the recommendation of the Committee, to be independent under the NYSE listing standards and the AIG Director Independence Standards. Mr. John A. Paulson, whom the Nominating and Corporate Governance Committee determined not to nominate for re-election to the Board at the 2017 Annual Meeting, did not provide us with the information necessary for the Board to evaluate his independence under the NYSE listing standards as part of our 2018 process. The Board had determined him to be independent in advance of 2017 Annual Meeting.
In making the independence determinations, the Nominating and Corporate Governance Committee and the Board of Directors considered relationships arising from: (1) contributions by AIG to charitable organizations with which Mss. Nora Johnson and Stone and Messrs. Jurgensen, Lynch, Henry S. Miller and Rittenmeyer or members of their immediate families are affiliated; (2) in the case of certain directors, investments and insurance products provided to them by AIG in the ordinary course of business and on the same terms made available to third parties; (3) in the case of Mr. Fisher, payments made in the ordinary course of business between AIG and BlackRock, Inc.; (4) in the case of Mr. Lynch, the summer internship in 2014 and the offer, acceptance and commencement of full-time employment of his son with AIG in 2016; and (5) in the case of Mr. Robert S. Miller, payments made in the ordinary course of business between AIG and International Automotive Components Group S.A. None of these relationships exceeded the thresholds set forth in the AIG Director Independence Standards.
The Nominating and Corporate Governance Committee and the Board of Directors also considered the relationships between AIG and MidOcean, a private equity firm. Mr. Robert S. Miller is the Chairman of the investment advisor of MidOcean and several AIG affiliates are committed to invest an aggregate of  $110,000,000 in two funds advised by the investment advisor of MidOcean and made capital contributions to these funds of $230,425 and $0 in 2017 and 2018, respectively, pursuant to these commitments. AIG’s commitments to invest predate Mr. Miller becoming a director of AIG and his involvement with MidOcean. Mr. Miller has relinquished any profit interest in these funds to the extent arising from any funds contributed by AIG or affiliates of AIG.
Independent Chairman. AIG’s By-laws require that the role of the Chairman be separate from that of the Chief Executive Officer and that the Chairman be an independent director. AIG believes that this structure is optimal because it permits the Chairman to focus on the governance of the Board and to interact with AIG’s various stakeholders while permitting the Chief Executive Officer to focus more on AIG’s business. AIG’s Corporate Governance Guidelines provide for an annual review of the Chairman and that the Chairman generally not serve for longer than a five-year term. Our current Chairman, Mr. Steenland, has served in this position since 2015.
The duties of the Chairman are clearly defined and include:
• Overseeing Board meeting agenda preparation in consultation with the Chief Executive Officer;
• Chairing Board meetings and executive sessions of the independent directors;
• Leading the Chief Executive Officer review process and discussions regarding management succession;
• Interacting regularly with the Chief Executive Officer, including discussing strategic initiatives and their implementation;
• Overseeing distribution of information and reports to the Board;
• Overseeing the Board and Board Committees’ annual self-evaluation process;
• Serving as non-voting member of each Board Committee; and
• Participating in engagement with shareholders.
Director Tenure and Board Refreshment. Board composition, supplemented by a thoughtful approach to refreshment, is a priority for AIG. The Board believes that it is desirable to maintain a mix of longer-tenured, experienced directors and newer directors with fresh perspectives.
The average tenure of the independent director nominees is approximately seven years. In addition, under AIG’s Corporate Governance Guidelines, the Chairman and Committee Chairs generally do not serve for longer than a five-year term and former Chief Executive Officers of AIG cannot serve as directors. No individual may stand for election as a director after reaching the age of 75, and the Board may only waive this requirement for a one-year period if, on the recommendation of the Nominating and Corporate Governance Committee, it determines such waiver to be in the best interests of AIG.
Director and Board Accountability and Evaluations. The AIG Board believes that self-evaluations of the Board, the standing Committees of the Board and individual directors are important elements of corporate governance. Pursuant to AIG’s Corporate Governance Guidelines, the Board, acting through the Nominating and Corporate Governance Committee and under the general oversight of the Chairman, conducts an annual self-evaluation and evaluation of each member of the Board, and each standing Committee conducts an annual self-evaluation.
The Board considers director attendance at Board and Committee meetings an essential duty of a director. As a result, AIG’s Corporate Governance Guidelines also provide that any director who, for two consecutive calendar years, attends fewer than 75 percent of the total regular meetings of the Board and the meetings of all Committees of which such director is a voting member, will not be nominated for re-election at the annual meeting in the next succeeding calendar year, absent special circumstances that may be taken into account by the Board and the Nominating and Corporate Governance Committee in making its recommendations to the Board. As described below, all director nominees satisfied this attendance threshold.
Oversight of Risk Management
The Board oversees the management of risk (including, for example, risks related to market conditions, reserves, catastrophes, investments, liquidity, capital and cybersecurity) through the complementary functioning of the Risk and Capital Committee and the Audit Committee and interaction with other Committees of the Board. The Risk and Capital Committee oversees AIG’s Enterprise Risk Management (ERM) as one of its core responsibilities and reviews AIG’s significant risk assessment and risk management policies. The Audit Committee also discusses the guidelines and policies governing the process by which AIG assesses and manages risk and considers AIG’s major risk exposures and how they are monitored and controlled. The Chairs of the two Committees then coordinate with each other and the Chairs of the other Committees of the Board to help ensure that each Committee has received the information that it needs to carry out its responsibilities with respect to risk management. Both the Risk and Capital Committee and the Audit Committee report to the Board with respect to any notable risk management issues. The Compensation and Management Resources Committee, in conjunction with AIG’s Chief Risk Officer, is responsible for reviewing the relationship between AIG’s risk management policies and practices and the incentive compensation arrangements applicable to senior executives. For further information regarding the annual risk assessment of compensation plans, see “Report of the Compensation and Management Resources Committee.”
Board Meetings and Attendance
There were 14 meetings of the Board during 2017. The independent directors meet in executive session, without the Chief Executive Officer present, in conjunction with each regularly scheduled Board meeting. Mr. Steenland, as Independent Chairman of the Board, presided at the executive sessions. For 2016 and 2017, all of the directors attended at least 75 percent of the aggregate of all meetings of the Board and of the Committees of the Board on which they served.
Pursuant to the Corporate Governance Guidelines, all directors are expected to attend the Annual Meeting. All directors standing for election at the 2017 Annual Meeting attended the 2017 Annual Meeting.
Shareholder Engagement
Fostering long-term relationships with our shareholders and maintaining their trust is a priority for the Board. Engagement with shareholders helps us gain useful feedback on a wide variety of topics, including corporate governance, executive compensation, corporate social responsibility, business strategy and performance and related matters. Shareholder feedback also helps in better tailoring the public information provided to address the interests and inquiries of shareholders.
Accordingly, AIG has long maintained an active, ongoing dialogue with shareholders and other stakeholders. As part of this process, the Independent Chairman and the Chief Executive Officer periodically participate in meetings with shareholders to discuss and obtain feedback on a variety of matters. Topics covered in these discussions include our corporate strategy, management succession, corporate governance and Board practices and our executive compensation program.
These efforts are complementary to outreach conducted by our Chief Executive Officer and other members of senior management through AIG’s Investor Relations department as they regularly meet with shareholders and participate in investor conferences in the United States and abroad. Investor presentations are made available in the Investors—Webcasts and Presentations section of AIG’s corporate website at www.aig.com.
Shareholder feedback is communicated directly to our directors and helps inform Board discussions on a range of key areas. Going forward, as we continue to execute against our strategy, substantive shareholder engagement will remain a priority for our Board and management team.
Director Recommendations by Shareholders. The Nominating and Corporate Governance Committee considers shareholder feedback when considering whether to recommend that the Board nominate a director for re-election, and takes into account the views of interested shareholders as appropriate when filling a vacancy on the Board. The Nominating and Corporate Governance Committee gives appropriate consideration to candidates for the Board submitted by shareholders and evaluates such candidates in the same manner as other candidates identified by or submitted to the Committee.
Proxy Access. AIG’s By-laws permit eligible shareholders with a significant long-term interest in AIG to include their own director nominees in AIG’s proxy statement for the annual meeting. The Board believes such proxy access is an additional mechanism for Board accountability and for ensuring that Board nominees are supported by AIG’s long-term shareholders.
Under the proxy access by-law, a shareholder, or a group of up to 20 shareholders, owning three percent or more of AIG Common Stock continuously for at least three years may nominate and include in AIG’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20 percent of the Board of Directors, so long as the shareholder(s) and the nominee(s) satisfy the requirements specified in AIG’s By-laws. Shareholders who wish to submit director nominees for election at the 2019 Annual Meeting of Shareholders pursuant to the proxy access by-law may do so in compliance with the procedures described in “Other Matters—Shareholder Proposals for the 2019 Annual Meeting.”
Communicating with Directors
AIG has adopted procedures on reporting of concerns regarding accounting and other matters and on communicating with non-management directors. These procedures are available in the Corporate Governance section of AIG’s corporate website at www.aig.com.
Shareholders and other interested parties may communicate with any of the independent directors, including the Chairman and Committee Chairs, by writing in care of Vice President—Corporate Governance, American International Group, Inc., 175 Water Street, New York, New York 10038 or by email to: boardofdirectors@aig.com.

REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Overview
The role of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members and recommend these individuals to the Board for nomination, election or appointment as members of the Board and its Committees, to advise the Board on corporate governance matters and to oversee the evaluation of the Board and its Committees.
Committee Organization
Committee Charter. The Nominating and Corporate Governance Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aig.com.
Independence. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent, as required by NYSE listing standards.
Conduct of meetings and governance process. During 2017, the Nominating and Corporate Governance Committee held 6 meetings. In discussing governance initiatives and in preparation for meetings, the Chairman of the Board, the Chair of the Nominating and Corporate Governance Committee and the Vice President—Corporate Governance met and consulted frequently with the other Committee and Board members.
Board Membership and Composition
Nomination and Election of Directors. The Nominating and Corporate Governance Committee evaluated and recommended to the Board of Directors the eleven nominees under “Proposal 1—Election of Directors” who are standing for election at the 2018 Annual Meeting of Shareholders. In making its determinations, the Committee considered the criteria set forth in AIG’s Corporate Governance Guidelines. These criteria are: high personal and professional ethics, values and integrity; ability to work together as part of an effective, collegial group; commitment to representing the long-term interests of AIG; skill, expertise, diversity, background, and experience with businesses and other organizations that the Board deems relevant; the interplay of the individual’s experience with the experience of other Board members; the contribution represented by the individual’s skills and experience to ensuring that the Board has the necessary tools to perform its oversight function effectively; ability and willingness to commit adequate time to AIG over an extended period of time; and the extent to which the individual would otherwise be a desirable addition to the Board and any Committees of the Board.
A description of the nominees recommended by the Nominating and Corporate Governance Committee is set forth under “Proposal 1—Election of Directors.” The process for identification of director nominees when standing for election for the first time is provided below in “—Committees—Nominating and Corporate Governance Committee.”
Independence. The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, determined that each of AIG’s ten non-management director nominees is independent within the meaning of the NYSE listing standards and the AIG Director Independence Standards. Mr. Duperreault is the only director nominee who holds an AIG management position and, therefore, is not an independent director.
Diversity Consideration. The Nominating and Corporate Governance Committee does not have a specific diversity policy. Rather, the Nominating and Corporate Governance Committee considers diversity in terms of ethnicity and gender as factors in evaluating director candidates and also considers diversity in the broader sense of how a candidate’s experience and skills could assist the Board in light of the Board’s then composition. 40 percent of AIG’s independent director nominees are women or ethnically diverse.
Conclusion
During 2017, the Nominating and Corporate Governance Committee performed its duties and responsibilities under the Nominating and Corporate Governance Committee charter.
Nominating and Corporate Governance Committee
American International Group, Inc.
Christopher S. Lynch, Chair
W. Don Cornwell
Samuel J. Merksamer
Suzanne Nora Johnson

COMMITTEES
AIG’s Board Committee structure is organized around key strategic issues to facilitate oversight of management. Committee Chairs regularly coordinate with one another to ensure appropriate information sharing. To further facilitate information sharing, all Committees provide a summary of significant actions to the full Board, and Committee meetings are scheduled to allow all directors to attend each meeting, with many directors attending such meetings. As required under AIG’s Corporate Governance Guidelines, each standing Committee conducts an annual self-assessment and review of its charter.
The following table sets forth the current membership on each standing Committee of the Board and the number of Committee meetings held in 2017. Mr. Duperreault does not serve on any Committees of the Board. Mr. Steenland serves as an ex-officio member of each Committee.
Director	Audit Committee	Compensation and Management Resources Committee	Nominating and Corporate Governance Committee	Regulatory, Compliance and Public Policy Committee	Risk and Capital Committee	Technology Committee
W. Don Cornwell		C	■
Peter R. Fisher*				■	■
John H. Fitzpatrick	■				C
William G. Jurgensen	C				■
Christopher S. Lynch			C		■	■
Samuel J. Merksamer*			■	■	■
Henry S. Miller				■	■
Linda A. Mills	■	■				■
Suzanne Nora Johnson		■	■			■
Ronald A. Rittenmeyer	■	■				C
Douglas M. Steenland	♦	♦	♦	♦	♦	♦
Theresa M. Stone	■			C
Number of meetings in 2017	10	9	6	4	12	4
C
= Chair

■
= Member

♦
Mr. Steenland, as Independent Chairman of the Board, is an ex-officio, non-voting member.

*
Messrs. Fisher and Merksamer are not standing for re-election to the Board at the Annual Meeting.

Audit Committee
The Audit Committee, which held 10 meetings during 2017, assists the Board in its oversight of AIG’s financial statements, including internal control over financial reporting, and compliance with legal and regulatory requirements; the qualifications, independence and performance of AIG’s independent registered public accounting firm; and the performance of AIG’s internal audit function. As part of these oversight responsibilities, the Audit Committee discusses with senior management the guidelines and policies by which AIG assesses and manages risk. In carrying out its risk management oversight responsibilities, the Audit Committee coordinates with the Risk and Capital Committee to help ensure the Board and each Committee has received the information it needs to carry out their responsibilities with respect to risk management. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of AIG’s independent registered public accounting firm. In its oversight of AIG’s internal audit function, the Audit Committee also is involved in the appointment or removal, performance reviews and determining the compensation of AIG’s Chief Internal Auditor. The Audit Committee’s assistance in the Board of Directors’ oversight of AIG’s compliance with legal and regulatory requirements primarily focuses on the effect of such matters on AIG’s financial statements, financial reporting and internal control over financial reporting. In considering AIG’s compliance with legal and regulatory requirements, the Audit Committee also takes into account the oversight of legal and regulatory matters by the Regulatory, Compliance and Public Policy Committee.
The Board has determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are independent under both NYSE listing standards and SEC rules. The Board has also determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are financially literate and have accounting or related financial management expertise, each as defined by NYSE listing standards, and that Messrs. Fitzpatrick, Jurgensen, Rittenmeyer and Steenland (as an ex-officio member) and Ms. Stone are audit committee financial experts, as defined under SEC rules. Although designated as audit committee financial experts, no member of the Committee is an accountant for AIG or, under SEC rules, an “expert” for purposes of the liability provisions of the Securities Act of 1933, as amended (the Securities Act), or for any other purpose.
Compensation and Management Resources Committee
The Compensation and Management Resources Committee, which held 9 meetings during 2017, is responsible for determining and approving the compensation awarded to AIG’s Chief Executive Officer (subject to ratification or approval by the Board), approving the compensation awarded to the other senior executives under its purview (which includes all of the named executives in the 2017 Summary Compensation Table) and reviewing and approving the performance measures and goals relevant to such compensation. The Compensation and Management Resources Committee is also responsible for making recommendations to the Board with respect to AIG’s compensation programs for senior executives and other employees; for reviewing, in conjunction with AIG’s Chief Risk Officer, the relationship between AIG’s risk management policies and practices and the incentive compensation arrangements applicable to senior executives; and for overseeing AIG’s management development and succession planning programs. These responsibilities, which may not be delegated to persons who are not members of the Compensation and Management Resources Committee, are set forth in the Committee’s charter, which is available in the Corporate Governance section of AIG’s corporate website at www.aig.com.
Our Chief Executive Officer participates in meetings of the Compensation and Management Resources Committee and makes recommendations with respect to the annual compensation of employees under the Committee’s purview other than himself. Pursuant to AIG’s By-laws, the Board ratifies or approves the determination of the Compensation and Management Resources Committee as to the compensation paid or to be paid to AIG’s Chief Executive Officer.
The Compensation and Management Resources Committee does not determine the compensation of the Board of Directors. The compensation of directors is recommended by the Nominating and Corporate Governance Committee and is approved by the Board.
To provide independent advice, the Compensation and Management Resources Committee engaged Frederic W. Cook & Co. (FW Cook) as a consultant and has used the services of FW Cook since 2005. The Compensation and Management Resources Committee directly engaged FW Cook to provide independent, analytical and evaluative advice about AIG’s compensation programs for senior executives, including comparisons to industry peers and comparisons to “best practices” in general. FW Cook reports directly to the Chair of the Compensation and Management Resources Committee. A senior consultant of FW Cook regularly attends Committee meetings and provides information on compensation trends along with specific views on AIG’s compensation programs.
FW Cook has provided advice to the Nominating and Corporate Governance Committee on AIG director compensation and market practices with respect to director compensation. Other than services provided to the Compensation and Management Resources Committee and the Nominating and Corporate Governance Committee, neither FW Cook nor any of its affiliates provided any other services to AIG. For services related to board and executive officer compensation, FW Cook was paid $261,310 in 2017.

The Board has determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Compensation and Management Resources Committee are independent under NYSE listing standards and SEC rules.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee held 6 meetings in 2017. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are independent under NYSE listing standards. The primary responsibilities of the Nominating and Corporate Governance Committee are to identify individuals qualified to become Board members, consistent with criteria approved by the Board of Directors, and recommend these individuals to the Board of Directors for nomination, election or appointment as members of the Board and its Committees, to advise the Board on corporate governance matters and to oversee the evaluation of the Board and its Committees. The Nominating and Corporate Governance Committee also periodically reviews and makes recommendations to the Board regarding the form and amount of director compensation.
The AIG Corporate Governance Guidelines include characteristics that the Nominating and Corporate Governance Committee considers important for nominees for director and information for shareholders with respect to director nominations. The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders and will evaluate shareholder nominees on the same basis as all other nominees. Shareholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee by submitting names and supporting information to: Chair, Nominating and Corporate Governance Committee, c/o Vice President—Corporate Governance, American International Group, Inc., 175 Water Street, New York, New York 10038.
In addition, AIG’s By-laws permit a shareholder, or a group of up to 20 shareholders, owning three percent or more of AIG Common Stock continuously for at least three years to nominate and include in AIG’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20 percent of the Board of Directors, so long as the shareholder(s) and the nominee(s) satisfy the requirements specified in AIG’s By-laws(as further described above in “—Governance—Shareholder Engagement—Proxy Access”).
Regulatory, Compliance and Public Policy Committee
The Regulatory, Compliance and Public Policy Committee held 4 meetings in 2017. The Regulatory, Compliance and Public Policy Committee assists the Board in its oversight of AIG’s handling of legal, regulatory and compliance matters and reviews AIG’s position and policies that relate to current and emerging corporate social responsibility and political and public policy issues. The Regulatory, Compliance and Public Policy Committee’s duties and responsibilities include reviewing periodically with management AIG’s relations with regulators and governmental agencies, and any significant legal, compliance and regulatory matters that have arisen, and coordinating with the Audit Committee and other Committees of the Board on such matters to the extent appropriate; serving as the representative of the Board to AIG’s regulators; reviewing periodically management’s development of legal and regulatory compliance policies and procedures and implementation of AIG’s compliance program; and receiving reports from the Chief Internal Auditor regarding internal audit’s reviews of AIG’s legal, regulatory and compliance functions and periodically reviewing such reports with the Chief Internal Auditor. The Regulatory, Compliance and Public Policy Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aig.com.
The Board has determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Regulatory, Compliance and Public Policy Committee are independent under NYSE listing standards and SEC rules.
Risk and Capital Committee
The Risk and Capital Committee held 12 meetings in 2017. The Risk and Capital Committee reports to and assists the Board in overseeing and reviewing information regarding AIG’s ERM, including the significant policies, procedures, and practices employed to manage liquidity risk, credit risk, market risk, operational risk and insurance risk. The Risk and Capital Committee also assists the Board in its oversight responsibilities by reviewing and making recommendations to the Board with respect to AIG’s financial and investment policies, provides strategic guidance to management as to AIG’s capital structure and financing, the allocation of capital to its businesses, methods of financing its businesses and other related strategic initiatives. The Risk and Capital Committee also approves issuances, investments, dispositions and other transactions and matters as authorized by the Board. The Risk and Capital Committee also coordinates with the Audit Committee to help ensure the Board and each Committee has received the information it needs to carry out their responsibilities with respect to risk management. The Risk and Capital Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aig.com.
The Board has determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Risk and Capital Committee are independent under NYSE listing standards and SEC rules.
Technology Committee
The Technology Committee held 4 meetings in 2017. The Technology Committee assists the Board in its oversight of AIG’s information technology projects and initiatives by, among other things, reviewing the financial, tactical and strategic benefits of proposed significant information technology-related projects and initiatives, reviewing and making recommendations to the Board regarding significant information technology investments in support of AIG’s information technology strategy, and reviewing AIG’s risk management and risk assessment guidelines and policies regarding information technology security, including the quality and effectiveness of AIG’s information technology security and disaster recovery capabilities. The Technology Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aig.com.
The Board has determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Technology Committee are independent under NYSE listing standards and SEC rules.

COMPENSATION OF DIRECTORS
The following table describes the compensation structure for AIG’s non-management directors in 2017.
Compensation Structure for Non-Management Directors
Base Annual Retainer
Cash Retainer	$150,000
Deferred Stock Units (DSUs) Award	$130,000
Annual Independent Chairman Cash Retainer	$260,000
Annual Committee Chair Retainers
Audit Committee	$40,000
Risk and Capital Committee	$40,000
Compensation and Management Resources Committee	$30,000
Other Committees	$20,000
Non-management directors can elect to receive annual retainer amounts and Committee retainer amounts in the form of DSUs and are also eligible for the AIG Matching Grants Program on the same terms and conditions that apply to AIG employees. See “Committees” for information on current Committee memberships.
Each DSU provides that one share of AIG Common Stock will be delivered when a director ceases to be a member of the Board and includes dividend equivalent rights that entitle the director to a quarterly payment, in the form of DSUs, equal to the amount of any regular quarterly dividend that would have been paid by AIG if the shares of AIG Common Stock underlying the DSUs had been outstanding. DSUs are granted under the AIG 2013 Omnibus Incentive Plan (2013 Omnibus Incentive Plan).
In March 2018, the Nominating and Corporate Governance Committee completed its annual review of the AIG non-management director compensation program. The director compensation program was evaluated using the same peer group used for the executive compensation program. Based on that review, the Nominating and Corporate Governance Committee recommended to the Board, and the Board approved, effective as of the date of the Annual Meeting:
•
a decrease in the cash retainer component of the non-management director annual retainer amount from $150,000 to $125,000; and

•
an increase in the DSU component of the non-management director annual retainer amount from $130,000 to $170,000 to (i) replace the decrease in the cash component with equity, (ii) increase the ratio of equity to cash components and (iii) increase the total non-management director annual retainer amount to better align the director compensation program with the peer group.

Under director stock ownership guidelines, non-management directors should own a number of shares of AIG Common Stock (including deferred stock and DSUs) with a value equal to at least five times the annual retainer for non-management directors.
Neither Mr. Duperreault nor Mr. Peter Hancock, our former President and Chief Executive Officer, received any compensation for service as a director.
FW Cook provided advice to the Nominating and Corporate Governance Committee with respect to AIG director compensation and related market practices. Both the cash and equity components of non-management director compensation remain subject to the shareholder-approved limits established in the 2013 Omnibus Incentive Plan.

The following table contains information with respect to the compensation of the individuals who served as non-management directors of AIG for all or part of 2017.
2017 Non-Management Director Compensation
Non-Management Members of the Board in 2017	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
W. Don Cornwell	$180,000	$129,978	$10,000	$319,978
Peter R. Fisher	$150,000	$129,978	$0	$279,978
John H. Fitzpatrick	$190,000	$129,978	$0	$319,978
William G. Jurgensen	$190,000	$129,978	$0	$319,978
Christopher S. Lynch	$160,110	$129,978	$0	$290,088
Samuel J. Merksamer	$150,000	$129,978	$0	$279,978
George L. Miles, Jr.	$74,175	$0	$0	$74,175
Henry S. Miller	$150,000	$129,978	$10,000	$289,978
Robert S. Miller	$74,175	$0	$0	$74,175
Linda A. Mills	$150,000	$129,978	$10,000	$289,978
Suzanne Nora Johnson	$159,890	$129,978	$10,000	$299,868
John A. Paulson	$74,175	$0	$0	$74,175
Ronald A. Rittenmeyer	$170,000	$129,978	$0	$299,978
Douglas M. Steenland	$410,000	$129,978	$0	$539,978
Theresa M. Stone	$170,000	$129,978	$10,000	$309,978

(1)
This column represents annual retainer fees and Committee Chair retainer fees. For Mr. Lynch, the amount includes a prorated Committee Chair retainer fee for his service as Chair of the Nominating and Corporate Governance Committee, effective as of the date of the 2017 Annual Meeting. For Ms. Nora Johnson, the amount includes a prorated annual Committee Chair retainer fee for her service as Chair of the Nominating and Corporate Governance Committee until the date of the 2017 Annual Meeting. For Messrs. Miles, Robert S. Miller and Paulson, the amounts include prorated annual retainer fees for their service as directors until the date of the 2017 Annual Meeting. For Mr. Miles, the amount does not include (i) $856,774, which represents the value of shares of AIG Common Stock delivered when he ceased to be a member of the Board as of the 2017 Annual Meeting in accordance with the terms of DSUs previously granted and reported, (ii) $21,630, which represents a cash payment with respect to the final dividend equivalents on his DSUs payable prior to delivery of the underlying shares and warrant equivalents granted to him related to DSUs issued prior to the dividend of warrants by AIG to its shareholders on January 13, 2011 and (iii) $5,626, which represents the delivery of previously granted and reported deferred AIG Common Stock, the deferral of which ended when he ceased to be a member of the Board. For Mr. Robert S. Miller, the amount does not include (i) $840,206, which represents the value of shares of AIG Common Stock delivered when he ceased to be a member of the Board as of the 2017 Annual Meeting in accordance with the terms of DSUs previously granted and reported and (ii) $18,484, which represents a cash payment with respect to the final dividend equivalents on his DSUs payable prior to delivery of the underlying shares and warrant equivalents granted to him related to DSUs granted prior to the warrant distribution. For Mr. Paulson, the amount does not include (i) $323,299, which represents the value of shares of AIG Common Stock delivered when he ceased to be a member of the Board as of the 2017 Annual Meeting in accordance with the terms of DSUs previously granted and reported and (ii) $1,467, which represents a cash payment with respect to the final dividend equivalents on his DSUs payable prior to delivery of the underlying shares.

(2)
This column represents the grant date fair value of DSUs granted in 2017 to directors, based on the closing sale price of AIG Common Stock on the date of grant.

(3)
This column represents charitable contributions by AIG under AIG’s Matching Grants Program.

The following table sets forth information with respect to the stock awards outstanding at December 31, 2017 for the non-management directors of AIG. None of the non-management directors hold option awards.
Outstanding Stock Awards at December 31, 2017
Non-Management Members of the Board in 2017	Deferred Stock Units(1)
W. Don Cornwell	15,472
Peter R. Fisher	8,750
John H. Fitzpatrick	14,332
William G. Jurgensen	10,850
Christopher S. Lynch	15,621
Samuel J. Merksamer	4,441
George L. Miles, Jr.	0
Henry S. Miller	15,621
Robert S. Miller	0
Linda A. Mills	6,197
Suzanne Nora Johnson	18,908
John A. Paulson	0
Ronald A. Rittenmeyer	15,621
Douglas M. Steenland	15,621
Theresa M. Stone	24,148

(1)
DSUs shown include DSUs awarded in 2017 and prior years, director’s fees deferred into DSUs and DSUs awarded as dividend equivalents. Receipt of shares of AIG Common Stock underlying DSUs is deferred until the director ceases to be a member of the Board. DSUs granted prior to April 2010 were granted under the Amended and Restated AIG 2007 Stock Incentive Plan (2007 Stock Incentive Plan). DSUs granted after April 2010 and prior to May 15, 2013 were granted under the AIG 2010 Stock Incentive Plan (2010 Stock Incentive Plan) and DSUs granted commencing on or after May 15, 2013 were granted under the 2013 Omnibus Incentive Plan.

COMPENSATION AND MANAGEMENT RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During his or her service on the Compensation and Management Resources Committee, no member served as an officer or employee of AIG at any time or had any relationship with AIG requiring disclosure as a related-party transaction under SEC rules. During 2017, none of AIG’s executive officers served as a director of another entity, one of whose executive officers served on the Compensation and Management Resources Committee; and none of AIG’s executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as a member of the Board of Directors of AIG.

OWNERSHIP OF CERTAIN SECURITIES
The following table contains information regarding the only persons who, to the knowledge of AIG, beneficially own more than five percent of AIG Common Stock at January 31, 2018.
	Shares of Common Stock Beneficially Owned
Name and Address	Number	Percent
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	64,406,363(1)	7.1%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	57,556,990(2)	6.4%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	61,323,039(3)	6.8%

(1)
Based on a Schedule 13G/A filed on February 8, 2018 by BlackRock, Inc. reporting beneficial ownership as of December 31, 2017. Item 4 to this Schedule 13G/A provides details as to the voting and investment power of BlackRock, Inc. as well as the right to acquire AIG Common Stock within 60 days. All information provided in “Ownership of Certain Securities” with respect to this entity is provided based solely on information set forth in the Schedule 13G/A. This information may not be accurate or complete and AIG takes no responsibility therefor and makes no representation as to its accuracy or completeness as of the date hereof or any subsequent date.

(2)
Based on a Schedule 13G/A filed on February 14, 2018 by Capital Research Global Investors reporting beneficial ownership as of December 31, 2017. Item 4 to this Schedule 13G/A provides details as to the voting and investment power of Capital Research Global Investors as well as the right to acquire AIG Common Stock within 60 days. All information provided in “Ownership of Certain Securities” with respect to this entity is provided based solely on information set forth in the Schedule 13G/A. This information may not be accurate or complete and AIG takes no responsibility therefor and makes no representation as to its accuracy or completeness as of the date hereof or any subsequent date.

(3)
Based on a Schedule 13G/A filed on February 12, 2018 by The Vanguard Group reporting beneficial ownership as of December 31, 2017. Item 4 to this Schedule 13G/A provides details as to the voting and investment power of The Vanguard Group as well as the right to acquire AIG Common Stock within 60 days. All information provided in “Ownership of Certain Securities” with respect to this entity is provided based solely on information set forth in the Schedule 13G/A. This information may not be accurate or complete and AIG takes no responsibility therefor and makes no representation as to its accuracy or completeness as of the date hereof or any subsequent date.

The following table summarizes the ownership of AIG Common Stock by the current directors, by the current and former executive officers named in the 2017 Summary Compensation Table in “Executive Compensation—2017 Compensation” and by the current directors and current executive officers as a group.
	AIG Common Stock Owned Beneficially as of January 31, 2018
	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class
W. Don Cornwell	18,054	(3)
Douglas A. Dachille	3,740	(3)
Brian Duperreault	80,000	0.01%
Peter R. Fisher	17,797	(3)
John H. Fitzpatrick	14,408	(3)
Peter D. Hancock	131,457	0.01%
Kevin T. Hogan	77,676	0.01%
William G. Jurgensen	25,908	(3)
Christopher S. Lynch	18,874	(3)
Samuel J. Merksamer	4,464	(3)
Henry S. Miller	15,704	(3)
Linda A. Mills	6,230	(3)
Suzanne Nora Johnson	19,008	(3)
Ronald A. Rittenmeyer	15,704	(3)
Siddhartha Sankaran	88,683	0.01%
Robert S. Schimek	165,427(4)	0.02%
Peter Y. Solmssen	41,306	(3)
Douglas M. Steenland	15,704	(3)
Theresa M. Stone	24,991	(3)
Peter Zaffino	0	(3)
All current Directors and current Executive Officers of AIG as a group (24 individuals)	487,669	0.05%

(1)
Amount of equity securities shown includes (i) shares receivable upon the exercise of warrants which may be exercised within 60 days as follows: Hancock—17,831 shares, Hogan—135 shares, Schimek—9,713 shares and all current directors and current executive officers of AIG as a group—272 shares; (ii) net shares received in February 2018 upon settlement of one-third of the 2015 long-term incentive awards that vested in January 2018: Dachille—3,740 shares, Hancock—6,788 shares, Hogan—3,056 shares, Sankaran—1,385 shares, Schimek—1,821 shares and all current executive officers of AIG as a group—12,556 shares; and (iii) DSUs granted to each non-management director with delivery of the underlying AIG Common Stock deferred until such director ceases to be a member of the Board as follows: Cornwell—15,554 shares, Fisher—8,797 shares, Fitzpatrick—14,408 shares, Jurgensen—10,908 shares, Lynch—15,704 shares, Merksamer—4,464 shares, H. Miller—15,704 shares, Mills—6,230 shares, Nora Johnson—19,008 shares, Rittenmeyer—15,704 shares, Steenland—15,704 shares, and Stone—24,991 shares.

(2)
Amount of equity securities shown excludes the following securities owned by or held in trust for members of the named individual’s immediate family as to which securities such individual has disclaimed beneficial ownership: Hancock—32 shares and Fitzpatrick—100 shares.

(3)
Less than .01 percent.

(4)
Mr. Schimek, a former executive officer, has pledged 70,000 shares, which he pledged prior to the prohibition beginning in 2018. No current executive officer or director has pledged any shares of AIG Common Stock. For information on AIG’s pledging policy, please see “Executive Compensation—Compensation Discussion and Analysis—Other Considerations”.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 (Exchange Act) requires directors, certain officers, and greater than ten percent holders of AIG Common Stock to file reports with respect to their ownership of AIG equity securities. Based solely on the review of the Forms 3, 4 and 5 and amendments thereto furnished to AIG and certain representations made to AIG, AIG believes that the only filing deficiencies under Section 16(a) by its directors, officers and greater than ten percent holders during 2017 were (i) an amendment to the original Form 3 filed by Kevin T. Hogan in 2013 (the amendment corrected the number of warrants held indirectly by Mr. Hogan at the time he became an officer) and (ii) a late report by Donnalee A. DeMaio reporting a grant of restricted stock units. In addition, AIG was unable to confirm that Mr. Paulson did not fail to file a Form 5 for 2017, because Mr. Paulson did not provide us with the SEC-required written representation.
RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
Employment of a Family Member
The spouse of Alessandrea C. Quane, AIG’s Executive Vice President and Chief Risk Officer, is a non-executive officer employee of AIG. Ms. Quane has been an employee of AIG since 1996 and an executive officer since February 2016. Mr. Quane has been an employee of AIG since 1996. His 2017 base salary and short-term incentive award was approximately $522,000 in the aggregate, and his 2017 target long-term incentive award was approximately $400,000. He also received benefits generally available to all employees. The compensation for this employee was determined in accordance with our standard employment and compensation practices applicable to employees with similar responsibilities and positions.
Transactions with Hamilton Insurance Group, Two Sigma Insurance Quantified and Attune Holdings
On May 14, 2017, AIG entered into a waiver agreement with Hamilton (the Hamilton Waiver Agreement) pursuant to which AIG paid Hamilton $20 million in exchange for Hamilton’s release of Mr. Duperreault from restrictive covenants that would prevent or restrict Mr. Duperreault from being employed by AIG or serving on the Board. Pursuant to the Hamilton Waiver Agreement, AIG will make an additional payment of  $20 million contingent upon the completion of Mr. Duperreault’s second year as Chief Executive Officer of AIG, which would continue to be payable in the event Mr. Duperreault is no longer employed as AIG’s Chief Executive Officer at such time due to his death or disability. In addition, Hamilton has advised AIG that, in connection with Mr. Duperreault’s appointment as AIG’s President and Chief Executive Officer effective May 14, 2017, Hamilton has cancelled or agreed to repurchase all of Mr. Duperreault’s equity and equity-related interests in Hamilton and its affiliates. As noted above, Mr. Duperreault was a founding member of Hamilton, served as Chief Executive Officer of Hamilton from 2013 to 2017 and as Chairman from 2016 to 2017 and, as of May 12, 2017, held shares and warrants representing approximately 1.6 percent of Hamilton’s outstanding common stock. In addition, Attune Holdings, LLC (Attune) and certain affiliates of Hamilton and Two Sigma Insurance Quantified, LP (Two Sigma) entered into a waiver and agreement waiving their respective rights to enforce certain employee non-solicitation restrictions relating to Attune, a joint venture in which affiliates of AIG, Hamilton and Two Sigma are equal parties. Attune was formed in September 2016 by affiliates of AIG, Hamilton and Two Sigma as a technology-enabled platform to serve the U.S. small to medium sized enterprise commercial insurance market. To date, affiliates of AIG have made four separate $5 million capital contributions to Attune totaling $20 million. In addition to having had an indirect ownership interest in Attune by virtue of his prior equity interests in Hamilton, Mr. Duperreault has served as Chairman of Attune since its formation in September 2016.
Also on May 14, 2017, AIG entered into a memorandum of understanding (the MOU) with Hamilton and Two Sigma. Under the terms of the MOU, AIG agreed in principle to acquire all of the outstanding shares of Hamilton U.S. Holdings, Inc. (HUSA), a wholly owned subsidiary of Hamilton. Following the execution of definitive agreements and the receipt of regulatory approvals, AIG acquired HUSA, now operating as Blackboard U.S. Holdings, Inc. (Blackboard), and HUSA’s subsidiaries on October 2, 2017 for a purchase price of approximately $127 million. The MOU also provides that AIG will in good faith offer Hamilton the opportunity to participate in a significant volume of new ceded reinsurance for six years. Hamilton has elected to participate in AIG’s reinsurance panel for certain ceded reinsurance. All pricing and other terms and conditions offered to Hamilton are on arms’-length, market terms, and Hamilton’s involvement in AIG’s reinsurance panel is subject to the requirements of AIG’s risk management framework. Ms. Macia, an executive officer of AIG and the Chief Executive Officer of Blackboard, was the former Chief Executive Officer of HUSA (prior to the name change) and, as of March 15, 2018, did not hold any shares of Hamilton’s common stock.

The MOU also called for AIG and Two Sigma to negotiate in good faith the terms of a development contract pursuant to which Two Sigma and AIG will develop a next generation insurance platform for AIG’s use. Pursuant to the terms of the MOU, AIG delivered a non-refundable, good faith initial installment to Two Sigma of $37.5 million, which amount will be used towards the development of the platform while the relationship is being finalized and will be applied towards the eventual compensation to be paid to Two Sigma under any definitive development contract ultimately agreed to. The ultimate cost for the development of the platform is currently estimated to be approximately $250 million over a five-year period. To date, the parties have executed a term sheet outlining the broad terms of the development effort and are negotiating the terms of the definitive development contract.
On May 14, 2017, affiliates of AIG, Hamilton and Two Sigma agreed to expand the scope of Attune’s target market for small to medium enterprise businesses to include companies with annual revenues of up to $35 million.
Related-Party Transactions Approval Policy
The Board of AIG has adopted a related-party transaction approval policy. Under this written policy, any transaction that involves more than $120,000 and would be required to be disclosed in AIG’s Proxy Statement, between AIG or any of its subsidiaries and any director or executive officer, or their related persons, must be approved by the Nominating and Corporate Governance Committee (or, in certain circumstances where it is impractical or undesirable to seek the approval of the full Committee, by its Chair, acting on behalf of the full Committee). In determining to approve a related-party transaction, the Nominating and Corporate Governance Committee or its Chair, as applicable, considers:
•
Whether the terms of the transaction are fair to AIG and on terms at least as favorable as would apply if the other party was not or did not have an affiliation with a director, executive officer or employee of AIG;

•
Whether there are demonstrable business reasons for AIG to enter into the transaction;

•
Whether the transaction would impair the independence of a director; and

•
Whether the transaction would present an improper conflict of interest for any director, executive officer or employee of AIG, taking into account the size of the transaction, the overall financial position of the director, executive officer or employee, the direct or indirect nature of the interest of the director, executive officer or employee in the transaction, the ongoing nature of any proposed relationship and any other factors the Nominating and Corporate Governance Committee or its Chair, as applicable, deems relevant.

AIG has not identified any transaction since the beginning of 2017 with respect to which the requirements of the related-party transaction approval policy were not followed. Mr. Paulson did not provide us with the information we requested to allow us to confirm compliance for Mr. Paulson and his related parties.

OUR EXECUTIVE OFFICERS
Information concerning the executive officers of AIG as of the date hereof is set forth below.
Name	Title	Age	Served as Officer Since
Brian Duperreault	President and Chief Executive Officer	70	2017
Douglas A. Dachille	Executive Vice President and Chief Investment Officer	53	2015
Lucy Fato	Executive Vice President and General Counsel	51	2017
Martha Gallo	Executive Vice President and Chief Information Officer	60	2015
Kevin T. Hogan	Executive Vice President—Life & Retirement	55	2013
Thomas B. Leonardi	Executive Vice President—Government Affairs, Public Policy and Communications	64	2017
Claudine M. Macartney	Executive Vice President and Chief Human Resources Officer	49	2017
Seraina Macia	Executive Vice President	49	2017
Naohiro Mouri	Executive Vice President and Chief Auditor	59	2018
Alessandrea C. Quane	Executive Vice President and Chief Risk Officer	48	2016
Siddhartha Sankaran	Executive Vice President and Chief Financial Officer	40	2010
Peter Zaffino	Executive Vice President—General Insurance and Global Chief Operating Officer	51	2017
All of AIG’s executive officers are elected to one-year terms, but serve at the pleasure of the Board of Directors. Each of Mss. Macartney and Quane and Mr. Sankaran has, for more than five years, occupied a senior management position with AIG or one or more of its subsidiaries. There are no arrangements or understandings between any executive officer and any other person pursuant to which the executive officer was elected to such position.
For information on Mr. Duperreault’s experience, please see “Proposal 1—Election of Directors.”
Douglas A. Dachille joined AIG in September 2015 as Executive Vice President and Chief Investment Officer. Before joining AIG, from September 2003, Mr. Dachille served as Chief Executive Officer of First Principles Capital Management, LLC (First Principles), an investment management firm acquired by AIG as a wholly-owned subsidiary. Prior to co-founding First Principles, from May 2002, he was President and Chief Operating Officer of Zurich Capital Markets, an integrated alternative investment asset management and structured product subsidiary of Zurich Financial Services. He began his career at JPMorgan Chase, where he served as Global Head of Proprietary Trading and co-Treasurer.
Lucy Fato joined AIG in October 2017 as Executive Vice President and General Counsel. Prior to joining AIG, she was Managing Director, Head of the Americas & General Counsel of Nardello & Co. LLC. Previously, she worked at S&P Global (formerly known as McGraw Hill Financial) where she served as Executive Vice President & General Counsel from August 2014 to October 2015, and as a Consultant from October 2015 to October 2016. Prior to that, Ms. Fato was Vice President, Deputy General Counsel & Corporate Secretary at Marsh & McLennan Companies from September 2005 to July 2014. Ms. Fato began her legal career at Davis Polk & Wardwell LLP where she was a partner in the Capital Markets Group.
Martha Gallo is Executive Vice President and Chief Information Officer. She joined AIG in May 2015 as Executive Vice President and Chief Auditor. Prior to joining AIG, Ms. Gallo served in a variety of roles at JPMorgan Chase since 1981, most recently as Head of Compliance and Regulatory Management from October 2011 to January 2013, and, previously, as General Auditor from April 2005.
Kevin T. Hogan is Executive Vice President—Life & Retirement and joined AIG as Chief Executive Officer of AIG Global Consumer Insurance in October 2013. Mr. Hogan joined Zurich Insurance Group in December 2008, serving as Chief Executive Officer of Global Life Americas until June 2010 and as Chief Executive Officer of Global Life from July 2010 to August 2013. From 1984 to 2008, Mr. Hogan held various positions with AIG, including Chief Operating Officer of American International Underwriters, AIG’s Senior Life Division Executive for China and Taiwan and Chief Distribution Officer, Foreign Life and Retirement Services.
Thomas B. Leonardi joined AIG as Executive Vice President—Government Affairs, Public Policy and Communications in November 2017. From January 2015 to October 2017, he was a Senior Advisor to Evercore’s

Investment Advisory business. Previously, from February 2011 to December 2014, Mr. Leonardi was Commissioner of the Connecticut Insurance Department and, for 22 years prior to his appointment as Commissioner, he was Chairman and Chief Executive Officer of Northington Partners Inc., a Connecticut-based venture capital and investment banking boutique.
Seraina Macia joined AIG as Executive Vice President in July 2017 to lead Blackboard, our technology-driven subsidiary. She joined AIG from Hamilton Insurance Group, Ltd., where she served as Chief Executive Officer of Hamilton USA since October 2016. She was previously at AIG as Executive Vice President and Chief Executive Officer of Regional Management & Operations from December 2015 to February 2016 and Senior Vice President and Chief Executive Officer of the EMEA Region from November 2013 to December 2015. Prior to AIG, from September 2010, she served as Chief Executive of North American Property & Casualty at the XL Group. Prior to joining XL Group, Ms. Macia served in various roles at Zurich Insurance Group, including as President and Chief Financial Officer of Zurich North America’s Commercial Specialties business unit and as head of Investor Relations and Rating Agencies for Zurich Financial Services. Previously, Ms. Macia was a founding partner and financial analyst for NZB Neue Zuercher Bank, and she held various management positions in underwriting and finance at Swiss Reinsurance in Switzerland and Australia. Ms. Macia became a member of the Board of Directors and a member of the Audit Committee of Credit Suisse Group AG and Credit Suisse AG in April 2015.
Naohiro Mouri is Executive Vice President and Chief Auditor. He joined AIG in July 2015 as Senior Managing Director of Asia Pacific Internal Audit. Previously, from November 2013 to July 2015, he was a Statutory Executive Officer, Senior Vice President and Chief Auditor for MetLife Japan and, from July 2007 to November 2013, he was Chief Auditor at JP Morgan Chase for Asia Pacific. He has also held chief auditor positions at Shinsei Bank, Morgan Stanley Japan and Deutsche Bank Japan.
Peter Zaffino is Executive Vice President—General Insurance and Global Chief Operating Officer. Prior to joining AIG in July 2017, he served in various roles at Marsh & McLennan Companies, where he was Chairman of the Risk and Insurance Services Segment since May 2015 and Chief Executive Officer of Marsh since 2011. Previously at Marsh & McLennan Companies, Mr. Zaffino was President and Chief Executive Officer of Guy Carpenter, a position he assumed in early 2008. He was also an Executive Vice President of Guy Carpenter and held a number of senior positions, including Head of Guy Carpenter’s U.S. Treaty Operations and Head of the firm’s Global Specialty Practices. Mr. Zaffino has over 25 years of experience in the insurance and reinsurance industry. Prior to joining Guy Carpenter in 2001, he held several senior positions, most recently serving in an executive role with a GE Capital portfolio company.

EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION AND MANAGEMENT RESOURCES COMMITTEE
Overview
The Compensation and Management Resources Committee determines and approves the compensation awarded to AIG’s Chief Executive Officer (subject to ratification or approval by the Board) and approves the compensation awarded to the other senior executives under its purview, oversees AIG’s compensation and benefits programs for other employees and makes recommendations to the Board with respect to these programs where appropriate. The Compensation and Management Resources Committee also oversees AIG’s management development and succession planning programs and produces this Report on annual compensation. In carrying out these responsibilities, our objective is to maintain responsible compensation practices that attract, develop and retain high-performing senior executives and other key employees while avoiding incentives that encourage employees to take unnecessary or excessive risks that could threaten the value of AIG.
Our executive compensation program includes the following features:
•
Balanced mix of base, short-term and long-term pay. Annual target long-term incentive opportunity comprises the largest component of an executive’s annual target total direct compensation under our pay structure, which also includes a market-competitive base salary and annual target short-term incentive opportunity. We believe this structure provides an appropriate balance of fixed and variable compensation, drives achievement of AIG’s short- and long-term objectives and business strategies and aligns the economic interests of our executives with the long-term interests of AIG and our shareholders.

•
Defined earn-out ranges for incentive awards. Executive incentive awards are subject to a defined earn-out framework. For our Executive Leadership Team, 2017 short-term incentive awards can range from 0 to 200 percent of target and performance share units (PSUs) granted under 2017 long-term incentive awards can range from 0 to 200 percent of target, in each case, taking into account performance against pre-established goals for Company performance and, for short-term incentives, evaluations of individual performance.

•
Long-term incentives reward performance and manage risk. For our Executive Leadership Team, 2017 long-term incentive awards are 70 percent in the form of PSUs and 30 percent in the form of restricted stock units (RSUs), with both types of units vesting at the end of a three-year period. PSUs are earned based on achieving total shareholder return (TSR) over the performance period measured relative to AIG’s peers (which is targeted at median). The TSR metric is balanced by using relative option adjusted spreads (OAS) as a gating metric to manage risk, such that, if our relative OAS percentile is below the 20th percentile of the peer group, the payout level resulting from the relative TSR score is reduced by half. RSUs, which were introduced in 2017 and help further balance risk in our long-term incentive program, are earned based on continued employment through the three-year period.

•
Share ownership guidelines and holding requirements. Executive officers must retain 50 percent of the after-tax shares they receive as compensation until they achieve a specified ownership level of AIG Common Stock, further fostering an ownership culture focused on long-term performance.

•
Robust Recovery Policy. At least 75 percent of each executive’s annual target total direct compensation is subject to our clawback policy, which applies while awards are outstanding and to covered incentive compensation paid in the year preceding the triggering event.

Risk and Compensation Plans
AIG remains committed to continually evaluating and enhancing our risk management control environment, risk management processes and enterprise risk management functions, including through enhancements to its risk governance framework. AIG’s compensation practices are essential parts of the company’s approach to risk management, and the Committee regularly monitors AIG’s compensation programs to ensure they align with sound risk management principles. Since 2009, the Committee’s charter has expressly included the Committee’s duty to meet periodically to discuss and review, in consultation with the Chief Risk Officer, the relationship between AIG’s risk management policies and practices and the incentive compensation arrangements applicable to senior executives.

In July 2017, the Committee conducted its annual review with AIG’s Chief Risk Officer of AIG’s compensation plans to ensure that they appropriately balance risk and reward. As recommended by AIG’s Chief Risk Officer, the Committee continued to focus its review on incentive-based compensation plans, which totaled 102 active plans with approximately 66,000 participants as of June 2017. (Some employees are eligible to participate in more than one plan.)
AIG’s Enterprise Risk Management (ERM) conducted its annual risk assessment to evaluate AIG’s active incentive plans. Since 2014, AIG risk officers have assigned a risk rating of low, medium or high to each active incentive plan. In assigning the risk rating, AIG risk officers considered, among other things, whether the plan features include capped payouts or deferrals and/or clawbacks, whether the plan design or administration leads to outsized risk taking, and whether payments are based on pre-established performance goals including risk-adjusted metrics. For the 2017 annual risk review, ERM reviewed all plans previously rated medium risk and a sample of plans previously rated low risk (there were no plans previously rated high risk). Also as part of its 2017 risk review, ERM reviewed 2016 incentive payouts to identify any significant variability in payouts that may be indicative of plan features that encourage excessive risk-taking or fraudulent behavior. As of July 2017, no plans were categorized as high risk. As part of this risk review, and as discussed with the Committee, ERM concluded that AIG’s compensation policies and practices do not encourage unnecessary or excessive risk-taking and have the appropriate safeguards in place to discourage fraudulent behavior.
Compensation Discussion and Analysis
The Compensation Discussion and Analysis that follows discusses the principles the Committee has been using to guide its compensation decisions for senior executives. The Committee has reviewed and discussed the Compensation Discussion and Analysis with management. FW Cook has also reviewed and discussed the Compensation Discussion and Analysis on behalf of the Committee with management and outside counsel. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in AIG’s Annual Report on Form 10-K for the year ended December 31, 2017 (2017 Annual Report on Form 10-K).
Compensation and Management Resources Committee
American International Group, Inc.
W. Don Cornwell, Chair
Linda A. Mills
Suzanne Nora Johnson
Ronald A. Rittenmeyer

COMPENSATION DISCUSSION AND ANALYSIS
In 2017, AIG undertook significant changes to our leadership, operational structure and strategic vision. During this time of transition at AIG and in our Executive Leadership Team, the Committee considered the challenge of promoting stability and sustainable, profitable growth as it made a number of significant decisions with respect to our executive compensation program, as we describe in this Compensation Discussion and Analysis.
Leadership and Strategic Change in 2017
In May 2017, the Board appointed Brian Duperreault as President and Chief Executive Officer and a director, replacing Peter D. Hancock.
Following his appointment, Mr. Duperreault announced changes to our strategy to position AIG for sustainable, profitable growth; implemented changes to our operating structure designed to maximize the strengths of our global platform and provide our businesses with the greatest competitive advantage; and prioritized reshaping our leadership team to drive our transformation. In addition, in January 2018, we announced an agreement to acquire Validus Holdings, Ltd. (Validus), a transaction that represents a significant step forward in our strategy for profitable growth as it brings new business and capabilities to AIG, expands the bench of management and deepens underwriting talent.
The following are key actions taken by our Board and accomplishments across AIG in 2017:
2017 Changes and Accomplishments Across AIG
• Brian Duperreault appointed AIG President, CEO and a director in May 2017	• New enterprise-wide organizational structure announced in September 2017 to increase responsiveness and accountability
• Following Mr. Duperreault’s appointment, five additional new members of our Executive Leadership Team appointed in 2017	• As part of new organizational structure, creation of General Insurance and Life and Retirement segments, and introduction of Blackboard, our technology-driven subsidiary
• Actions to diversify our business and pursue profitable growth reflected in our agreement in January 2018 to acquire Validus	• AIG’s regulatory designation as a nonbank systemically important financial institution was rescinded
• Significant reduction in general operating expenses, adjusted basis* (over $2.3 billion since end of 2015)	• Return of approximately $20.6 billion of capital to shareholders since end of 2015 through dividends and share and warrant repurchases
• AIG pre-tax income of $1.5 billion and adjusted pre-tax income* of over $3.0 billion in 2017 despite record catastrophe losses	• Solid performance in our Life and Retirement segment with assets under management at historical highs
• Increased investments in enhancing underwriting tools and strengthened reserves in General Insurance	• Actions to form DSA Reinsurance Company, Ltd. (DSA Re), which will serve as AIG’s main run-off reinsurer, allowing AIG to consolidate its legacy books and leverage operational efficiencies
  *
General operating expenses, adjusted basis, and Adjusted pre-tax income are non-GAAP financial measures. See pages 38-39 and 64-65 of AIG’s 2017 Annual Report on Form 10-K for how these measures are calculated.

The following are new Executive Leadership Team members appointed in 2017 following Mr. Duperreault’s appointment:
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Lucy Fato, who was hired as our new General Counsel;

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Thomas B. Leonardi, who was hired to lead a newly formed Government Affairs, Public Policy and Communications department;

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Claudine M. Macartney, our Chief Human Resources Officer, who was elevated to the Executive Leadership Team;

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Seraina Macia, who was hired to lead Blackboard, our new technology-driven subsidiary; and

•
Peter Zaffino, who was hired to lead our recently reorganized General Insurance business and serve as our Global Chief Operating Officer.

The transition also included a number of key departures as Mr. Duperreault assembled his leadership team, including Jeffrey J. Hurd, our former Chief Operating Officer; Robert S. Schimek, who led our prior Commercial Insurance business; and Peter Y. Solmssen, our former General Counsel.
Compensation Decisions to Support our Transformation
Chief Executive Officer Compensation Structure
In connection with Mr. Duperreault’s appointment, the Committee established his 2017 annual compensation as described further below, consistent with AIG’s pre-established program for the other members of our Executive Leadership Team and competitive market practice. In addition, Mr. Duperreault was granted a one-time award of stock options to purchase 1,500,000 shares of AIG Common Stock to align his interests directly and transparently with those of our shareholders. The exercise price of these options was $61.82, the closing price of common stock on the day Mr. Duperreault’s appointment was announced. These options will only have value to the extent our stock price increases from that level, and all of them have a limited seven-year term, which is shorter than the market standard and provides a concentrated window for share price improvement. In addition, two-thirds of the options have heightened performance requirements, vesting only if AIG’s stock price increases by at least $10, $20 or $30 (for 300,000, 300,000 and 400,000 options, respectively) over the closing price of our common stock before Mr. Duperreault joined AIG. The Committee believes this award properly motivates Mr. Duperreault to create sustainable, profitable growth for AIG, aligning his interests with those of our shareholders. In addition, following his appointment, Mr. Duperreault purchased approximately $5 million of AIG Common Stock in the open market using his own funds. Other than his one-time alignment award and a make-whole cash payment for equity awards Mr. Duperreault forfeited to join AIG, Mr. Duperreault does not have any special employment arrangements with us. The specifics of Mr. Duperreault’s arrangements are provided under “—Leadership and Strategic Change—President and Chief Executive Officer.”
Arrangements for our Former Chief Executive Officer
In March 2017, AIG announced Mr. Hancock’s intention to resign, and following the announcement, AIG began a comprehensive search for a successor and entered into an agreement with Mr. Hancock providing for his service throughout 2017 until a successor was named. The agreement provided that Mr. Hancock would participate in our 2017 annual compensation structure for our Executive Leadership Team (including proration of short-term incentive for full months served) and that his severance rights would be fixed as of his resignation announcement. As additional consideration for his agreement to serve until a successor was named, the Committee provided for a $5 million transition payment subject to his provision of a valid release and his service through the transition to our new President and Chief Executive Officer, the duration of which was unknown at the time, providing stability in an uncertain period for AIG. Mr. Hancock did not receive any additional economic benefits, other than those to which he was already entitled under our 2012 Executive Severance Plan. These arrangements for Mr. Hancock were described in our 2017 Proxy Statement, together with the Committee’s decision that Mr. Hancock did not earn a short-term incentive award for 2016. The specifics of Mr. Hancock’s arrangements are provided under “—Named Executive Officers who Separated in 2017.”
Other Measures to Support Leadership Transition
To promote stability during the search for, and transition to, a new Chief Executive Officer, the Committee determined to make one-time grants of restricted stock units in March 2017 to members of our Executive Leadership Team at that time. The awards cliff-vest on the second anniversary of the grant date subject to continued employment (or the participant’s earlier termination without cause) and are not eligible for qualifying resignation or retirement treatment. The awards were aimed to retain leaders in critical positions to facilitate a successful transition and foster the implementation and execution of any change in strategic vision for AIG following appointment of new leadership. The awards were entirely in the form of stock units to align with AIG performance and have no interim delivery before the two-year term, which the Committee believes is an appropriate timeframe by which any period of transition will have occurred. In the interests of transparency, these awards were publicly announced at the time of grant and described in our 2017 Proxy Statement. These awards are described below under “—Leadership and Strategic Change—Transition RSU Awards.”

2017 Annual Compensation Structure
Guided by our compensation philosophy, our 2017 annual compensation program focuses on providing a balance of fixed and variable pay, driving achievement of AIG’s short- and long-term business objectives and strategies and aligning the economic interests of our executives with the long-term interests of AIG and our shareholders:
•	Balanced Structure: Annual total direct compensation for our Executive Leadership Team consists of market-competitive base salary, approximately 20 to 35 percent annual target short-term incentive opportunity and at least 40 percent annual target long-term incentive opportunity.
•	Emphasis on Long-Term Incentives: At least 75 percent of each Executive Leadership Team member’s annual target total direct compensation is “at risk” and the majority of incentive pay opportunity is provided in equity, in the form of PSUs and RSUs, vesting after a three-year period.
•	Direct Link to AIG Performance: 70 percent of long-term incentives for our Executive Leadership Team are in the form of PSUs that are earned over a three-year period based on achieving total shareholder return (TSR) measured relative to AIG’s peers, and balanced by using option adjusted spread (OAS) relative to peers.
•	Robust Recovery Policy: At least 75 percent of each Executive Leadership Team member’s annual target total direct compensation is subject to our clawback policy, which applies while awards are outstanding and to covered compensation paid in the year preceding the triggering event.
Compensation Philosophy
We structure our compensation program and make enterprise-wide compensation decisions consistent with our compensation philosophy. Our compensation philosophy centers around the following objectives:
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Attracting and retaining the strongest employees and leaders for AIG’s various business needs by providing market-competitive compensation opportunities.

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Creating a culture of pay for performance by providing total direct compensation opportunities that reward employees for individual, business unit and company-wide performance.

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Providing a market-competitive, performance-driven compensation structure through a four-part program that takes into account base salary, annual incentives, long-term incentives and benefits and perquisites.

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Motivating all AIG employees to deliver sustainable, profitable growth balanced with risk to drive long-term value creation for shareholders.

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Aligning the long-term economic interests of key employees with those of shareholders by ensuring that a meaningful component of each key employee’s compensation is provided in equity.

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Avoiding incentives that encourage employees to take unnecessary or excessive risks that could threaten the value of AIG by appropriately balancing risk and reward as well as rewarding both annual and long-term performance.

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Maintaining strong corporate governance practices by meeting evolving standards of compensation governance and complying with regulations applicable to employee compensation.

Consistent with this philosophy, our short-term and long-term incentive programs are designed to provide appropriate upside opportunity and downside risk and reinforce alignment with shareholder interests. The Committee evaluates and adjusts the programs annually based on strategic priorities, stakeholder feedback and market considerations.
Compensation Best Practices

What we do:	What we don’t do:

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Pay for performance

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Comprehensive clawback policy

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Share ownership guidelines and holding requirements

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All employees and directors prohibited from hedging AIG securities

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Executive officers and directors prohibited from pledging AIG securities

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Double-trigger change-in-control benefits

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Annual risk assessment of compensation plans

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Independent compensation consultant

×
No golden parachute tax gross-ups

×
No excessive pension payments, perquisites or other benefits

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No equity grants below 100% of fair market value

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No dividends or dividend equivalents paid on unvested long-term incentive awards

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No repricing of underwater stock options or stock appreciation rights

2017 Compensation Structure—Annual Direct Compensation Components
The 2017 compensation structure for our Executive Leadership Team consists of market-competitive base salary, approximately 20 to 35 percent annual target short-term incentive opportunity and at least 40 percent annual target long-term incentive opportunity. An executive’s total annual direct compensation target is determined based on his or her position, skills and experience and demonstrated performance, as well as market practice, and is then allocated in accordance with the compensation structure. Consistent with our compensation philosophy, we believe this structure provides an appropriate balance of fixed and variable pay, drives achievement of AIG’s short- and long-term business objectives and strategies and aligns the economic interests of our executives with the long-term interests of AIG and our shareholders.
In the first quarter of 2017, the Committee established annual base salaries (effective as of January 1, 2017), short-term incentive opportunities and long-term incentive opportunities for our executives. For executives hired in 2017, including Messrs. Duperreault and Zaffino, the Committee established these opportunities upon hire.
The 2017 annual target total direct compensation opportunity for each of our current named executives is set forth in the following table.
Named Executive Officer	Annual Base Salary	Target Short-Term Incentive	Target Long-Term Incentive	Total
Brian Duperreault, President and Chief Executive Officer	$1,600,000	$3,200,000*	$11,200,000	$16,000,000
Siddhartha Sankaran, Executive Vice President and Chief Financial Officer	$1,000,000	$1,700,000	$3,300,000	$6,000,000
Peter Zaffino Executive Vice President—General Insurance and Global Chief Operating Officer	$1,250,000	$3,000,000	$4,250,000	$8,500,000
Douglas A. Dachille, Executive Vice President and Chief Investment Officer	$1,000,000	$2,000,000	$4,000,000	$7,000,000
Kevin T. Hogan, Executive Vice President—Life & Retirement	$1,000,000	$1,900,000	$3,600,000	$6,500,000

*
Represents Mr. Duperreault’s full year short-term incentive target. His earned award was prorated for service during 2017.

Base Salary.
An executive’s base salary is established based on his or her experience, performance and salaries for comparable positions at competitors, but will not exceed 25 percent of the executive’s annual target total direct compensation opportunity. This allocation is intended to fairly compensate the executive for the responsibilities of his or her position, achieve an appropriate balance of fixed and variable pay and provide the executive with sufficient liquidity to discourage excessive risk-taking. Annual base salary is paid in cash.
Short-Term Incentive.
Our short-term incentive, which represents approximately 20 to 35 percent of an Executive Leadership Team member’s annual target total direct compensation opportunity, is designed to reward annual performance and drive near-term business objectives and strategies. It consists of an annual cash award with individual target amounts that reflect business unit or corporate function responsibilities and experience. For our current named executives, short-term incentive awards are generally earned based on a combination of pre-established goals for Company performance and an assessment of individual performance, with a potential range from 0 to 200 percent of target. The Committee has discretion to determine the final award amount and, as explained below, considers Company achievement of performance metrics, individual achievement of pre-established goals and, for 2017, the changes to our operating structure and strategy. All short-term incentive awards earned by our executives are subject to our clawback policy.
Company Performance. In March 2017, the Committee established metrics to provide a basis for evaluating overall Company performance. This “Company score” is based on metrics that apply to all our named executives and ranges from 0 to 125 percent of target. The Committee established these performance metrics before Mr. Duperreault joined AIG, and accordingly they reflect AIG’s pre-existing strategy and goals. Although the metrics do not fully align with the new strategy articulated by Mr. Duperreault, the Committee determined not to replace them for 2017. Instead, the Committee considered the new strategy and other significant Company-wide changes in 2017 as a qualitative factor in determining the individual performance and final earned award for the current named executives.
To simplify the program and increase the weighting of return on equity (ROE) and risk-adjusted growth metrics as compared to our 2016 program, the 2017 metrics were reduced from five to three and consist of: Core Normalized ROE, Normalized Production Risk-Adjusted Profitability (Normalized Production RAP) and Normalized Value of New Business (Normalized VoNB). Core Normalized ROE, which makes up 70 percent of the score, measures profitability and is targeted based on an improvement in Core Normalized ROE relative to 2016. Normalized Production RAP and Normalized VoNB each make up 15 percent of the score and measure risk-adjusted growth.
We normalize our short-term incentive metrics for both favorable and adverse prior year developments and other factors to tie compensation directly to results that participants achieve during the performance year (which, given the nature of our business, could otherwise be overwhelmed by prior year reserve development and/or catastrophe events, for example). In addition, for 2017, we adjusted the metrics for the impact of certain strategic choices by management that were not contemplated when the metrics were established. For our long-term incentive program, we use other market-based metrics, measured relative to peers, to capture the full range of our financial performance over the medium to long term.

In the first quarter of 2018, the Committee reviewed performance compared to the Company performance metrics. The Company score was 66 percent, as follows:

*
The threshold, target and maximum for Normalized Production RAP and Normalized VoNB were updated to reflect the impact of foreign exchange rates. In addition, the Core Normalized ROE and Normalized Production RAP metrics were adjusted for the impact of certain strategic choices by management that were not contemplated when the metrics were established. These performance metrics are non-GAAP financial measures. See Appendix A for an explanation of how these measures are calculated for AIG from our audited financial statements.

Individual Performance. Individual performance is based on an assessment by our Chief Executive Officer and his recommendation to the Committee. Our Chief Executive Officer’s individual performance is based on an assessment by the Committee. In past years, members of our Executive Leadership Team were the only participants in our short-term incentive program whose award was based on the Company score and not also an assessment of individual performance. In March 2017, the Committee determined to include an assessment of individual performance both because it provides for a more complete assessment of our executives’ achievements and would allow the Committee to take into account operational and strategic changes during the year.
2017 Individual Performance Results. In the first quarter of 2018, the Committee assessed each current named executive’s individual performance as summarized below.
Chief Executive Officer. In assessing Mr. Duperreault’s individual performance, the Committee considered his contributions to AIG, including the following key achievements:
Significant Achievements
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Established new enterprise-wide organizational structure, including the replacement of our Commercial and Consumer segments with General Insurance and Life and Retirement, to improve AIG’s core operating units and drive growth.

•
Reshaped AIG’s Executive Leadership Team and recruited diverse, experienced talent into key leadership positions.

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Launched a new long-term Company strategy and completed multiple initiatives to accelerate the ability of AIG to grow profitable business, including the launch of Blackboard and formation of DSA Re to act as AIG’s main run-off reinsurer.

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Engaged proactively with investors and rating agencies to increase shareholder confidence and initiated efforts to improve employee engagement.

•
Led efforts to rebalance AIG’s financial portfolio to maximize investment returns while reducing risk from catastrophes and long-tail exposure.

Chief Financial Officer. In assessing Mr. Sankaran’s individual performance, the Committee considered Mr. Duperreault’s evaluation of Mr. Sankaran’s contributions to AIG, including the following key achievements:
Significant Achievements
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Maintained strength of AIG’s balance sheet despite reserve additions and record year for natural catastrophes, and helped drive approximately $7.5 billion in capital returns.

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Provided leadership in AIG’s efforts with financial regulators regarding its regulatory designation as a nonbank systemically important financial institution, which was rescinded in 2017.

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Led strategy related to AIG’s legacy portfolio, including sale of non-insurance assets and formation of DSA Re, allowing AIG to consolidate its legacy books and leverage operational efficiencies.

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Improved and reengineered AIG’s general ledger reporting infrastructure through standardizing reporting across businesses, decommissioning disparate reporting tools and accelerating the reporting close process.

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Played critical role in maintaining stability within AIG and communicating with outside stakeholders during transition to new Chief Executive Officer.

Executive Vice President—General Insurance and Global Chief Operating Officer. In assessing Mr. Zaffino’s individual performance, the Committee considered Mr. Duperreault’s evaluation of Mr. Zaffino’s contributions to AIG, including the following key achievements:
Significant Achievements
•
Led the design of General Insurance’s new organizational structure to improve alignment with clients and distribution partners, emphasize certain key business lines and improve the quality and efficiency of decision making.

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Introduced a high level three-year strategic vision for General Insurance focusing on improving core performance and profitable growth.

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Recruited and appointed experienced, talented leaders to key roles throughout General Insurance and AIG.

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Drove fundamental enhancements to General Insurance’s reinsurance strategy and designed a program to reduce exposure to tail events and financial volatility.

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Provided strategic input on AIG’s business position to our Chief Executive Officer and individual business leaders to improve performance and played an active role in identifying merger and acquisition opportunities.

The Committee also noted that while the 2017 financial results of General Insurance were below expectations and contributed to the level of the Company score, Mr. Zaffino did not join AIG until July 2017.
Executive Vice President and Chief Investment Officer. In assessing Mr. Dachille’s individual performance, the Committee considered Mr. Duperreault’s evaluation of Mr. Dachille’s contributions to AIG, including the following key achievements:
Significant Achievements
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Completed sale of AIG’s life settlements portfolio, resulting in a complete exit from the portfolio.

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Successfully identified and sold a portfolio of over $10 billion in assets to fund the adverse development reinsurance agreement with National Indemnity Company.

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Reduced significantly AIG’s hedge fund portfolio in 2017, and reallocated remaining hedge fund holdings primarily to equity-oriented funds, increasing return on regulatory capital in 2017.

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Established a new securitization platform for AIG’s residential loans, allowing AIG to become a more significant participant in the loan market and be able to more effectively manage risk.

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Achieved lower than budgeted general operating expenses for the Investments function in 2017 and successfully managed operational risk of Investments activity.

Executive Vice President—Life & Retirement. In assessing Mr. Hogan’s individual performance, the Committee considered Mr. Duperreault’s evaluation of Mr. Hogan’s contributions to AIG, including the following key achievements:
Significant Achievements
•
Led Life and Retirement to deliver ROE above AIG’s cost of equity, return approximately $1.5 billion in capital to AIG in the form of dividends and loan repayments, and managed expenses, despite challenging market conditions.

•
Completed sale and transition of Fuji Life Insurance Company, Ltd.

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Recruited and appointed leaders to key management positions, including new leaders of Group Retirement and Individual Retirement, and addressed critical succession planning needs.

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Created new operations control functions to effectively identify and manage risk, focusing on key control areas such as customer complaints, vendor governance, regulatory exam responses and business continuity planning.

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Strengthened asset liability management strategy across Life and Retirement business units.

Determination of Earned Short-Term Incentive Awards.
Short-term incentive awards for the Executive Leadership Team are generally based on a combination of Company and individual performance and can range from 0 to 200 percent of target. In determining 2017 short-term incentive awards for our current named executive officers, although the Committee took into account the results of the Company score, the Committee exercised its discretion in determining the final earned award for each current named executive. In exercising this discretion, the Committee considered the significant enterprise-wide changes and accomplishments achieved by AIG in 2017, including, but not limited to, the transition to our new Chief Executive Officer and new composition of our Executive Leadership Team, changes to AIG’s strategy and operating structure, including the replacement of our Commercial and Consumer segments with General Insurance and Life and Retirement, and the execution of key initiatives to position AIG for sustainable, profitable growth. The Committee, after discussions with Mr. Duperreault, determined that these fundamental changes in our leadership, operational structure and strategy should be reflected in our annual awards for 2017. Taking the Company score, individual performance and these factors into account, the Committee determined (and, for Mr. Duperreault, the Board ratified) the following earned 2017 short-term incentive amounts for our named executives:
Named Executive Officer	Individual Target Amount*	Percent of Target Earned	Earned Award Amount
Brian Duperreault	$2,133,333	100%	$2,133,333
Siddhartha Sankaran	$1,700,000	92%	$1,564,000
Peter Zaffino	$3,000,000	95%	$2,850,000
Douglas Dachille	$2,000,000	110%	$2,200,000
Kevin Hogan	$1,900,000	110%	$2,090,000
Former Executive Officer
Peter Hancock	$1,066,667	66%**	$704,000
Robert Schimek	$1,458,333	66%**	$962,500
Peter Solmssen	$1,275,000	66%**	$841,500

*
Prorated for Mr. Duperreault and former executive officers based on the number of months served during 2017.

**
Earned awards for our former executive officers are determined based solely on Company performance, pursuant to our 2012 Executive Severance Plan.

The 2017 short-term incentive award was paid in full in cash in the first quarter of 2018 and is subject to our clawback policy.
Long-Term Incentive.
Our long-term incentive comprises the largest percentage of an executive’s annual target compensation opportunity, representing at least 40 percent of his or her annual target total direct compensation opportunity. We believe that providing a significant portion of executives’ compensation in equity and earned over a three-year period will drive long-term value creation for our shareholders and appropriately account for the time horizon of risks. Our 2017 long-term incentive program consists of grants of PSUs, earned between 0 and 200 percent of target based on achievement of performance criteria during a three-year performance period, and grants of RSUs, earned based on continued employment through the three-year period, each of which vests after the three-year period. For members of our Executive Leadership Team, 2017 long-term incentive awards consist 70 percent of PSUs and 30 percent of RSUs. We believe providing this mix of PSUs and RSUs, which we have introduced into our long-term incentive program for the first time in 2017, each with a three-year time-horizon, will enhance our ability to sustain a high-performance culture and attract and retain key talent through providing competitive compensation opportunities that do not incentivize excessive risk taking. The following table illustrates our outstanding long-term incentive awards.
Grant of 2017 Long-Term Incentive Awards
To determine long-term incentive grants, the Committee approves (and, for Mr. Duperreault, the Board ratifies) the target dollar amount of an executive’s long-term incentive award, which is then converted to a number of PSUs and RSUs based on the average closing price of AIG Common Stock over the calendar month preceding the reference date rounded down to the nearest whole unit. In general, the reference date refers to the grant date in the case of annual awards, the date of the offer of employment to a new hire or the effective date of a recipient’s promotion. For members of our Executive Leadership Team, grants are 70 percent in the form of PSUs and 30 percent in the form of RSUs, with both types of units vesting and settling in AIG Common Stock after the three-year performance period in January 2020. The award for our former Chief Executive Officer, Mr. Hancock, was 50 percent in the form of PSUs and 50 percent in the form of RSUs. Earned PSUs can range from 0 to 200 percent of the target PSU grant subject to achievement of pre-established Company-wide performance metrics over the three-year period, as described below, and RSUs vest subject to continued employment through the three-year period. Grants are made pursuant to the AIG Long Term Incentive Plan (the LTI Plan).
For 2017, as with our 2016 long-term incentive program, PSUs are earned based on achieving relative TSR to align with our business strategy and evaluate long-term performance relative to peers. To protect against excessive risk-taking, the TSR metric is balanced by using relative OAS as a gating metric. OAS is a measurement of the spread of a fixed income security’s return and the risk-free rate of return, which is adjusted to take into account embedded options. Relative OAS acts as a measure of our relative creditworthiness and serves only as a gating metric such that, if our relative OAS percentile is below the 20th percentile of our peer group, the payout level resulting from the relative TSR score is reduced by half.

The table below summarizes the performance metrics used for the 2017 to 2019 performance period. Earned awards are based 100 percent on relative TSR, which is targeted at median. Actual performance below threshold will result in a 0 percent payout. Relative OAS acts as a gating metric to protect against excessive risk-taking and will reduce the payout level (if any) resulting from the relative TSR score in half if our relative OAS percentile is below the 20th percentile of the peer group. Results will be certified by the Committee in the first quarter of 2020.
Metric	Weighting	Threshold	Target	Maximum
Relative TSR	100%	25th percentile	50th percentile	75th percentile
Relative OAS		Acts as a gating metric: If OAS percentile is less than 20th percentile of peer group, the payout level is reduced by half.
	Payout:	50%	100%	200%
For the 2017 to 2019 performance period, TSR is measured relative to the 18 peers noted in the table below. Relative OAS is also measured against these peers, excluding AEGON, N.V., Allianz Group, AXA Group, Prudential plc, The Travelers Companies, Inc., Tokio Marine Holdings, Inc. and Zurich Financial Services AG because these companies do not have USD-denominated senior unsecured debt outstanding.
Peers
AEGON, N.V. Allianz Group AXA Group Chubb Limited CNA Financial Corporation Hartford Financial Services Group Inc.	Lincoln National Corporation Manulife Financial Corporation MetLife, Inc. Principal Financial Group, Inc. Prudential Financial, Inc. Prudential plc	Swiss Re Group The Travelers Companies, Inc. Tokio Marine Holdings, Inc. Voya Financial, Inc. XL Group Ltd. Zurich Financial Services AG

The peer group above, which is the same group as for our 2016 long-term incentive awards, includes public companies against which AIG benchmarks financial performance and competes for market share and talent. For each company in the peer group, TSR will be measured by (1) the sum of  (a) the company’s adjusted share price at the end of the performance period minus the company’s adjusted share price at the beginning of the performance period (in each case, as reported by Bloomberg, adjusted for stock dividend distributions and stock splits and using a 30-day period prior to quarter close for the beginning and end of the performance period) plus (b) non-stock dividends declared during the performance period and reinvested in the company’s shares on the ex-dividend date, divided by (2) the company’s adjusted share price at the beginning of the performance period (as reported by Bloomberg, adjusted for stock dividend distributions and stock splits and using a 30-day period prior to quarter close for the beginning of the performance period).

For AIG and each company in the peer group that have USD-denominated senior unsecured debt outstanding, OAS will be measured based on the OAS for each company as reported by Bloomberg, and AIG’s relative OAS percentile will be determined by the average monthly AIG OAS percentile, as compared to the peer group, over the three-year performance period.

Any earned PSUs and RSUs will vest in January 2020 and will be settled in AIG Common Stock. Dividend equivalent rights in the form of additional PSUs and RSUs also accrue commencing with the first dividend record date of AIG Common Stock following the grant date, are subject to the same vesting, and in the case of PSUs, performance conditions, as the underlying units, and are paid when such related earned shares (if any) are delivered. The number of additional PSUs and RSUs earned at any such time will be equal to (i) the cash dividend amount per share of AIG Common Stock times (ii) the number of PSUs and RSUs covered by the award (and, unless otherwise determined by AIG, any dividend equivalent units previously credited under the award) that have not been previously settled through the delivery of shares (or cash) prior to such date, divided by the fair market value of a share of AIG Common Stock on the applicable dividend record date.
Adjudication of 2015 Long-Term Incentive Awards
The three-year performance period for our 2015 long-term incentive awards ended on December 31, 2017, and the Committee assessed performance in the first quarter 2018 and certified the results, which are shown in the following table. The metrics for 2015 long-term incentive awards, which were 100 percent in the form of PSUs, comprised relative TSR (weighted 75 percent) and relative final credit default swap (CDS) spread (weighted 25 percent), in each case measured relative to a peer group. As shown in the table, our TSR relative to the peers was below threshold and 75 percent of awards were not earned:

Performance Metric	Threshold	Target	Maximum	Actual	% Achieved	Weighting	% Achieved (Weighted)
Relative TSR	25th percentile	55th percentile	75th percentile	16th percentile	0%	75%	0%
Relative Final CDS Spread	5th percentile	20th to 80th percentile	95th percentile	40th percentile	100%	25%	25%
Payout:	50%	100%	150%				25%
One-third of the earned PSUs settled in shares of AIG Common Stock in the first quarter of 2018. The remaining two-thirds of earned PSUs will vest one-third each in January 2019 and 2020 and be settled in AIG Common Stock.
2017 Compensation Structure—Indirect Compensation Components
Welfare and Other Indirect Benefits. AIG’s senior executives generally participate in the same broad-based health, life and disability benefit programs as AIG’s other employees.
Retirement Benefits. AIG provides retirement benefits to eligible employees, including both defined contribution plans (such as 401(k) plans) and traditional pension plans (called defined benefit plans). These plans can be either tax-qualified or non-qualified.
AIG’s only active defined contribution plan for the named executives is a 401(k) plan, which is tax-qualified. The plan was amended effective January 1, 2012 to provide all participants with a match of 100 percent of the first 6 percent of their eligible compensation contributed up to the Internal Revenue Service (IRS) compensation limit ($270,000 for 2017). Accordingly, for the named executives in 2017, AIG matched a percentage of their contributions to the 401(k) plan up to $16,200. Effective January 1, 2016, AIG also provides a contribution of 3 percent of eligible compensation to all employees eligible to participate in the 401(k) plan, in addition to the 6 percent matching contribution, subject to IRS limits. Our 401(k) plan is described in greater detail in “—2017 Compensation—Post-Employment Compensation.”
AIG does not have any active defined benefit plans. As of January 1, 2016, benefit accruals under the AIG Retirement Plan (the Qualified Retirement Plan) and the AIG Non-Qualified Retirement Income Plan (the Non-Qualified Retirement Plan) were frozen. Each of these plans provides for a benefit based on years of service and average final salary and also based on pay credits and interest credits. As a result of the January 1, 2016 freeze, the Qualified Retirement Plan and the Non-Qualified Retirement Plan were closed to new participants, and current participants no longer earn additional benefits (however, interest credits will continue to be earned by participants under these plans). These plans and their benefits are described in greater detail in “—2017 Compensation—Post-Employment Compensation—Pension Benefits.”
Perquisites and Other Compensation. To facilitate the performance of their management responsibilities, AIG provides some employees, including the named executives, with corporate aircraft usage (including by an executive’s spouse when traveling with the executive on business travel), use of company pool cars and drivers or parking, legal services, financial, estate and tax planning and other benefits categorized as “perquisites” or “other” compensation under the SEC rules. The Committee also approved the use of AIG-owned corporate aircraft and corporate aircraft owned by a third-party vendor by our Chief Executive Officer for personal travel and an allowance of such travel of up to $195,000 per year. Our Chief Executive Officer is required to reimburse to AIG the cost of using such corporate aircraft for personal travel beyond the $195,000 per year allowance. The calculation of the cost of the Chief Executive Officer’s personal corporate aircraft usage is based on the aggregate incremental cost to AIG of the personal travel, which may include, for AIG-owned corporate aircraft, direct operating cost of the aircraft, including fuel, additives and lubricants, maintenance, airport fees and assessments, crew expenses and in-flight supplies and catering, as applicable, and for corporate aircraft owned by a third-party vendor, the cost-per-flight-hour charge by the vendor as well as costs of fuel, taxes, crew expenses and airport fees and assessments, as applicable.
Termination Benefits and Policies. AIG provides severance benefits to its executives to offer competitive total compensation packages, ensure executives’ ongoing retention when considering potential transactions that may create uncertainty as to their future employment with AIG and enable AIG to obtain a release of employment-related claims.

In 2012, the Committee established the 2012 Executive Severance Plan (the 2012 ESP), which replaced AIG’s prior Executive Severance Plan established in March 2008. The 2012 ESP extends to AIG executives in grade level 27 or above, including the named executives, and other executives who participated in the prior plan. For purposes of the 2012 ESP, a participant’s grade level is the highest level at which he or she was employed at any time in the 12 months immediately prior to the qualifying termination.
The 2012 ESP provides for severance payments and benefits upon a termination by AIG without “cause” or if a qualifying executive terminates for “good reason,” including, for qualifying executives, after a “change in control.” In the event of a qualifying termination, a participant is generally eligible to receive severance in an amount equal to the product of a multiplier times the sum of salary and three-year-average annual incentives. The multiplier is either 1 or 1.5 depending on the executive’s grade level and increases to 1.5 or 2 for qualifying terminations within two years following a Change in Control. If a qualifying termination occurs within twelve months after a participant experiences a reduction in his or her base salary or annual short-term incentive opportunity, the severance payment will be calculated as if the qualifying termination occurred immediately prior to the reduction. In any event, executives in grade level 27 or above who participated in the prior plan, which includes Messrs. Hancock, Sankaran and Schimek, may not receive less than the severance they would have received under the prior plan.
Leadership and Strategic Change
President and Chief Executive Officer. Pursuant to his May 14, 2017 offer letter, Mr. Duperreault was granted a one-time, sign-on award of stock options to purchase 1,500,000 shares of AIG Common Stock with an exercise price equal to $61.82, the closing price per share of AIG Common Stock on the grant date, the day Mr. Duperreault’s appointment was announced.
Two-thirds of the stock options will vest only if AIG’s stock price increases significantly over the closing price of our common stock on May 12, 2017, the last trading day before Mr. Duperreault joined AIG, and the remaining one-third will vest subject to Mr. Duperreault’s continued service. All of the options will only have value if AIG’s stock price increases from the date Mr. Duperreault joined AIG and have a seven-year term, which is shorter than the market standard and provides a concentrated window for share price improvement. The Committee believes this award properly motivates Mr. Duperreault to create sustainable, profitable growth for AIG, aligning his interests with those of our shareholders.
The stock options vest as follows:
•
Stock options for 500,000 shares will vest in equal, annual installments on each of the first three anniversaries of the grant date (the Time-Vesting Options);

•
Stock options for 300,000 shares will vest only if, for twenty consecutive trading days, the closing price per share of AIG Common Stock is at least $10.00 over $60.99, but in no event will these stock options vest faster than in equal, annual installments on each of the first three anniversaries of the grant date (the $10 Performance Options);

•
Stock options for 300,000 shares will vest only if, for twenty consecutive trading days, the closing price per share of AIG Common Stock is at least $20.00 over $60.99; and

•
Stock options for 400,000 shares will vest only if, for twenty consecutive trading days, the closing price per share of AIG Common Stock is at least $30.00 over $60.99.

Pursuant to a Stock Option Award Agreement, if Mr. Duperreault is terminated for “cause” by AIG, all of his stock options, whether vested or unvested, will immediately terminate and be forfeited. If Mr. Duperreault is terminated by AIG without “cause” or resigns for “good reason,” any vested stock options will remain exercisable for three years after his termination, any unvested Time-Vesting Options will vest and remain exercisable for three years after his termination, and any other unvested stock options will continue to be eligible to vest based on stock performance and remain exercisable for three years after his termination (and the $10 Performance Options will be deemed to have attained their three-year anniversary time-vesting requirement). In no event will any stock options remain exercisable after May 15, 2024, the initial seven-year expiration date.
Under his Stock Option Award Agreement, Mr. Duperreault agreed to perpetual non-disparagement and confidentiality covenants and to a non-solicitation covenant that applies during his employment and for a period of one year following his termination. All bonuses and equity-based awards granted to Mr. Duperreault are subject to our clawback policy.

Also pursuant to his offer letter, Mr. Duperreault was paid a one-time, make-whole cash award of  $12 million as compensation for unvested equity awards from his former employer forfeited by him in connection with his appointment as President and Chief Executive Officer. Other than this one-time make-whole cash payment and the stock option award described above, Mr. Duperreault does not have any special employment arrangements with us.
Executive Vice President—General Insurance and Global Chief Operating Officer. Mr. Zaffino joined AIG in July 2017 and leads our recently reorganized General Insurance business in addition to serving as our Global Chief Operating Officer. Pursuant to his July 3, 2017 offer letter and in consideration of compensation foregone from his former employer, Mr. Zaffino was granted a one-time sign-on award of stock options and cash having a combined target value of  $15 million. The portion of the sign-on award in the form of stock options was a grant of options to purchase 1,000,000 shares of AIG Common Stock with an exercise price equal to $64.53, the closing price per share of AIG Common Stock on the grant date.
As described below, two-thirds of the stock options will vest only if AIG’s stock price increases significantly over the closing price of our common stock on the grant date, and the remaining one-third will vest subject to Mr. Zaffino’s continued service. All of the options will only have value if AIG’s stock price increases from the date of grant and have a seven-year term, which is shorter than the market standard and provides a concentrated window for share price improvement. The Committee believes this award properly motivates Mr. Zaffino to create sustainable, profitable growth for AIG, aligning his interests with those of our shareholders.
The stock options will vest as follows:
•
Stock options for 333,000 shares will vest in equal, annual installments on each of the first three anniversaries of the grant date (the Time-Vesting Options);

•
Stock options for 200,000 shares will vest only if, for twenty consecutive trading days, the closing price per share of AIG Common Stock is at least $10.00 over $64.53, but in no event will these stock options vest faster than in equal, annual installments on each of the first three anniversaries of the grant date (the $10 Performance Options);

•
Stock options for 200,000 shares will vest only if, for twenty consecutive trading days, the closing price per share of AIG Common Stock is at least $20.00 over $64.53; and

•
Stock options for 267,000 shares will vest only if, for twenty consecutive trading days, the closing price per share of AIG Common Stock is at least $30.00 over $64.53.

Pursuant to a Stock Option Award Agreement, if Mr. Zaffino is terminated for “cause” by AIG, all of his stock options, whether vested or unvested, will immediately terminate and be forfeited. If Mr. Zaffino is terminated by AIG without “cause” or resigns for “good reason,” any vested stock options will remain exercisable for three years after his termination, any unvested Time-Vesting Options will vest and be exercisable for three years after his termination, and any other unvested stock options will continue to be eligible to vest based on stock performance and become exercisable for three years after his termination (and the $10 Performance Options will be deemed to have attained the three-year anniversary time-vesting requirement). In no event will any stock options remain exercisable after July 24, 2024, the initial seven-year expiration date.
The remainder of Mr. Zaffino’s sign-on award in the amount of  $4,793,733 (representing $15 million minus the grant date fair value of the stock options described above) was a cash award, fifty percent of which was paid in February 2018. The remaining fifty percent will be paid in January 2019, subject to Mr. Zaffino’s continued employment.
Mr. Zaffino also entered into a non-solicitation and non-disclosure agreement, pursuant to which he agreed to perpetual non-disparagement and confidentiality covenants and to a non-solicitation covenant that applies during his employment and for a period of one year following his termination. All bonuses and equity-based awards granted to Mr. Zaffino are subject to our clawback policy.
Transition RSU Awards. In March 2017, in connection with the announcement of Mr. Hancock’s resignation, in order to promote stability during the search for, and transition to, a new Chief Executive Officer, the Committee made one-time grants of RSUs to members of our Executive Leadership Team at that time. The awards were aimed to retain leaders in critical positions in a period of uncertainty to facilitate a successful transition and foster the implementation and execution of any change in strategic vision for AIG following appointment of new leadership. Members of our Executive Leadership Team at that time, including Messrs. Sankaran, Dachille, Hogan, Schimek and Solmssen, each received a grant of RSUs made under the LTI Plan, equal to one times his or her 2017 annual target total direct compensation. The grants were made entirely in the form of stock units to align with AIG performance and have no interim delivery before two years, which the Committee believes is an appropriate timeframe by which any period of transition will have occurred. The awards vest subject to the participant’s continued employment through the two-year period (or the participant’s earlier termination without cause) and are not eligible for qualifying resignation or retirement treatment under the LTI Plan.
Named Executive Officers who Separated in 2017
Mr. Hancock. In March 2017, AIG announced Mr. Hancock’s intention to resign as our President and Chief Executive Officer. Following the announcement, we began a comprehensive search for a successor and entered into an agreement with Mr. Hancock providing for his service throughout 2017 until a successor was named. Mr. Hancock separated from AIG on May 14, 2017 when Mr. Duperreault, our new President, Chief Executive Officer and director, was appointed. Pursuant to his Transition Agreement entered into with AIG on March 17, 2017, Mr. Hancock participated in our 2017 annual compensation structure for our Executive Leadership Team, and, upon his separation, received a lump sum payment of  $5 million for his service through the transition to our new President and Chief Executive Officer, the duration of which was unknown at the time, providing stability in an uncertain period for AIG. Mr. Hancock did not receive any additional benefits under the Transition Agreement, other than those to which he was already entitled. Mr. Hancock’s severance benefits were fixed as of the March 2017 announcement, and upon his separation Mr. Hancock received benefits consistent with a termination without cause under the 2012 ESP. Accordingly, pursuant to the 2012 ESP, as a participant in the prior ESP plan, Mr. Hancock received a lump sum severance payment of  $9,528,890 and was entitled to continued health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), a $40,000 payment that may be applied toward continued health coverage and life insurance, outplacement services and one year of additional age and service for purposes of determining eligibility to participate in any AIG retiree medical plan. In addition, Mr. Hancock was entitled to one year of additional service credit and credit for additional age solely for purposes of determining vesting and eligibility for retirement, including early retirement, under the Non-Qualified Retirement Plan. Mr. Hancock was not vested in or eligible for early retirement benefits under the Non-Qualified Retirement Plan upon his separation. Mr. Hancock forfeited these benefits upon his separation from AIG. Mr. Hancock elected to receive his early retirement benefits under the Qualified Retirement Plan effective March 1, 2018. Mr. Hancock’s separation benefits, including the treatment of his outstanding long-term incentive awards, are discussed further in “—2017 Compensation—Potential Payments on Termination—Quantification of Termination Payments and Benefits.”
Upon his separation, Mr. Hancock entered into a Release and Restrictive Covenant Agreement with AIG in which he agreed to one-year non-solicitation, six-month non-competition, perpetual non-disparagement and confidentiality covenants and a release of claims in favor of AIG.
Mr. Schimek. Mr. Schimek separated from AIG on October 31, 2017 and entered into a Release Agreement and Restrictive Covenant Agreement (Release Agreement) with AIG. Mr. Schimek received no additional benefits under the Release Agreement, other than those he was already entitled to, as described herein. Under the Release Agreement, pursuant to the 2012 ESP, Mr. Schimek was entitled to termination without cause benefits as a participant in the prior plan. Accordingly, Mr. Schimek received a lump sum severance payment of  $4,618,111 and was entitled to continued health coverage under COBRA, a $40,000 payment that may be applied toward continued health coverage and life insurance, outplacement services and one year of additional age and service for purposes of determining eligibility to participate in any AIG retiree medical plan. Mr. Schimek was not vested in or eligible for early retirement benefits under the Non-Qualified Retirement Plan upon his separation. Mr. Schimek forfeited these benefits upon his separation from AIG. Mr. Schimek elected to receive his early retirement benefits under the Qualified Retirement Plan effective April 1, 2018. Mr. Schimek’s separation benefits, including the treatment of his outstanding long-term incentive awards, are discussed further in “—2017 Compensation—Potential Payments on Termination—Quantification of Termination Payments and Benefits.”
In the Release Agreement, Mr. Schimek agreed to one-year non-solicitation, six-month non-competition, perpetual non-disparagement and confidentiality covenants and a release of claims in favor of AIG.
Mr. Solmssen. Mr. Solmssen separated from AIG on October 16, 2017 and entered into a Release Agreement with AIG. Mr. Solmssen received no additional benefits under the Release Agreement, other than those he was already entitled to, as described herein. Under the Release Agreement, pursuant to the 2012 ESP, Mr. Solmssen was entitled to termination without cause benefits. Accordingly, Mr. Solmssen received a lump sum severance payment of  $4,050,000 and was entitled to continued health coverage under COBRA, a $40,000 payment that may be applied toward continued health coverage and life insurance, outplacement services and one year of additional age and service for purposes of determining eligibility to participate in any AIG retiree medical plan. Mr. Solmssen’s separation benefits, including the treatment of his outstanding long-term incentive awards, are discussed further in “—2017 Compensation—Potential Payments on Termination—Quantification of Termination Payments and Benefits.”
In the Release Agreement, Mr. Solmssen agreed to one-year non-solicitation, six-month non-competition, perpetual non-disparagement and confidentiality covenants and a release of claims in favor of AIG.
Process for Compensation Decisions
Role of the Committee. The Committee determines and approves the compensation of AIG’s Chief Executive Officer, and the Board approves or ratifies the amounts to be awarded to him. After considering the recommendation of AIG’s Chief Executive Officer, the Committee also approves the compensation of other key employees under its purview, which includes all of the other named executives. The Committee also makes recommendations to the Board with respect to AIG’s compensation programs for other key employees and oversees AIG’s management development and succession planning programs. Attendance at Committee meetings generally includes members of the executive team as appropriate, including representatives from internal legal and human resources, outside counsel, and the Committee’s independent consultant.
Consultants. To provide independent advice, the Committee has used the services of Frederic W. Cook & Co. (FW Cook) since 2005. A senior consultant of FW Cook regularly attends the Committee’s meetings and is instructed to provide independent, analytical and evaluative advice about AIG’s compensation programs for senior executives, including views of how the program and proposals compare to market practices in financial services and general industry and to “best practices.” FW Cook responds on a regular basis to questions from the Committee and the Committee’s other advisors, providing its opinions with respect to the design and implementation of current or proposed compensation programs, including the 2017 executive compensation structure. FW Cook also participated in the Committee meeting in which the compensation risk assessment discussed under “—Report of the Compensation and Management Resources Committee—Risk and Compensation Plans” was conducted and previously advised that the process was thorough and well designed. In compliance with SEC and NYSE rules, in February 2017 and February 2018, the Committee reviewed various items related to FW Cook’s relationship to AIG, the members of the Committee and AIG’s executive officers. The Committee confirmed that neither FW Cook nor any of its affiliates provides any other services to AIG or its management except with respect to director compensation, and that FW Cook had no business or personal relationship with any member of the Committee or executive officer that raised a conflict of interest with respect to FW Cook’s work for the AIG Board. The Committee also received information on the fees paid to FW Cook by AIG as a percentage of FW Cook’s total revenue and FW Cook’s ownership of any AIG Common Stock. Considering this information, the Committee determined that FW Cook is independent and that its work has not raised any conflict of interest.
In 2017, the Committee also considered materials prepared by Johnson Associates related to market compensation levels. Johnson Associates was engaged by AIG to assist with this work. In particular, Johnson Associates prepared reports presenting market comparisons of total compensation levels for existing employees, new hires and promotions with respect to positions within the Committee’s purview. The Committee performed a review of Johnson Associates’ services similar to the review of FW Cook described above. The Committee noted that FW Cook reviewed the reports prepared by Johnson Associates prior to consideration by the Committee and determined that this appropriately addressed any conflict of interest raised by Johnson Associates’ work or business relationship with AIG.
Consideration of Shareholder Feedback. The Committee values feedback from AIG’s shareholders, including the feedback received through our say-on-pay advisory vote. Since 2010, AIG has held an annual say-on-pay advisory vote. In the most recent advisory vote, approximately 98 percent of the votes cast by shareholders were in favor of the 2016 compensation of our named executives as disclosed in our 2017 Proxy Statement. While the Committee believes this level of approval indicates strong support for our compensation program philosophy, goals and structure, we remain committed to periodic shareholder engagement to gather input on AIG’s executive compensation program and other practices. Feedback from our shareholders is communicated directly to our directors and helps inform Committee and Board discussions. Going forward, shareholders’ views will continue to serve as a valuable resource for the Committee, especially as it continues to focus on aligning our executive compensation program with AIG’s evolving business strategy.
Consideration of Competitive Compensation Levels. In 2017, the Committee considered information from data disclosed in surveys, market practices and levels disclosed in proxy statements and employment contracts from a number of peer companies (Broad Data), as well as Johnson Associates’ benchmarks, which reflect proprietary data, third-party references and market impressions and judgment. The companies used in the Broad Data set were: Aetna, Inc., AFLAC, The Allstate Corporation, American Express Company, Ameriprise Financial, Inc., Bank of America Corporation, Bank of New York Mellon, BlackRock, Inc., Capital One Financial Corp., Chubb Group, CIGNA Corporation, Citigroup Inc., Hartford Financial Services, Invesco Ltd., JP Morgan Chase & Co., Lincoln National Corporation, Marsh & McLennan Companies, Inc., MetLife Inc., Principal Financial Group, Inc., Prudential Financial Inc., T. Rowe Price Group, Inc., The Travelers Companies Inc., U.S. Bancorp and Wells Fargo & Company.
Other Considerations
Clawback Policy. In 2013, the Committee adopted and implemented a comprehensive Clawback Policy to encourage sound risk management and individual accountability. The Clawback Policy covers all executive officers and any other employee as determined by the Committee and applies to covered compensation for such executive officers and employees. Covered compensation generally includes any bonus, equity or equity-based award or other incentive compensation granted to an executive officer or employee while he or she is subject to the Policy, which includes our incentive awards since 2013. In the event that the Committee determines that a triggering event under the Clawback Policy has occurred, the Committee may require an executive officer or other covered employee to forfeit and/or repay all or any portion of any unpaid covered compensation or covered compensation paid in the 12 months (or such longer period of time as required by any applicable statute or government regulation) preceding the event. Triggering events generally include a material financial restatement; the award or receipt of covered compensation based on materially inaccurate financial statements or performance metrics that are materially inaccurately determined; a failure of risk management, including in a supervisory role, or material violation of AIG’s risk policies; and an action or omission that results in material financial or reputational harm to AIG.
Share Ownership Guidelines and Holding Requirements. AIG’s share ownership guidelines establish levels of ownership of AIG Common Stock at five times salary for the Chief Executive Officer and three times salary for other executive officers, which included the other named executives during 2017. Until the guidelines are met, such employees are required to retain 50 percent of the shares of AIG Common Stock received upon the exercise, vesting or payment of certain equity-based awards granted by AIG. Shares held for purposes of the guidelines may include stock owned outright by the officer or his or her spouse and earned but unvested share-based awards. In general, executive officers are required to comply with the guidelines until six months after they cease to be executive officers.
No-Hedging and No-Pledging Policies. AIG’s Code of Conduct and Insider Trading Policy prohibit employees from engaging in hedging transactions with respect to any of AIG’s securities, including by trading in any derivative security relating to AIG’s securities. In addition, beginning in March 2018, AIG’s Insider Trading Policy prohibits all future pledging of AIG’s securities by executive officers and directors. None of AIG’s current executive officers or directors have pledged any of AIG’s securities.
Deductibility of Executive Compensation. Section 162(m) of the Code generally limits the tax deductibility of compensation in excess of  $1 million per year paid by a public company to its “covered employees.” Prior to federal tax reform enacted in December 2017, Section 162(m) included an exception to this limitation on deductibility for qualifying “performance-based compensation” (as defined under applicable tax regulations). Under the new tax legislation, for taxable years beginning after December 31, 2017, there is no longer an exception to the deductibility limit for qualifying “performance-based compensation” (unless the compensation qualifies for certain transition relief under the rules, the scope of which is currently uncertain). Also under the new legislation, the definition of  “covered employees” has been expanded to include a company’s chief financial officer, in addition to the chief executive officer and three other most highly paid executive officers, plus any individual who has been a “covered employee” in any taxable year beginning after December 31, 2016.

At AIG’s 2013 Annual Meeting, our shareholders approved the AIG 2013 Omnibus Incentive Plan, which is designed to allow for the issuance of awards that satisfy the “performance-based compensation” exception under Section 162(m), and our short- and long-term incentives awarded to covered employees in 2017, as in prior years, were intended to qualify for this exception.
Accordingly, separate from determining 2017 short- and long-term incentive opportunities, in the first quarter of 2017, the Committee established performance criteria and set two percent of Normalized Adjusted After-Tax Income, as defined in Appendix A, as the Section 162(m) compliant maximum for 2017 short- and long-term incentives awarded to each individual covered employee, including the named executives. This limit does not serve as a basis for the Committee’s compensation decisions for our named executives, but rather provides for the maximum amount of tax deductible 2017 short- and long-term incentive compensation that the Committee can award to the covered employee, with the Committee retaining the discretion to pay less than the maximum. Once the maximum amount is established, the qualifying performance-based compensation for each covered employee is delivered through the 2017 short-term incentive and long-term incentive programs. If the total amount earned under these programs is less than the maximum deductible amount, the Committee will pay only the amount earned.
The Committee retains the ability to pay compensation that exceeds $1 million and does not constitute qualifying performance-based compensation when it determines that such payments are in the best interests of AIG and our shareholders. The Committee believes that retaining the flexibility to attract, retain and motivate our employees with a compensation program that supports long-term value creation, even though some compensation awards may not be tax-deductible, is in the best interests of our shareholders.
Non-GAAP Financial Measures
Certain of the operating performance measurements used by AIG management are “non-GAAP financial measures” under SEC rules and regulations. See Appendix A for an explanation of how these measures are calculated from our audited financial statements.
Conclusion
In 2017, AIG undertook significant changes to our leadership, operational structure and strategic vision. During this time of transition at AIG and in our executive leadership team, the Committee considered the challenge of promoting stability and sustainable, profitable growth as it made a number of significant decisions with respect to our executive compensation program. Our executive compensation program continued to be based on our philosophy of balancing risk, attracting and retaining effective leaders and employees and creating a performance-driven culture that aligns their interests with those of our shareholders. We believe our program reflects these goals and properly motivates our employees and rewards them for their efforts to execute on our new strategic vision and create sustainable, profitable growth for AIG and our shareholders.

2017 COMPENSATION
Summary Compensation Table
The following tables contain information with respect to AIG’s named executives. As required by SEC rules, AIG’s named executives include the Chief Executive Officer, Chief Financial Officer and the three other most highly paid executive officers, who each served through the end of 2017, as well as a former Chief Executive Officer who served during part of 2017 and two additional individuals who served as executive officers during part of 2017.
2017 Summary Compensation Table
Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value(4)	All Other Compensation(5)	Total
Brian Duperreault Chief Executive Officer	2017	$1,015,385	$12,000,000(6)	$11,156,834	$16,153,000	$2,133,333	$331,849	$296,460	$43,086,861
Siddhartha Sankaran Executive Vice President and Chief Financial Officer	2017	$1,000,000	$—	$9,327,757	—	$1,564,000	$43,432	$32,199	$11,967,388
	2016	$1,000,000	$—	$3,159,665	—	$680,000	$705	$39,598	$4,879,968
Douglas A. Dachille Executive Vice President and Chief Investment Officer	2017	$1,000,000	$—	$11,037,953	—	$2,200,000	$2,145	$55,469	$14,295,567
	2016	$1,000,000	$—	$3,829,868	—	$800,000	$213	$65,706	$5,695,787
Kevin T. Hogan Executive Vice President— Life & Retirement	2017	$1,000,000	$—	$10,130,983	—	$2,090,000	$219,112	$106,575	$13,546,670
	2016	$1,000,000	$800,000(7)	$3,446,866	—	$760,000	$98,417	$72,816	$6,178,099
	2015	$1,038,462	$1,150,000(7)	$3,613,812	—	$1,482,000	$12,995	$620,888	$7,918,157
Peter Zaffino Executive Vice President— General Insurance and Global Chief Operating Officer	2017	$552,885	$—	$4,042,659	$10,206,267	$2,850,000	$0	$40,795	$17,692,606
Separated during 2017
Peter D. Hancock Former Chief Executive Officer	2017	$584,615	$5,000,000(8)	$8,117,643	—	$704,000	$0	$9,802,350	$24,208,608
	2016	$1,600,000	$—	$7,851,287	—	$0	$8,991	$116,257	$9,576,535
	2015	$1,661,538	$—	$8,231,460	—	$2,496,000	$59,759	$49,218	$12,497,975
Robert S. Schimek Former Executive Vice President	2017	$834,615	$—	$9,781,210	—	$962,500	$0	$4,876,496	$16,454,821
	2016	$1,000,000	$—	$3,351,116	—	$700,000	$27,564	$44,457	$5,123,137
Peter Y. Solmssen Former Executive Vice President	2017	$792,308	$—	$8,721,435	—	$841,500	$0	$4,249,099	$14,604,342
Footnotes to 2017 Summary Compensation Table
(1)
Amounts for 2015 reflect an additional pay period for all U.S. salaried employees due to our bi-weekly payroll calendar.

(2)
2017 Amounts. The amounts reported in the “Stock Awards” and “Option Awards” columns represent the grant date fair value of the awards for 2017, determined in accordance with FASB ASC Topic 718. The “Stock Awards” column represents the grant date fair value of  (i) PSUs for the 2017–2019 performance period (2017 PSUs) based on target performance and RSUs that vest based on continued service through the performance period (2017 RSUs), each of which comprise 2017 long-term incentive awards and were granted under the AIG Long Term Incentive Plan (LTI Plan), and (ii) RSUs granted under the LTI Plan to provide continuity of key leaders during the search for and transition to a new Chief Executive Officer in 2017. The following table presents the grant date fair value of the 2017 PSUs at the target and maximum levels of performance:
Name	2017 PSUs Target	2017 PSUs Maximum
Brian Duperreault	$7,724,649	$16,016,697
Siddhartha Sankaran	$2,446,563	$4,547,881
Douglas A. Dachille	$2,965,632	$5,512,771
Kevin T. Hogan	$2,669,021	$4,961,405
Peter Zaffino	$2,749,026	$6,036,911
Separated during 2017
Peter D. Hancock	$4,133,187	$7,968,912
Robert S. Schimek	$2,594,868	$4,823,564
Peter Y. Solmssen	$2,224,173	$4,134,483
All amounts are subject to clawback under the AIG Clawback Policy. See “—Compensation Discussion and Analysis—2017 Compensation Structure—Annual Direct Compensation Components—Long-Term Incentive” for further information.
2016 Amounts. The amounts represent the grant date fair value determined in accordance with FASB ASC Topic 718 of PSUs for the 2016–2018 performance period (2016 PSUs) based on target performance. The 2016 PSUs were granted under the AIG 2013 Long Term Incentive Plan (2013 LTI Plan). At the maximum level of performance, the grant date fair value would be: Sankaran—$4,994,387; Dachille—$6,053,751; Hogan—$5,448,354; Hancock—$12,410,252; and Schimek—$5,296,979. All amounts are subject to clawback under the AIG Clawback Policy.
2015 Amounts. The amounts represent the grant date fair value determined in accordance with FASB ASC Topic 718 of PSUs for the 2015—2017 performance period (2015 PSUs) based on target performance. The 2015 PSUs were granted under the 2013 LTI Plan. At the maximum level of performance, the grant date fair value would be: Hogan—$5,704,344 and Hancock—$12,993,187. In the first quarter of 2018, the Committee certified the results for the 2015–2017 performance period and determined participants’ actual earned 2015 PSUs award. See “—Compensation Discussion and Analysis—Adjudication of 2015 Long-Term Incentive Awards” for further information. All amounts are subject to clawback under the AIG Clawback Policy.
Calculation. The amount shown for the awards granted by AIG was calculated using the assumptions described in Note 20 to the Consolidated Financial Statements included in AIG’s 2017 Annual Report on Form 10-K (for awards granted in 2017), Note 20 to the Consolidated Financial Statements included in AIG’s 2016 Annual Report on Form 10-K (for awards granted in 2016) and Note 19 to the Consolidated Financial Statements included in AIG’s 2015 Annual Report on Form 10-K (for awards granted in 2015).
(3)
2017 Amounts. The amounts represent the full amount of the awards earned under the AIG Annual Short-Term Incentive Plan (the STI Plan) for 2017 performance as determined by the Committee in the first quarter of 2018. 100 percent of the award was vested and paid in March 2018. All amounts are subject to clawback under the AIG Clawback Policy. Mr. Duperreault’s amount represents the pro-rata portion of his 2017 short-term incentive earned award based on the number of months, including partial months, employed during 2017, pursuant to the STI Plan. The amounts for Messrs. Hancock, Schimek and Solmssen represent the pro-rata portion of their 2017 short-term incentive earned awards based on the number of full months employed during 2017, pursuant to the 2012 ESP. See “—Compensation Discussion and Analysis—2017 Compensation Structure—Annual Direct Compensation Components—Short-Term Incentive” for further information.

2016 Amounts. The amounts represent the full amount of the awards earned under the STI Plan for 2016 performance as determined by the Committee in the first quarter of 2017. 100 percent of the award was vested and paid in March 2017. All amounts are subject to clawback under the AIG Clawback Policy.
2015 Amounts. The amounts represent the full amount of the awards earned under the STI Plan for 2015 performance. 50 percent of the award was paid in March 2016 and the remaining 50 percent of the award was paid in March 2017. All amounts are vested and subject to clawback under the AIG Clawback Policy.

(4)
The amounts in this column represent the total change of the actuarial present value of the accumulated benefit, including any payments made during the year, under AIG’s defined benefit (pension) plans, including the Qualified Retirement Plan and the Non-Qualified Retirement Plan, as applicable. These Plans are described in “—Post-Employment Compensation—Pension Benefits.” Mr. Duperreault received payments of $28,367 during 2017 from the Qualified Retirement Plan. Messrs. Hancock and Schimek had negative changes in pension value of  $123,328 and $230,637, respectively, due to forfeitures under the Non-Qualified Retirement Plan upon their separation from AIG.

Mr. Duperreault had accrued pension benefits under the Qualified and Non-Qualified Retirement Plans from his previous tenure at AIG and, in accordance with the terms of these Plans, his prior service was recognized for vesting purposes under the Plans when he rejoined AIG on May 14, 2017. Benefit accruals did not commence for Mr. Duperreault when he rejoined AIG as the Plans were frozen effective January 1, 2016. Mr. Hogan had accrued pension benefits under the Qualified and Non-Qualified Retirement Plans from his previous tenure at AIG and, in accordance with the terms of these Plans, benefit accruals commenced under the Qualified and Non-Qualified Retirement Plans when he rejoined AIG on October 14, 2013.
While AIG was subject to the Troubled Asset Relief Program (TARP) restrictions on executive compensation, there was a freeze on future benefit accruals with regard to the benefits provided under the Non-Qualified Retirement Plan. Benefit accruals in the plan ceased on December 11, 2009 for Mr. Schimek. Because the TARP restrictions ceased to apply to AIG as of December 14, 2012, the freeze on benefit accruals in the Non-Qualified Retirement Plan ended, and benefit accruals commenced again under the plan after this date. In addition, benefit accruals commenced after December 14, 2012 for Messrs. Hancock and Sankaran under the Non-Qualified Retirement Plan, as they had not accrued any benefits under this plan prior to the TARP restrictions. We are not permitted to restore service for benefit accruals for the length of time during which these executives were subject to the freeze.
Before joining AIG as Executive Vice President and Chief Investment Officer in September 2015, Mr. Dachille served as Chief Executive Officer of First Principles. Pursuant to the terms of AIG’s acquisition of First Principles, the First Principles hire date of each First Principles employee was recognized for the purposes of determining vesting and eligibility to participate in the Qualified and Non-Qualified Retirement Plans. Accordingly, Mr. Dachille began to participate in the Qualified and Non-Qualified Retirement Plans on September 15, 2015, the date he joined AIG.
Messrs. Zaffino and Solmssen were not participants in the Qualified Retirement Plan or the Non-Qualified Retirement Plan because they joined AIG after the Plans were frozen effective January 1, 2016.
(5)
Perquisites. This column includes the incremental costs of perquisites and benefits. The following table details the incremental cost to AIG of perquisites received by each named executive in 2017.

Perquisites
Name	Personal Use of Company Pool Cars(a)	Personal Use of Aircraft(b)	Financial, Tax and Legal Planning(c)	Other(d)	Total
Brian Duperreault	$1,236	$195,000	$73,441	$2,351	$272,028
Siddhartha Sankaran	$6,179	$0	$1,150	$0	$7,329
Douglas A. Dachille	$30,599	$0	$0	$0	$30,599
Kevin T. Hogan	$13,295	$0	$24,366	$44,044	$81,705
Peter Zaffino	$3,797	$0	$28,679	$0	$32,475
Separated during 2017
Peter D. Hancock	$7,441	$0	$196,634	$0	$204,076
Robert S. Schimek	$1,437	$0	$55,963	$0	$57,400
Peter Y. Solmssen	$3,229	$0	$20,000	$0	$23,229

(a)
Includes the incremental costs of driver overtime compensation, fuel and maintenance attributable to personal use of company pool cars.

(b)
Includes personal use by Mr. Duperreault and his spouse of AIG-owned corporate aircraft and corporate aircraft owned by a third-party vendor, calculated based on the aggregate incremental cost of the travel to AIG. For use of AIG-owned corporate aircraft, aggregate incremental cost is calculated based on the direct operating cost of the aircraft, including fuel, additives and lubricants, maintenance, airport fees and assessments, crew expenses and in-flight supplies and catering, as applicable. For use of corporate aircraft owned by a third-party vendor, aggregate incremental cost is calculated based on the cost-per-flight-hour charge by the vendor as well as costs of fuel, taxes, crew expenses and airport fees and assessments, as applicable. The Committee approved an allowance for Mr. Duperreault’s personal use of corporate aircraft of up to $195,000 per calendar year (calculated based on the aggregate incremental cost to AIG). The amount disclosed does not include the cost of any personal use by Mr. Duperreault that exceeds the allowance and is reimbursed to AIG.
(c)
Incremental costs related to financial, tax and legal planning represent AIG’s direct expenditures. Includes reimbursement of tax preparation services related to prior international assignments for Messrs. Hogan and Schimek ($32,937). Also includes reimbursement of legal services in connection with review of new hire arrangements for Messrs. Duperreault and Zaffino and severance agreements for Messrs. Hancock, Schimek and Solmssen.

(d)
Travel and meals for spouses of certain named executives while traveling with executives on business.

Other Benefits. This column also includes life insurance premiums paid for the benefit of the named executives. All named executives are covered under the AIG Basic Group Life Insurance Plan. For group life insurance, the 2017 company-paid costs were: Duperreault—$132; Sankaran—$570; Dachille—$570; Hogan—$570; Zaffino—$219; Hancock—$219; Schimek—$504; and Solmssen—$460.
This column also includes matching contributions and non-elective company contributions made by AIG under its 401(k) plan. These contributions include the following amounts in 2017: Duperreault—$24,300; Sankaran—$24,300; Dachille—$24,300; Hogan—$24,300; Zaffino—$8,100; Hancock—$24,300; Schimek—$24,300; and Solmssen—$10,408.
For Mr. Hancock, this column includes $9,568,890 related to payments that he received following his separation on May 14, 2017 in accordance with the Release Agreement pursuant to his Transition Letter Agreement dated March 17, 2017 and the 2012 Executive Severance Plan (2012 ESP). For Mr. Schimek, this column includes $4,658,111 related to payments that he received following his separation on October 31, 2017 in accordance with his Release Agreement pursuant to the 2012 ESP and $134,618 related to accrued and unused paid time-off paid upon his separation. For Mr. Solmssen, this column includes $4,090,000 related to payments that he received following his separation on October 16, 2017 in accordance with his Release Agreement pursuant to the 2012 ESP and $125,002 related to accrued and unused paid time-off paid upon his separation. The separation benefits for Messrs. Hancock, Schimek and Solmssen are discussed further above in “—Compensation Discussion and Analysis—Named Executive Officers who Separated in 2017” and below in “—Potential Payments on Termination—Quantification of Termination Payments and Benefits.”
In addition, this column also includes the reimbursement of taxes owed on Mr. Hancock’s personal use of company pool car expenses ($4,866) and on Mr. Schimek’s financial and tax planning expenses ($1,563).
AIG maintains a policy of directors and officers liability insurance for the directors and officers of AIG and its subsidiaries. The premium for this policy for the year ended September 22, 2017 was approximately $12.6 million and for the year ending September 22, 2018 was approximately $10.8 million.
(6)
Represents the payment of Mr. Duperreault’s one-time, make-whole cash award in May 2017 as compensation for unvested equity awards from his former employer forfeited by him in connection with his joining AIG. Payment of the award was made pursuant to Mr. Duperreault’s offer letter. See “—Compensation Discussion and Analysis—Leadership and Strategic Change” for further information.

(7)
Represents the payment of the second and third installments of Mr. Hogan’s cash transition award in April 2015 and April 2016, respectively, in consideration of compensation foregone upon his rejoining AIG. Each payment was made pursuant to Mr. Hogan’s offer letter dated August 14, 2013.

(8)
Represents the payment of Mr. Hancock’s cash award in May 2017 for his service through the transition to our new President and Chief Executive Officer, pursuant to his Transition Letter Agreement. See “—Compensation Discussion and Analysis—Named Executive Officers who Separated in 2017” for further information.

2017 Grants of Plan-Based Awards
Total 2017 Grants. The following table details all equity and non-equity plan-based awards granted to each of the named executives in 2017.
2017 Grants of Plan-Based Awards
Name	Grant Date	Board Action Date	Estimated Possible Payouts Under Non-Equity Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (Performance Share Units)(2)			All Other Stock Awards (# of AIG Shares or Units)(3)	All Other Option Awards (# of Securities Underlying Options)(4)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Equity Awards(5)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Brian Duperreault
2017 STI	05/14/17		$0	$2,133,333	$4,266,667	—	—	—	—	—	—	—
2017 PSUs	05/14/17	05/11/17	—	—	—	64,772	129,543	259,086	—	—	—	$7,724,649
2017 RSUs	05/14/17	05/11/17	—	—	—	—	—	—	55,519	—	—	$3,432,185
Options	05/15/17	05/11/17	—	—	—	—	—	—	—	1,500,000	$61.82	$16,153,000
Siddhartha Sankaran
2017 STI	03/15/17		$0	$1,700,000	$3,400,000	—	—	—	—			—
2017 PSUs	03/15/17		—	—	—	17,982	35,963	71,926	—	—	—	$2,446,563
2017 RSUs	03/15/17		—	—	—	—	—	—	15,414	—	—	$974,627
RSUs	03/15/17		—	—	—	—	—	—	93,414	—	—	$5,906,567
Douglas A. Dachille
2017 STI	03/15/17		$0	$2,000,000	$4,000,000	—	—	—	—			—
2017 PSUs	03/15/17		—	—	—	21,797	43,593	87,186	—	—	—	$2,965,632
2017 RSUs	03/15/17		—	—	—	—	—	—	18,683	—	—	$1,181,326
RSUs	03/15/17		—	—	—	—	—	—	108,983	—	—	$6,890,995
Kevin T. Hogan
2017 STI	03/15/17		$0	$1,900,000	$3,800,000	—	—	—	—			—
2017 PSUs	03/15/17		—	—	—	19,617	39,233	78,466	—	—	—	$2,669,021
2017 RSUs	03/15/17		—	—	—	—	—	—	16,815	—	—	$1,063,212
RSUs	03/15/17		—	—	—	—	—	—	101,198	—	—	$6,398,750
Peter Zaffino
2017 STI	07/24/17	06/27/17	$0	$3,000,000	$6,000,000	—	—	—	—			—
2017 PSUs	07/24/17	06/27/17	—	—	—	23,388	46,776	93,552	—	—	—	$2,749,026
2017 RSUs	07/24/17	06/27/17	—	—	—	—	—	—	20,047	—	—	$1,293,633
Options	07/24/17	06/27/17	—	—	—	—	—	—	—	1,000,000	$64.53	$10,206,267
Separated during 2017
Peter D. Hancock
2017 STI	03/17/17		$0	$1,066,667	$2,133,334	—	—	—	—	—	—	—
2017 PSUs	03/17/17		—	—	—	31,917	63,833	127,666	—	—	—	$4,133,187
2017 RSUs	03/17/17		—	—	—	—	—	—	63,833	—	—	$3,984,456
Robert. S. Schimek
2017 STI	03/15/17		$0	$1,458,333	$2,916,667	—	—	—	—	—	—	—
2017 PSUs	03/15/17		—	—	—	19,072	38,143	76,286	—	—	—	$2,594,868
2017 RSUs	03/15/17		—	—	—	—	—	—	16,348	—	—	$1,033,684
RSUs	03/15/17		—	—	—	—	—	—	97,306	—	—	$6,152,658
Peter Y. Solmssen
2017 STI	03/15/17		$0	$1,275,000	$2,550,000	—	—	—	—			—
2017 PSUs	03/15/17		—	—	—	16,347	32,694	65,388	—	—	—	$2,224,173
2017 RSUs	03/15/17		—	—	—	—	—	—	14,013	—	—	$886,042
RSUs	03/15/17		—	—	—	—	—	—	88,743	—	—	$5,611,220

(1)
Amounts shown reflect the range of possible cash payouts under the STI Plan for 2017 performance. Actual amounts earned, as determined by the Committee in the first quarter of 2018, are reflected in the 2017 Summary Compensation Table under Non-Equity Incentive Plan Compensation. For more information on the 2017 short-term incentive awards, including the applicable performance metrics, please see “—Compensation Discussion and Analysis—2017 Compensation Structure—Annual Direct Compensation Components—Short-Term Incentive.”

(2)
Amounts shown reflect the potential range of 2017 PSUs that may be earned. Actual amounts earned are based on achieving relative TSR over the 2017—2019 performance period. The TSR metric is balanced by using relative OAS as a gating metric to protect against excessive risk-taking. If AIG’s relative OAS percentile is below the 20th percentile of the peer group, the payout level is reduced by half. Results will be certified by the Committee in the first quarter of 2020. 2017 PSUs were granted under the LTI Plan. For more information on the 2017 PSUs, including the applicable performance metrics, please see “—Compensation Discussion and Analysis—2017 Compensation Structure—Annual Direct Compensation Components—Long-Term Incentive.” Holders of 2017 PSUs are also entitled to dividend equivalent rights in the form of additional 2017 PSUs beginning with the first dividend record date following the PSU grant date, which are subject to the same vesting and performance conditions as the related PSUs and are paid when such related earned shares (if any) are delivered.

(3)
Amounts shown reflect the grant of RSUs made under the LTI Plan. For more information on these awards, please see “—Compensation Discussion and Analysis—2017 Compensation Structure—Annual Direct Compensation Components—Long-Term Incentive” and “—Compensation Discussion and Analysis—Leadership and Strategic Change—Transition RSU Awards.” Holders of RSUs are also entitled to dividend equivalent rights in the form of additional RSUs beginning with the first dividend record date following the applicable grant date, which are subject to the same vesting conditions as the related RSUs and are paid when such related shares (if any) are delivered.

(4)
Amounts shown reflect stock options granted to Messrs. Duperreault and Zaffino as one-time, sign-on awards upon their joining AIG in 2017. The stock options were granted under the 2013 Omnibus Incentive Plan, except 500,000 stock options granted to Mr. Duperreault were granted as an “employment inducement award” under NYSE Listing Rule 303A.08, as approved by the Committee, and are otherwise governed by the 2013 Omnibus Incentive Plan. For more information on these awards, please see “—Compensation Discussion and Analysis—Leadership and Strategic Change.”

(5)
Amounts shown represent the grant date fair value of the awards determined in accordance with FASB ASC Topic 718 using the assumptions presented in Note 20 to the Consolidated Financial Statements in AIG’s 2017 Annual Report on Form 10-K.

HOLDINGS OF AND VESTING OF PREVIOUSLY AWARDED EQUITY
Outstanding Equity Awards at December 31, 2017
Equity-based awards held at the end of 2017 by each named executive were issued under the incentive plans and arrangements described below. Shares of AIG Common Stock deliverable under AIG’s performance- and time-vested equity and option awards will be delivered under the 2013 Omnibus Incentive Plan or 2010 Stock Incentive Plan, as applicable, except as otherwise described below.
The following table sets forth outstanding equity-based awards held by each named executive as of December 31, 2017.
Outstanding Equity Awards at December 31, 2017
								Stock Awards
	Option Awards(1)							Unvested (Not Subject to Performance Conditions)		Equity Incentive Plan Awards (Unearned and Unvested)
Name	Year Granted	Number Exercisable	Number Unexercisable	Equity Incentive Plan Awards (Unexercised and Unearned)	Exercise Price	Expiration Date	Award Type(2)	Number	Market Value(3)	Number	Market Value(3)
Brian Duperreault	2017		500,000	1,000,000	$61.82	05/15/2024	2017 RSUs	56,396	$3,360,074
							2017 PSUs			65,794	$3,920,007
Siddhartha Sankaran	—	—	—	—	—	—	2017 RSUs	15,657	$932,844
							2017 PSUs			18,265	$1,088,229
							RSUs	94,890	$5,653,546
							2016 PSUs			32,646	$1,945,049
							2015 PSUs	8,894	$529,905
							2014 PSUs	24,567	$1,463,702
							2013 PSUs	18,457	$1,099,668
							Total	162,465	$9,679,665	50,911	$3,033,278
Douglas A. Dachille	—	—	—	—	—	—	2017 RSUs	18,978	$1,130,709
							2017 PSUs			22,140	$1,319,101
							RSUs	110,705	$6,595,804
							2016 PSUs			39,571	$2,357,640
							2015 PSUs	17,040	$1,015,243
							Total	146,723	$8,741,756	61,711	$3,676,741
Kevin T. Hogan	—	—	—	—	—	—	2017 RSUs	17,080	$1,017,626
							2017 PSUs			19,926	$1,187,191
							RSUs	102,797	$6,124,645
							2016 PSUs			35,614	$2,121,882
							2015 PSUs	17,788	$1,059,809
							2014 PSUs	49,298	$2,937,175
							2013 PSUs	32,990	$1,965,544
							Total	219,953	$13,104,799	55,540	$3,309,073
Peter Zaffino	2017		333,000	667,000	$64.53	07/24/2024	2017 RSUs	20,262	$1,207,210
							2017 PSUs			23,639	$1,408,412
Separated during 2017
Peter D. Hancock	—	—	—	—	—	—	2017 PSUs			32,420	$1,931,584
							2016 PSUs			81,122	$4,833,249
							Total			113,542	$6,764,833
Robert S. Schimek	—	—	—	—	—	—	2017 PSUs			19,372	$1,154,184
							2016 PSUs			34,625	$2,062,958
							Total			53,997	$3,217,142
Peter Y. Solmssen	—	—	—	—	—	—	2017 PSUs			16,605	$989,326

(1)
Stock Options. Upon joining AIG in 2017, Messrs. Duperreault and Zaffino received one-time, sign-on awards of stock options. All outstanding options have seven-year terms and have exercise prices equal to the closing sale price of AIG Common Stock on the NYSE on the dates of grant.

For Mr. Duperreault, his stock options to purchase 1,500,000 shares of AIG Common Stock have a grant date of May 15, 2017 and vest as follows:
•
Stock options for 500,000 shares of AIG Common Stock vest in equal, annual installments on each of the first three anniversaries of the grant date;

•
Stock options for 300,000 shares of AIG Common Stock vest only if, for twenty consecutive trading days, the closing price per share is at least $70.99, but in no event will these stock options vest faster than in equal, annual installments on each of the first three anniversaries of the grant date;

•
Stock options for 300,000 shares of AIG Common Stock vest only if, for twenty consecutive trading days, the closing price per share is at least $80.99; and

•
Stock options for 400,000 shares of AIG Common Stock vest only if, for twenty consecutive trading days, the closing price per share is at least $90.99.

For Mr. Zaffino, his stock options to purchase 1,000,000 shares of AIG Common Stock have a grant date of July 24, 2017 and vest as follows:
•
Stock options for 333,000 shares of AIG Common Stock vest in equal, annual installments on each of the first three anniversaries of the grant date;

•
Stock options for 200,000 shares of AIG Common Stock vest only if, for twenty consecutive trading days, the closing price per share is at least $74.53, but in no event will these stock options vest faster than in equal, annual installments on each of the first three anniversaries of the grant date;

•
Stock options for 200,000 shares of AIG Common Stock vest only if, for twenty consecutive trading days, the closing price per share is at least $84.53; and

•
Stock options for 267,000 shares of AIG Common Stock vest only if, for twenty consecutive trading days, the closing price per share is at least $94.53.

All stock options were granted under the 2013 Omnibus Incentive Plan, except 500,000 stock options granted to Mr. Duperreault were granted as an “employment inducement award” under NYSE Listing Rule 303A.08, as approved by the Committee, and are otherwise governed by the 2013 Omnibus Incentive Plan. The 500,000 stock options granted outside of the 2013 Omnibus Incentive Plan consist of 100,000 stock options that vest if, for twenty consecutive trading days, the closing price per share is at least $80.99, and 400,000 stock options that vest if, for twenty consecutive trading days, the closing price per share is at least $90.99, each as described above.
(2)
Performance Share Units.

All 2017 and 2016 PSUs are shown at threshold payout and all 2015 PSUs, PSUs for the 2014—2016 performance period (2014 PSUs), and PSUs for the 2013—2015 performance period (2013 PSUs) are shown at actual amounts earned. Actual amounts earned for the 2015, 2014 and 2013 PSUs were determined by the Committee in the first quarter of 2018, 2017 and 2016, respectively. For information on the earned 2015 PSUs, as determined by the Committee in the first quarter of 2018, see “—Compensation Discussion and Analysis—Adjudication of 2015 Long-Term Incentive Awards.”
2017, 2016 and 2015 PSUs also accrue dividend equivalent rights in the form of additional PSUs beginning with the first dividend record date following the PSU grant date, which are subject to the same vesting and performance conditions as the related PSUs and are paid when such related earned shares (if any) are delivered. The 2015 PSU amounts earned as shown above include the additional PSUs accrued in respect of dividend equivalent rights. 2017 and 2016 PSU amounts also include the additional PSUs accrued in respect of dividend equivalent rights assuming threshold payout.
Whether the 2017 or 2016 PSUs (and related dividend equivalents) will be earned at the level shown or a different level, or at all, depends on AIG performance against plan metrics over a three-year performance period.
Once earned, (i) all 2017 PSUs (and related dividend equivalents) to current named executives will vest on January 1, 2020, and (ii) 2016 PSUs (and related dividend equivalents) to current named executives will vest one-third on the first day of January in each of 2019, 2020 and 2021.

One-third of the earned 2015 PSUs (and related dividend equivalents) to current named executives vested on January 1, 2018, and the remaining two-thirds will vest one-third on the first day of January in each of 2019 and 2020. Two-thirds of the earned 2014 PSUs to current named executives vested one-third on the first day of January in each of 2017 and 2018, and the remaining one-third will vest on January 1, 2019. The earned 2013 PSUs to current named executives vested one-third on the first day of January in each of 2016, 2017 and 2018. The one-third of 2014 PSUs and 2013 PSUs that vested January 2017 are reflected in the 2017 Vesting of Stock-Based Awards table below.
Restricted Stock Units.
RSUs accrue dividend equivalent rights in the form of additional RSUs beginning with the first dividend record date following the applicable grant date, which are subject to the same vesting conditions as the related RSUs and are paid when such related shares (if any) are delivered. The RSU amounts as shown above include the additional RSUs accrued in respect of dividend equivalent rights.
All 2017 RSUs (and related dividend equivalents) granted to our current named executives will vest on January 1, 2020, and all other RSUs (and related dividend equivalents) granted to our current named executives will vest on March 15, 2019.
Named Executive Officers Separated in 2017.
Messrs. Hancock, Schimek and Solmssen became vested in their RSU and PSU awards, as applicable, upon their respective separation dates. For 2015 PSUs (and related dividend equivalents), 2014 PSUs and 2013 PSUs, the number of earned shares were based on actual performance as determined by the Committee in the first quarter of 2018, 2017 and 2016, respectively. These earned PSU awards and RSU awards, as applicable, are reflected in the 2017 Vesting of Stock-Based Awards table below. For 2017 and 2016 PSUs (and related dividend equivalents), the number of earned shares, if any, will be based on AIG performance over the applicable three-year performance period. These unearned awards are reflected in the table above, at threshold payout. Shares underlying RSUs, other than 2017 RSUs, were paid upon vesting. For all PSUs and 2017 RSUs, any earned amounts will be paid on the normal payment schedule.
(3)
Based on the closing sale price of AIG Common Stock on the NYSE on December 29, 2017 of  $59.58 per share.

Vesting of Stock-Based Awards During 2017
The following table sets forth the amounts realized in accordance with SEC rules by each named executive as a result of the vesting of stock-based awards in 2017. There were no options exercised in 2017 by any of the named executives.
2017 Vesting of Stock-Based Awards
	Stock-Based Awards Vested in 2017
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Brian Duperreault	—	—
Siddhartha Sankaran(1)	30,739	$2,001,724
Douglas A. Dachille	—	—
Kevin T. Hogan(1)	57,637	$3,753,321
Peter Zaffino	—	—
Separated during 2017
Peter D. Hancock(2)	372,603	$23,399,887
Robert S. Schimek(3)	202,335	$13,089,762
Peter Y. Solmssen(4)	103,819	$6,642,340

(1)
Represents one-third of each of the earned 2014 PSUs and 2013 PSUs that vested on January 1, 2017 (based on the value of the underlying shares of AIG Common Stock on the vesting date).

(2)
Represents (i) 126,890 shares underlying Mr. Hancock’s earned 2013 PSUs, one-third of which vested on January 1, 2017 and one-third of which vested upon Mr. Hancock’s separation on May 14, 2017 (based on the value of underlying shares of AIG Common Stock on the respective vesting dates) (the first one-third of Mr. Hancock’s earned 2013 PSUs vested in January 2016), (ii) 141,991 shares underlying Mr. Hancock’s earned 2014 PSUs, one-third of which vested on January 1, 2017 and the remaining two-thirds of which vested upon Mr. Hancock’s separation (based on the value of underlying shares of AIG Common Stock on the respective vesting dates), (iii) 39,889 shares underlying Mr. Hancock’s earned 2015 PSUs (and related dividend equivalents), all of which vested upon his separation (based on the value of underlying shares of AIG Common Stock on the vesting date) and (iv) 63,833 shares underlying Mr. Hancock’s 2017 RSUs, all of which vested upon his separation (based on the value of underlying shares of AIG Common Stock on the vesting date). All of Mr. Hancock’s earned 2013 PSUs has been delivered. Two-thirds of Mr. Hancock’s earned 2014 PSUs has been delivered, and the remaining one-third will be delivered in January 2019. One-third of Mr. Hancock’s 2015 PSUs (and related dividend equivalents) has been delivered, and the remaining two-thirds will be delivered in each of January 2019 and January 2020. All of Mr. Hancock’s 2017 RSUs will be delivered in January 2020.

(3)
Represents (i) 41,482 shares underlying Mr. Schimek’s earned 2013 PSUs, one-third of which vested on January 1, 2017 and one-third of which vested upon Mr. Schimek’s separation on October 31, 2017 (based on the value of underlying shares of AIG Common Stock on the respective vesting dates) (the first one-third of Mr. Schimek’s earned 2013 PSUs vested in January 2016), (ii) 37,176 shares underlying Mr. Schimek’s earned 2014 PSUs, one-third of which vested on January 1, 2017 and the remaining two-thirds of which vested upon Mr. Schimek’s separation (based on the value of underlying shares of AIG Common Stock on the respective vesting dates), (iii) 8,846 shares underlying Mr. Schimek’s earned 2015 PSUs (including related dividend equivalents), all of which vested upon his separation (based on the value of underlying shares of AIG Common Stock on the vesting date) and (iv) 114,831 shares underlying Mr. Schimek’s RSUs (and related dividend equivalents), all of which vested upon his separation (based on the value of underlying shares of AIG Common Stock on the vesting date). All of Mr. Schimek’s earned 2013 LTI PSUs has been delivered. Two-thirds of Mr. Schimek’s earned 2014 PSUs has been delivered, and the remaining one-third will be delivered in January 2019. One-third of Mr. Schimek’s 2015 PSUs (and related dividend equivalents) has been delivered, and the remaining two-thirds will be delivered in each of January 2019 and January 2020. All of Mr. Schimek’s RSUs (and related dividend equivalents) have been delivered, except his 2017 RSUs (and related dividend equivalents), which will be delivered in January 2020.

(4)
Represents 103,819 shares underlying Mr. Solmssen’s RSUs (and related dividend equivalents), all of which vested upon his separation on October 16, 2017 (based on the value of underlying shares of AIG Common Stock on the vesting date). All of Mr. Solmssen’s RSUs (and related dividend equivalents) have been delivered, except his 2017 RSUs (and related dividend equivalents), which will be delivered in January 2020.

POST-EMPLOYMENT COMPENSATION
Pension Benefits
AIG does not have any active defined benefit (pension) plans. Effective January 1, 2016, benefit accruals under our tax-qualified pension plan (the Qualified Retirement Plan) and our non-qualified pension plan (the Non-Qualified Retirement Plan) were frozen. As a result, the Qualified Retirement Plan and the Non-Qualified Retirement Plan were closed to new participants, and current participants can no longer accrue additional benefits after December 31, 2015. However, interest credits continue to accrue on existing cash balance accounts, and participants also continue to earn service credits for purposes of vesting and early retirement eligibility subsidies as they continue to work for AIG.
Participants in the Qualified Retirement Plan vest in and receive their benefits based on length of service. Participants in the Non-Qualified Retirement Plan vest in and receive these benefits based on their age and length of service. The Qualified Retirement Plan covers participating employees of AIG and its subsidiaries who are paid on a U.S. dollar payroll and are citizens of the United States, or non-citizens working in the United States, and the Non-Qualified Retirement Plan covers participating employees whose formula benefit is restricted from being fully paid from the Qualified Retirement Plan due to IRS limits on compensation and benefits, including the named executives.
Mr. Duperreault was employed by AIG from May 1, 1973 to September 7, 1994 and accrued pension benefits under the Qualified Retirement Plan and the Non-Qualified Retirement Plan during this employment. Mr. Duperreault was vested in his Qualified Retirement Plan benefit at the time of his resignation in 1994 and elected to commence this benefit on September 1, 2017. He has not received a distribution from the Non-Qualified Retirement Plan. Pursuant to the terms of these Plans, prior service is recognized for vesting and eligibility to participate. Therefore, upon rejoining AIG on May 14, 2017, Mr. Duperreault’s prior service was recognized for vesting purposes under the Plans, but benefit accruals did not commence when he rejoined AIG as the Plans were frozen effective January 1, 2016. Mr. Hogan was employed by AIG from September 4, 1984 to November 5, 2008 and accrued pension benefits under the Qualified Retirement Plan and the Non-Qualified Retirement Plan during this employment. Mr. Hogan did not receive a distribution from the Qualified Retirement Plan or the Non-Qualified Retirement Plan at the time of his resignation in 2008. Pursuant to the terms of these Plans, prior service is recognized for vesting and eligibility to participate. Therefore, upon rejoining AIG in 2013, benefit accruals commenced immediately under the Plans for Mr. Hogan, until benefit accruals were frozen for all participants effective January 1, 2016.
While AIG was subject to the TARP restrictions on executive compensation, benefit accruals in the Non-Qualified Retirement Plan were frozen on December 11, 2009 for Mr. Schimek. Because the TARP restrictions ceased to apply as of December 14, 2012, the freeze on benefit accruals in the Non-Qualified Retirement Plan ended and benefit accruals commenced again under the plan after this date. In addition, benefit accruals commenced for Messrs. Hancock and Sankaran under the Non-Qualified Retirement Plan, as they had not accrued any benefits under this plan prior to the TARP restrictions. We are not permitted to restore service for benefit accruals for the length of time during which these executives were subject to the freeze.
Mr. Dachille was hired on September 15, 2015 and benefit accruals under the Qualified Retirement Plan and the Non-Qualified Retirement Plan commenced on September 15, 2015. Messrs. Zaffino and Solmssen were not participants in the Qualified Retirement Plan or the Non-Qualified Retirement Plan because they joined AIG after the Plans were frozen effective January 1, 2016.
The benefit formula under the Qualified Retirement Plan and the Non-Qualified Retirement Plan was converted effective April 1, 2012 from a final average pay formula to a cash balance formula comprised of pay credits, calculated based on 6 percent of a plan participant’s annual pensionable compensation. Pay credits under these Plans accrued through 2015 (subject to the IRS limitation on qualified plans of  $265,000 in 2015) and ceased on December 31, 2015. However, annual interest credits continued (2.50 percent in 2017, based upon the 30-year long-term Treasury rate). This rate is adjusted annually on January 1.
The definition of pensionable compensation under the cash balance formula is different from the definition used in the final average pay formula. Prior to the January 1, 2016 freeze date, and effective April 1, 2012, pensionable compensation under the cash balance formula included base salary, commissions, overtime and annual short-term incentive awards. The Qualified Retirement Plan was subject to IRS compensation limits and the Non-Qualified Retirement Plan was subject to an annual compensation limit of  $1,050,000 in 2015.

The final average pay formula and definition of pensionable compensation did not change under the Qualified Retirement Plan or the Non-Qualified Retirement Plan for employees whose age plus credited service as of March 31, 2012 equaled 65 or greater and who had at least five years of credited service in the Qualified Retirement Plan as of that date. None of the named executives met these requirements. For purposes of the Qualified Retirement Plan and Non-Qualified Retirement Plan, each final average pay formula has been based on the average pensionable compensation of a participant during those three consecutive years in the last ten years of credited service that afford the highest such average, not including amounts attributable to overtime pay, quarterly bonuses, annual cash bonuses or long-term incentive awards. However, as a result of the freeze of benefit accruals effective January 1, 2016 for the Qualified Retirement Plan and the Non-Qualified Retirement Plan, each final average pay formula is based on the average pensionable compensation of a participant during those three consecutive years in the last ten years of credited service through December 31, 2015. These participants will receive a benefit under the Qualified Retirement Plan and the Non-Qualified Retirement Plan calculated using either the final average pay formula or the cash balance formula, whichever produces the greater benefit. The Qualified Retirement Plan and Non-Qualified Retirement Plan final average pay formula ranges from 0.925 percent to 1.425 percent times average final salary for each year of credited service accrued since April 1, 1985 up to 44 years through December 31, 2015 and 1.25 percent to 1.75 percent times average final pay for each year of credited service accrued prior to April 1, 1985 up to 40 years. For participants who retire after the normal retirement age of 65, the retirement benefit is actuarially increased to reflect the later benefit commencement date.
Participants in the Qualified Retirement Plan are vested after three years of service and participants in the Non-Qualified Retirement Plan are vested once they attain age 60 with five or more years of service or age 55 with ten or more years of service. The Non-Qualified Retirement Plan provides a benefit equal to the portion of the benefit that is not permitted to be paid from the Qualified Retirement Plan due to IRS limits on compensation and benefits.
Participants in the Qualified Retirement Plan can elect to receive their benefit in the form of an annuity or as a lump sum distribution. However, Mr. Duperreault can only receive his benefit in the form of an annuity because he was only eligible for the form of payment provided under the Plan at the time of his resignation in 1994. For Non-Qualified Retirement Plan participants, the benefit they accrued through March 31, 2012 can be paid only in the form of an annuity, and the benefit accrued on and after April 1, 2012 through December 31, 2015 can be paid only in a lump sum.
Early retirement benefits. Each of the domestic pension plans provides for reduced early retirement benefits. These benefits are available to all vested participants in the Qualified Retirement Plan. The Non-Qualified Retirement Plan provides reduced early retirement benefits to participants who have reached age 55 with ten or more years of service or to participants who have reached age 60 with five or more years of service. The early retirement reduction factors in the Non-Qualified Retirement Plan are based upon age as of the retirement date and years of credited service excluding the TARP-related freeze period.
In the case of early retirement, participants in the Qualified Retirement Plan and the Non-Qualified Retirement Plan under the final average pay formula will receive the plan formula benefit projected to normal retirement at age 65 (using average final salary as of the date of early retirement), but prorated based on years of actual service, then reduced by 3, 4 or 5 percent (depending on age and years of credited service at retirement, excluding the TARP-related freeze period with respect to the Non-Qualified Retirement Plan) for each year that retirement precedes age 65. Participants in the Qualified Retirement Plan and Non-Qualified Retirement Plan will continue to receive service credit on and after the January 1, 2016 freeze date in determining age and length of service for early retirement subsidies and vesting purposes. Participants in the Qualified Retirement Plan with at least three years of service to AIG have a vested reduced retirement benefit pursuant to which, in the case of termination of employment prior to reaching age 65, such participants may elect to receive a reduced early retirement benefit commencing at any date between their date of termination and age 65. Participants in the Qualified Retirement Plan can elect to receive their benefit in the form of an annuity or as a lump sum distribution upon normal or early retirement. For Non-Qualified Retirement Plan participants, the benefit they accrued through March 31, 2012 can be paid only in the form of an annuity, and the benefit accrued on and after April 1, 2012 through December 31, 2015 can be paid only in a lump sum.

Death and disability benefits. Each of the domestic pension plans also provides for death and disability benefits. The death benefit payable to a participant’s designated beneficiary under the Qualified Retirement Plan and the Non-Qualified Retirement Plan will generally equal the participant’s lump sum benefit or cash balance account.
Under the Qualified Retirement Plan and the Non-Qualified Retirement Plan, prior to the January 1, 2016 freeze date, participants who became disabled and received payments under AIG’s long-term disability plan, and whose benefit was determined under the final average pay formula, continued to accrue credited service, and participants whose benefit was determined under the cash balance formula continued to receive interest and pay credits to their cash balance account, for a maximum of three additional years. On and after the January 1, 2016 freeze date, participants who receive payments under AIG’s long-term disability plan continue to receive service credit in determining age and length of service for early retirement subsidies and vesting purposes, and participants whose benefit is determined under the cash balance formula continue to receive interest credits to their cash balance account, for a maximum of three additional years.
As with other retirement benefits, in the case of death and disability benefits, the formula benefit under the Non-Qualified Retirement Plan is reduced by amounts payable under the Qualified Retirement Plan.
2017 pension benefits. The following table details the accumulated benefits under the pension plans in which each named executive participates. In accordance with SEC rules, these accumulated benefits are presented as if they were payable upon the named executive’s normal retirement at age 65 or current age if older. However, it is important to note that the benefits shown for the named executives are at least partially unvested and could be received at lower levels due to reduced benefits or forfeited entirely if the named executive does not continue to work at AIG for the next several years.
As of year-end 2017, Mr. Duperreault was eligible for normal retirement benefits and Mr. Hogan was eligible for early retirement benefits under the Non-Qualified Retirement Plan. In addition, as of year-end 2017, Messrs. Sankaran, Dachille and Hogan were vested in the Qualified Retirement Plan and eligible to commence benefits under the Plan early. Mr. Duperreault was also vested in his Qualified Retirement Plan benefit and elected to commence his benefit under the Plan in September 2017.
Mr. Hancock was not vested in or eligible for early retirement benefits under the Non-Qualified Retirement Plan upon his separation from employment on May 14, 2017. Mr. Hancock forfeited these benefits upon his separation from AIG. Mr. Hancock elected to receive his early retirement benefits under the Qualified Retirement Plan effective March 1, 2018. Mr. Schimek was not vested in or eligible for early retirement benefits under the Non-Qualified Retirement Plan upon his separation from employment on October 31, 2017. Mr. Schimek forfeited these benefits upon his separation from AIG. Mr. Schimek elected to receive his early retirement benefits under the Qualified Retirement Plan effective April 1, 2018. Mr. Solmssen was not a participant in the Qualified or Non-Qualified Retirement Plans.
AIG has not granted extra years of credited service under the defined benefit plans described above to any named executive, other than recognizing prior service by Mr. Dachille to First Principles for purposes of determining vesting and eligibility pursuant to the terms of AIG’s acquisition of First Principles.

2017 Pension Benefits
Name	Plan Name	Years of Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During 2017
Brian Duperreault	Qualified Retirement Plan	18.750	$1,225,069	$28,367
	Non-Qualified Retirement Plan	18.750	$164,238	$0
	Total		$1,389,307	$28,367
Siddhartha Sankaran	Qualified Retirement Plan	4.583	$73,166	$0
	Non-Qualified Retirement Plan	3.000	$125,361	$0
	Total		$198,527	$0
Douglas A. Dachille	Qualified Retirement Plan	0.333	$16,035	$0
	Non-Qualified Retirement Plan	0.333	$2,289	$0
	Total		$18,324	$0
Kevin T. Hogan	Qualified Retirement Plan	25.917	$713,720	$0
	Non-Qualified Retirement Plan	25.917	$881,957	$0
	Total		$1,595,677	$0
Peter Zaffino	Qualified Retirement Plan	0	$0	$0
	Non-Qualified Retirement Plan	0	$0	$0
	Total		$0	$0
Separated during 2017
Peter D. Hancock	Qualified Retirement Plan	5.333	$125,264	$0
	Non-Qualified Retirement Plan	3.000	$0	$0
	Total		$125,264	$0
Robert S. Schimek	Qualified Retirement Plan	9.917	$246,602	$0
	Non-Qualified Retirement Plan	6.917	$0	$0
	Total		$246,602	$0
Peter Y. Solmssen	Qualified Retirement Plan	0	$0	$0
	Non-Qualified Retirement Plan	0	$0	$0
	Total		$0	$0

(1)
The 2017 named executives had the following years of service with AIG as of December 31, 2017: Mr. Duperreault—22.083; Mr. Sankaran—7.167; Mr. Dachille—2.333; Mr. Hogan—28.500; and Mr. Zaffino—0.500. As of their respective separation dates, the named executive officers who separated in 2017 had the following years of service with AIG: Mr. Hancock—7.330, Mr. Schimek—12.333; and Mr. Solmssen—1.083.

Mr. Duperreault. Mr. Duperreault has fewer years of credited service than actual service under the Qualified Retirement Plan and the Non-Qualified Retirement Plan because, at the time he was originally hired, the Qualified Retirement Plan was contributory and employees received credited service when they began to contribute to the Plan. Mr. Duperreault was employed by AIG starting on May 1, 1973, but did not begin to contribute to the Qualified Retirement Plan until January 1, 1976. He accrued pension benefits under the Qualified Retirement Plan and the Non-Qualified Retirement Plan during his employment until his resignation from AIG on September 7, 1994. Mr. Duperreault did not receive a distribution from the Qualified Retirement Plan or the Non-Qualified Retirement Plan at the time of his resignation in 1994. Mr. Duperreault was vested in his Qualified Retirement Plan benefit at the time of his resignation in 1994 and elected to commence this benefit on September 1, 2017. He has not received a distribution from the Non-Qualified Retirement Plan. Pursuant to the terms of these Plans, prior service is recognized for vesting and eligibility to participate. Therefore, upon rejoining AIG on May 14, 2017, his prior service was recognized for vesting purposes under the Qualified and Non-Qualified Retirement Plans. Mr. Duperreault’s credited service under the Non-Qualified

Retirement Plan is equal to his credited service under the Qualified Retirement Plan because he was not an employee during the time period in which the freeze on service accrual in the Non-Qualified Retirement Plan was applicable. Benefit accruals did not commence for Mr. Duperreault when he rejoined AIG as the Plans were frozen effective January 1, 2016.
Mr. Sankaran. Mr. Sankaran has fewer years of credited service than actual service under the Qualified Retirement Plan because, at the time he was hired, employees were required to wait a year after commencing employment with AIG before becoming participants in this plan and received credit for service retroactive to six months of employment. Mr. Sankaran became a participant in the Qualified Retirement Plan effective December 1, 2011 after he completed one year of service with AIG, with service credited retroactive to June 1, 2011. Mr. Sankaran began accruing credited service under the Non-Qualified Retirement Plan on January 1, 2013, the first of the month following December 14, 2012, the end of AIG’s TARP restrictions period. He participates in the Qualified Retirement and Non-Qualified Retirement Plans under the cash balance formula. He began to accrue pay credits under the Non-Qualified Retirement Plan cash balance formula following December 14, 2012, the end of AIG’s TARP restrictions period. The Qualified and Non-Qualified Retirement Plans were frozen effective January 1, 2016 and credited service accruals ceased under these Plans as of December 31, 2015.
Mr. Dachille. Mr. Dachille has fewer years of credited service than actual service under the Qualified Retirement Plan and the Non-Qualified Retirement Plan because the Plans were frozen effective January 1, 2016 and credited service accruals ceased under these Plans as of December 31, 2015. Mr. Dachille became a participant in the Qualified Retirement Plan and the Non-Qualified Retirement Plan effective September 15, 2015, the date he joined AIG. He participates in the Qualified Retirement and Non-Qualified Retirement Plans under the cash balance formula.
Mr. Hogan. Mr. Hogan has fewer years of credited service than actual service under the Qualified Retirement Plan and the Non-Qualified Retirement Plan because, at the time he was hired, employees were required to wait a year after commencing employment with AIG before becoming participants in these Plans and received credit for service retroactive to six months of employment. Mr. Hogan was employed by AIG from September 4, 1984 to November 5, 2008 and accrued pension benefits under the Qualified Retirement Plan and the Non-Qualified Retirement Plan during this employment. Mr. Hogan did not receive a distribution from the Qualified Retirement Plan or the Non-Qualified Retirement Plan at the time of his initial resignation. Upon his rehire on October 14, 2013, benefit accruals commenced immediately under the Qualified and Non-Qualified Retirement Plans calculated under the cash balance formula, and prior service, pursuant to the terms of these Plans, was recognized for vesting and eligibility purposes. Mr. Hogan’s credited service under the Non-Qualified Retirement Plan is equal to his credited service under the Qualified Retirement Plan because he was not an employee during the time period in which the freeze on service accrual in the Non-Qualified Retirement Plan was applicable. The Qualified and Non-Qualified Retirement Plans were frozen effective January 1, 2016 and credited service accruals ceased under these Plans as of December 31, 2015.
Mr. Zaffino. Mr. Zaffino is not a participant in the Qualified Retirement Plan or the Non-Qualified Retirement Plan because he joined AIG after the Plans were frozen effective January 1, 2016.
Mr. Hancock. Mr. Hancock had fewer years of credited service than actual service under the Qualified Retirement Plan because, at the time he was hired, employees were required to wait a year after commencing employment with AIG before becoming participants in this Plan and received credit for service retroactive to six months of employment. Mr. Hancock became a participant in the Qualified Retirement Plan effective March 1, 2011 after he completed one year of service with AIG, with service credited retroactive to September 1, 2010. Mr. Hancock began accruing credited service under the Non-Qualified Retirement Plan on January 1, 2013, the first of the month following December 14, 2012, the end of AIG’s TARP restrictions period. He participated in the Qualified Retirement and Non-Qualified Retirement Plans under the cash balance formula. He began to accrue pay credits under the Non-Qualified Retirement Plan cash balance formula following December 14, 2012, the end of AIG’s TARP restrictions period. The Qualified and Non-Qualified Retirement Plans were frozen effective January 1, 2016 and credited service accruals ceased under these Plans as of December 31, 2015. For Mr. Hancock, years of credited service and pension values reflect the values as of his separation date of May 14, 2017.
Mr. Schimek. Mr. Schimek had fewer years of credited service than actual service under the Qualified Retirement Plan and Non-Qualified Retirement Plan because, at the time he was hired, employees were required to wait a year after commencing employment with AIG before becoming participants in these Plans and received credit for service retroactive to six months of employment. Mr. Schimek became a participant in the Qualified Retirement Plan and Non-Qualified Retirement Plan effective August 1, 2006 after he completed one year of service with AIG, with service credited retroactive to February 1, 2006. Mr. Schimek’s credited service under the Non-Qualified Retirement Plan is less than his credited service under the Qualified Retirement Plan due to the freeze on service accruals in the Non-Qualified Retirement Plan. He participated in the Qualified Retirement Plan and Non-Qualified Retirement Plan under the cash balance formula. Mr. Schimek resumed accrual of pay credits under the Non-Qualified Retirement Plan cash balance formula following December 14, 2012, the end of AIG’s TARP restrictions period and resumed accruing credited service under the Non-Qualified Retirement Plan on January 1, 2013. The Qualified and Non-Qualified Retirement Plans were frozen effective January 1, 2016 and credited service accruals ceased under these Plans as of December 31, 2015. For Mr. Schimek, years of credited service and pension values reflect the values as of his separation date of October 31, 2017.
Mr. Solmssen. Mr. Solmssen was not a participant in the Qualified Retirement Plan or the Non-Qualified Retirement Plan because he joined AIG after the Plans were frozen effective January 1, 2016.
(2)
The actuarial present values of the accumulated benefits are based on service and earnings as of December 31, 2017 (the pension plan measurement date for purposes of AIG’s financial statement reporting), with the exception of Messrs. Hancock and Schimek, whose values reflect their separation dates. The actuarial present values of the accumulated benefits under the Qualified Retirement Plan and the Non-Qualified Retirement Plan are calculated based on payment of a life annuity beginning at age 65, or current age if older, consistent with the assumptions described in Note 21 to the Consolidated Financial Statements included in AIG’s 2017 Annual Report on Form 10-K. As described in that Note, the discount rate assumption is 3.61 percent for the Qualified Retirement Plan. The discount rate assumption is 3.53 percent for the Non-Qualified Retirement Plan. The mortality assumptions are based on the RP-2014 annuitant white collar mortality table projected using the AIG improvement scale.

As a result of the TARP restrictions on executive compensation, benefit accruals in the Non-Qualified Retirement Plan were frozen on December 11, 2009 for Mr. Schimek. The TARP-related freeze on benefit accruals in the Non-Qualified Retirement Plan ended on December 14, 2012. Messrs. Duperreault, Dachille and Hogan were not employed by AIG during the TARP-related freeze period, and Messrs. Hancock and Sankaran did not begin accruing pay credits under the Non-Qualified Retirement Plan until December 14, 2012. We are not permitted to restore service for benefit accruals for the length of time during which these executives were subject to the TARP-related freeze.
The Non-Qualified Retirement Plan benefits for these participants, if eligible, are equal to the lesser of the frozen Non-Qualified Retirement Plan (excluding service and earnings during the period in which benefit accruals were frozen due to the TARP restrictions) or the Non-Qualified Retirement Plan without taking into account the TARP-related freeze on service accruals. Vesting is determined in the Non-Qualified Retirement Plan based on age and years of service as of the executive’s actual retirement date. Early retirement reduction factors are based on age at the executive’s actual retirement date and years of credited service excluding credited service during the period in which benefit accruals were frozen due to the TARP restrictions. Participants will continue to receive service credit on and after the January 1, 2016 freeze date in determining age and length of service for both vesting and early retirement subsidies.
Nonqualified Deferred Compensation
None of the named executive officers participate in a nonqualified deferred compensation plan.

POTENTIAL PAYMENTS ON TERMINATION
Executive Severance Plan. As previously discussed, AIG maintains the 2012 ESP for AIG executives in grade level 27 or above, including the current named executives, and executives who participated in AIG’s prior executive severance plan (Prior Participants).
Severance benefits. The 2012 ESP provides for severance payments and benefits upon a termination by AIG without “Cause” or by a qualifying executive (including Messrs. Duperreault, Sankaran, Dachille, Hogan and Zaffino) for “Good Reason,” including, for qualifying executives, after a “Change in Control.” In the event of a qualifying termination, subject to the participant’s execution of a release of claims and agreement to abide by certain restrictive covenants, a participant is generally eligible to receive:
•
For terminations on and after April 1 of the termination year, a pro-rata annual short-term incentive for the year of termination based on the participant’s target amount and actual company (and/or, if applicable, business unit or function) performance, paid at the same time as such short-term incentives are regularly paid to similarly situated active employees; and

•
Severance in an amount equal to the product of a multiplier times the sum of base salary and the average amount of short-term incentive paid for the preceding three completed calendar years. The multiplier is either 1 or 1.5 depending on the executive’s grade level and increases to 1.5 or 2 for qualifying terminations within two years following a Change in Control. Each of Messrs. Duperreault, Sankaran, Dachille, Hogan and Zaffino is eligible for the higher multipliers.

If the qualifying termination occurs within twelve months after experiencing a reduction in base salary or annual short-term incentive, the payments described above are calculated as if the qualifying termination occurred immediately prior to the reduction. However, in any event, Prior Participants in grade level 27 or above, which includes Mr. Sankaran, may not receive less than the severance they would have received under the prior plan. Severance generally will be paid in a lump sum.
Participants are also entitled to continued health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), a $40,000 payment that may be applied towards continued health coverage and life insurance and one year of additional age and service under AIG’s non-qualified pension plans and AIG Medical Plan solely for purposes of determining vesting and eligibility, not benefit accruals. The one year of additional age and service is also used for the purpose of determining eligibility to enroll in retiree medical coverage.
Restrictive covenants. Pursuant to the release of claims that each participant must execute to receive benefits under the 2012 ESP, each participant is generally prohibited from:
•
Engaging in, being employed by, rendering services to or acquiring financial interests in certain businesses that are competitive with AIG for a period of six months after termination;

•
Interfering with AIG’s business relationships with customers, suppliers or consultants for a period of six months after termination;

•
Soliciting or hiring AIG employees for a period of one year after termination; and

•
Disclosing AIG’s confidential information at any time following termination.

Definitions. Under the 2012 ESP:
•
“Cause” generally means

•
the participant’s conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (A) on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, (B) on a felony charge or (C) on an equivalent charge to those in clauses (A) and (B) in jurisdictions which do not use those designations;

•
the participant’s engagement in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act);

•
the participant’s violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which AIG or any of its subsidiaries or affiliates is a member; or

•
the participant’s material violation of AIG’s codes of conduct or any other AIG policy as in effect from time to time.

•
“Change in Control” generally means

•
individuals who, on the effective date of the 2012 ESP, constitute the Board of Directors of AIG (or subsequent directors whose election or nomination was approved by a vote of at least two-thirds of such directors, including by approval of the proxy statement in which such person is named as a nominee for director) cease for any reason to constitute at least a majority of the Board;

•
any person is or becomes a beneficial owner of 50 percent or more of AIG’s voting securities (for this purpose, person is as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act);

•
consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving AIG that results in any person becoming the beneficial owner of 50 percent or more of the total voting power of the outstanding voting securities eligible to elect directors of the entity resulting from such transaction;

•
a sale of all or substantially all of AIG’s assets; or

•
AIG’s stockholders approve a plan of complete liquidation or dissolution of AIG.

•
“Good Reason” generally means a reduction of more than 20 percent in the participant’s annual target direct compensation.

Treatment of LTI Awards. Since 2013, LTI awards have been issued under the 2013 LTI Plan (for 2013, 2014, 2015 and 2016 PSUs) or the LTI Plan (for 2017 PSUs and 2017 RSUs), each of which provides for accelerated vesting of outstanding PSUs and 2017 RSUs in certain termination scenarios. In the case of a participant’s involuntary termination without Cause (defined in the same manner as in the 2012 ESP as set forth above), retirement or disability, or if the participant experiences a qualifying resignation after the first year of a performance period (e.g., on or after January 1, 2018 for the 2017–2019 performance period), the participant’s LTI award will vest and, with respect to PSUs, earned PSUs (if any) will be determined based on actual performance for the whole performance period. The earned amount of PSUs and full amount of 2017 RSUs will be delivered on the normal settlement schedule. Retirement requires attainment of age 60 with five years of service or attainment of age 55 with ten years of service, and a qualifying resignation requires attainment of both (1) age 50 with at least five years of service and (2) age plus years of service equal to at least 60. In the case of a participant’s death during or prior to adjudication for a performance period or involuntary termination without Cause within 24 months following a Change in Control (defined in the same manner as in the 2012 ESP as set forth above) during a performance period, an amount equal to the participant’s target amount of PSUs (unless the Committee determines to use actual performance through the date of the Change in Control) and the full amount of 2017 RSUs will vest and be delivered to the participant by the later of the end of the calendar year or two and a half months following death or termination.
RSUs granted to our named executives other than the 2017 RSUs are not eligible for qualifying resignation or retirement treatment, but otherwise have the same accelerated vesting terms upon termination as the 2017 RSUs described above.
Quantification of Termination Payments and Benefits. Our named executive officers who separated in 2017 are not included in the Termination Payments and Benefits table below because they were not employed by us on December 31, 2017. Below are the benefits each of our named executive officers who separated in 2017 received upon his separation from employment.
Mr. Hancock. Mr. Hancock separated from AIG on May 14, 2017, and, pursuant to his Transition Agreement entered into with AIG on March 17, 2017, was entitled to termination without cause benefits under the 2012 ESP (with his lump sum severance payment calculated as if he had terminated on March 8, 2017, the day before Mr. Hancock announced his intent to resign). Upon separation, he received a lump sum severance payment of $9,528,890 and was entitled to a lump sum payment of  $40,000 that may be applied towards continued health coverage and life insurance. For 2017, Mr. Hancock earned a pro-rata short-term incentive award of  $704,000, 100 percent of which was vested and paid in March 2018.
Mr. Hancock’s outstanding PSUs and 2017 RSUs vested upon his separation. For details regarding the market value of these awards, see “Holdings of and Vesting of Previously Awarded Equity.” Mr. Hancock’s earned but unpaid 2013, 2014 and 2015 PSUs (and for 2015 PSUs, related dividend equivalents) and unpaid 2017 RSUs (and related dividend equivalents) will be paid on the normal payment schedule applicable to these awards. Earned amounts for 2016 and 2017 PSUs (and for each, related dividend equivalents), if any, will be based on actual performance following the applicable performance period and paid on the normal payment schedule applicable to these awards.
Pursuant to his Transition Agreement, Mr. Hancock also received a lump sum payment of  $5,000,000 for his service through the transition to our new President and Chief Executive Officer. Mr. Hancock’s severance payments and benefits are subject to his release of claims against AIG and restrictive covenants, as described above in “—Executive Severance Plan—Restrictive Covenants.”
Mr. Schimek. Mr. Schimek separated from AIG on October 31, 2017, and was entitled to termination without cause benefits under the 2012 ESP. Upon separation, he received a lump sum severance payment of  $4,618,111 and was entitled to a lump sum payment of  $40,000 that may be applied towards continued health coverage and life insurance. For 2017, Mr. Schimek earned a pro-rata short-term incentive award of  $962,500, 100 percent of which was vested and paid in March 2018.
Mr. Schimek’s outstanding PSUs and RSUs vested upon his separation. For details regarding the market value of these awards, see “Holdings of and Vesting of Previously Awarded Equity.” Mr. Schimek’s earned but unpaid 2013, 2014 and 2015 PSUs (and for 2015 PSUs, related dividend equivalents) and unpaid 2017 RSUs (and related dividend equivalents) will be paid on the normal payment schedule applicable to these awards. His other RSUs (and related dividend equivalents) were paid upon his separation. Earned amounts for 2016 and 2017 PSUs (and, for each, related dividend equivalents), if any, will be based on actual performance following the applicable performance period and paid on the normal payment schedule applicable to these awards. Mr. Schimek’s severance payments and benefits are subject to his release of claims against AIG and restrictive covenants, as described above in “—Executive Severance Plan—Restrictive Covenants.”
Mr. Solmssen. Mr. Solmssen separated from AIG on October 16, 2017, and was entitled to termination without cause benefits under the 2012 ESP. Upon separation, he received a lump sum severance payment of  $4,050,000 and was entitled to a lump sum payment of  $40,000 that may be applied towards continued health coverage and life insurance. For 2017, Mr. Solmssen earned a pro-rata short-term incentive award of  $841,500, 100 percent of which was vested and paid in March 2018.
Mr. Solmssen’s outstanding 2017 PSUs and RSUs vested upon his separation. For details regarding the market value of these awards, see “Holdings of and Vesting of Previously Awarded Equity.” Mr. Solmssen’s unpaid 2017 RSUs (and related dividend equivalents) will be paid on the normal payment schedule applicable to this award, and his other RSUs (and related dividend equivalents) were paid upon his separation. Earned amounts for 2017 PSUs (and related dividend equivalents), if any, will be based on actual performance following the applicable performance period and paid on the normal payment schedule applicable to this award. Mr. Solmssen’s severance payments and benefits are subject to his release of claims against AIG and restrictive covenants, as described above in “—Executive Severance Plan—Restrictive Covenants.”

The following table sets forth the compensation and benefits that would have been provided to each of the current named executives if he had been terminated on December 31, 2017 under the circumstances indicated (including following a Change in Control).
Termination Payments and Benefits for the Current Named Executive Officers as of December 31, 2017
Name	Annual Short-Term Incentive(1)	Severance(2)	Medical and Life Insurance(3)	Pension Plan Credit(4)	Unvested Options(5)	Unvested Stock Awards(6)	Total
Brian Duperreault
By AIG for “Cause”	$0	$0	$0	$0	$0	$0	$0
By AIG w/o “Cause”	$1,408,000	$7,200,000	$40,000	$0	$0	$11,200,206	$19,848,206
By Executive w/o Good Reason	$0	$0	$0	$0	$0	$0	$0
By Executive with Good Reason	$1,408,000	$7,200,000	$40,000	$0	$0	$0	$8,648,000
Qualifying Termination following a Change in Control(7)	$1,408,000	$9,600,000	$40,000	$0	$0	$11,200,206	$22,248,206
Death	$2,133,333	$0	$0	$0	$0	$11,200,206	$13,333,539
Disability(8)	$1,408,000	$0	$0	$0	$0	$11,200,206	$12,608,206
Retirement	$0	$0	$0	$0	$0	$0	$0
Siddhartha Sankaran
By AIG for “Cause”	$0	$0	$0	$0	$0	$0	$0
By AIG w/o “Cause”	$1,122,000	$4,466,511	$40,000	$0	$0	$15,746,398	$21,374,909
By Executive w/o Good Reason	$0	$0	$0	$0	$0	$0	$0
By Executive with Good Reason	$1,122,000	$4,466,511	$40,000	$0	$0	$0	$5,628,511
Qualifying Termination following a Change in Control(7)	$1,122,000	$4,466,511	$40,000	$0	$0	$15,746,398	$21,374,909
Death	$1,700,000	$0	$0	$19,606	$0	$17,336,231	$19,055,837
Disability(8)	$1,122,000	$0	$0	$0	$0	$15,746,398	$16,868,398
Retirement	$0	$0	$0	$0	$0	$0	$0
Douglas A. Dachille
By AIG for “Cause”	$0	$0	$0	$0	$0	$0	$0
By AIG w/o “Cause”	$1,320,000	$3,270,000	$40,000	$0	$0	$16,095,418	$20,725,418
By Executive w/o Good Reason	$0	$0	$0	$0	$0	$5,730,583	$5,730,583
By Executive with Good Reason	$1,320,000	$3,270,000	$40,000	$0	$0	$5,730,583	$10,360,583
Qualifying Termination following a Change in Control(7)	$1,320,000	$4,360,000	$40,000	$0	$0	$16,095,418	$21,815,418
Death	$2,000,000	$0	$0	$956	$0	$19,141,267	$21,142,223
Disability(8)	$1,320,000	$0	$0	$0	$0	$16,095,418	$17,415,418
Retirement	$0	$0	$0	$0	$0	$0	$0
Kevin T. Hogan
By AIG for “Cause”	$0	$0	$0	$0	$0	$0	$0
By AIG w/o “Cause”	$1,254,000	$3,650,375	$40,000	$0	$0	$19,723,065	$24,667,440
By Executive w/o Good Reason	$0	$0	$0	$0	$0	$10,206,352	$10,206,352
By Executive with Good Reason	$1,254,000	$3,650,375	$40,000	$0	$0	$10,206,352	$15,150,727
Qualifying Termination following a Change in Control(7)	$1,254,000	$4,867,167	$40,000	$0	$0	$19,723,065	$25,884,232
Death	$1,900,000	$0	$0	$0	$0	$22,902,790	$24,802,790
Disability(8)	$1,254,000	$0	$0	$0	$0	$19,723,065	$20,977,065
Retirement	$0	$0	$0	$0	$0	$13,598,420	$13,598,420
Peter Zaffino
By AIG for “Cause”	$0	$0	$0	$0	$0	$0	$0
By AIG w/o “Cause”	$1,980,000	$11,168,733	$40,000	$0	$0	$4,024,093	$17,212,826
By Executive w/o Good Reason	$0	$0	$0	$0	$0	$0	$0
By Executive with Good Reason	$1,980,000	$11,168,733	$40,000	$0	$0	$0	$13,188,733
Qualifying Termination following a Change in Control(7)	$1,980,000	$13,293,733	$40,000	$0	$0	$4,024,093	$19,337,826
Death	$3,000,000	$0	$0	$0	$0	$4,024,093	$7,024,093
Disability(8)	$1,980,000	$0	$0	$0	$0	$4,024,093	$6,004,093
Retirement	$0	$0	$0	$0	$0	$0	$0

(1)
These amounts represent annual short-term incentive payments for which the named executives would have been eligible pursuant to the 2012 ESP had they been terminated on December 31, 2017. Under the 2012 ESP, earned short-term incentives are prorated based on the number of full months the executive was employed in the termination year. Except in the case of death, these short-term incentive payments are based on the named executive’s target amount and actual company performance and paid at the same time such short-term incentives are regularly paid to similarly situated active employees. In the case of death, a named executive’s short-term incentive payment is based on his target amount and paid as soon as administratively possible after the date of death (but in no event later than March 15th of the following year). These amounts would have been solely in lieu of, and not in addition to, the annual short-term incentives for 2017 actually paid to the named executives as reported in the 2017 Summary Compensation Table.
(2)
Severance would have been paid as a lump sum cash payment as soon as practicable and in no event later than 60 days following the termination date.

(3)
The amounts in this column reflect a lump sum payment of  $40,000 that can be used to pay for continued healthcare and life insurance coverage following a qualifying termination. None of the current named executives are eligible for company-subsidized retiree medical benefits. The amounts do not include medical and life insurance benefits upon permanent disability or death to the extent that they are generally available to all salaried employees. All of the current named executives are eligible participants under the AIG medical and life insurance plans.

(4)
The amount shown for all of the termination events is the increase, if any, above the accumulated value of pension benefits shown in the 2017 Pension Benefits table, calculated using the same assumptions. Where there is no increase in value, the amount shown in this column is zero. For Mr. Zaffino, the amount shown in the column is zero because he is not a participant in the Qualified and Non-Qualified Retirement Plans.

In the event of termination as a result of death, the beneficiaries of the named executives or their estates would have received benefits under AIG’s pension plans. The death benefit payable to a vested participant’s designated beneficiary under the Qualified Retirement Plan and the Non-Qualified Retirement Plan generally equals the participant’s lump sum benefit or cash balance account pursuant to the plan provisions applicable to all salaried employees. The death benefits for the named executives are calculated using the actual dates of birth for these individuals’ spouses, and generally are less than the amounts shown in the 2017 Pension Benefits table on a present value basis. In the event of termination as a result of disability, the named executives would have received benefits under AIG’s pension plans. The amounts in this column for termination due to permanent disability represent the increase in the present value, if any, of the named executive’s accumulated pension benefits attributed to interest credits, which continue to accrue on existing cash balance accounts, and service credits, for purposes of vesting and early retirement eligibility subsidies, that would accrue during a period of disability pursuant to the plan provisions applicable to all salaried employees.
All termination benefits, except disability benefits, are assumed to commence at the earliest permissible retirement date. Disability benefits are assumed to commence at age 65.
For information on pension benefits generally, see “—Post-Employment Compensation—Pension Benefits.”
(5)
The amounts in this column represent the total market value of unvested stock options as of December 31, 2017 that would accelerate upon termination, based on the difference between the exercise price of the options and the closing sale price of shares of AIG Common Stock on the NYSE of  $59.58 on December 29, 2017. Because the exercise price for all options exceed $59.58, the options had no intrinsic value as of December 31, 2017.

As described above under “—Outstanding Equity Awards at December 31, 2017”, Messrs. Duperreault and Zaffino each were granted stock options with a seven-year term pursuant to each executive’s stock option award agreement. A portion of each executive’s award (500,000 options for Mr. Duperreault and 333,000 options for Mr. Zaffino) vests in equal, annual installments on each of the first three anniversaries of the respective award grant date (the Time-Vesting Options) and the remaining portion of each executive’s award (1,000,000 options for Mr. Duperreault and 667,000 for Mr. Zaffino) vests based on the stock performance of AIG Common Stock (the Performance-Vesting Options). Upon a termination by AIG without Cause or by the executive for Good Reason, or upon the executive’s death or disability, all Time-Vesting Options will vest and remain exercisable for three years after termination, and the unvested Performance-Vesting Options will continue to be eligible to vest based on stock performance and remain exercisable for three years after termination. Based on the closing sale price on December 29, 2017 of shares of AIG Common Stock, no Performance-Vesting Options would vest upon termination as of December 31, 2017. In no event will any stock options remain exercisable after the initial seven-year expiration date. Upon any other termination, including for Cause by AIG or by the executive other than for Good Reason, all unvested stock options immediately terminate and are forfeited.
(6)
The amounts in this column represent the total market value (based on the closing sale price on the NYSE of $59.58 on December 29, 2017) of shares of AIG Common Stock underlying unvested equity-based awards as of December 31, 2017.

For the 2013 PSU awards, the amounts in this column include the remaining one-third of the named executive’s actual earned PSUs for the 2013–2015 performance period (as determined by the Committee in the first quarter of 2016) in the case of a named executive’s involuntary termination without Cause, involuntary termination without Cause within 24 months following a Change in Control, retirement, death or disability, or if the named executive experienced a qualifying resignation.
For the 2014 PSU awards, the amounts in this column include the remaining two-thirds of the named executive’s actual earned PSUs for the 2014–2016 performance period (as determined by the Committee in the first quarter of 2017) in the case of a named executive’s involuntary termination without Cause, involuntary termination without Cause within 24 months following a Change in Control, retirement, death or disability, or if the named executive experienced a qualifying resignation.
For the 2015 PSU awards, the amounts in this column include the named executive’s actual earned PSUs for the 2015–2017 performance period (as determined by the Committee in the first quarter of 2018 and described under “—Compensation Discussion and Analysis—Adjudication of 2015 Long-Term Incentive Awards”) in the case of a named executive’s involuntary termination without Cause, involuntary termination without Cause within 24 months following a Change in Control, retirement or disability, or if the named executive experienced a qualifying resignation. In the case of death, the amounts reflect the target amount of PSUs under each named executive’s 2015 PSU award. 2015 PSU award amounts also include additional PSUs accrued in respect of dividend equivalent rights, which are subject to the same vesting and performance conditions as the related PSUs, and are paid when such related earned shares (if any) are delivered.
In addition, the amounts in this column include, for all of the named executives, the outstanding 2016 and 2017 PSU awards assuming target performance and the full amount of their RSU awards, except that the amounts shown for a termination by executive with or without Good Reason for Messrs. Dachille and Hogan include only 2016 PSU awards that are eligible for qualifying resignation treatment under the 2013 LTI Plan or LTI Plan, as applicable. Qualifying resignation treatment is only available upon a voluntary termination after the first year of a performance period for participants who meet the age and years of service requirements. RSU awards, other than 2017 RSUs, are not eligible for qualifying resignation or retirement treatment. For the 2016 and 2017 PSU awards, the actual number of PSUs (if any) vesting upon a qualifying termination by AIG without Cause, by executive with or without Good Reason, disability, retirement and, in certain circumstances, following a Change in Control, would be based on actual performance.
2016 PSU, 2017 PSU and RSU award amounts also include additional PSUs and RSUs accrued in respect of dividend equivalent rights, which are subject to the same vesting and, in the case of the PSUs, performance, conditions as the related PSUs and RSUs, and are paid when such related shares (if any) are delivered. 2017 and 2016 PSU amounts also include the additional PSUs accrued in respect of dividend equivalent rights assuming target performance.
(7)
Under the 2012 ESP, includes a termination by AIG without Cause or by the executive for Good Reason within 24 months following a Change in Control. Under the outstanding PSU and RSU awards, includes only termination by AIG without Cause within 24 months following a Change in Control, with the amount of PSUs vesting shown (A) at the remaining one-third of the actual amounts earned for the 2013 PSUs (as determined by the Committee in the first quarter of 2016), (B) at the remaining two-thirds of the actual amounts earned for the 2014 PSUs (as determined by the Committee in the first quarter of 2017), (C) at the actual amounts earned for the 2015 PSUs (as determined by the Committee in the first quarter of 2018) and (D) at target for the 2016 and 2017 PSUs. However, with respect to the 2016 and 2017 PSUs, for a Change in Control that occurs following a performance period, the actual PSUs vesting, if any, would be based on actual performance, and for a Change in Control that occurs during a performance period, the Committee may determine to use actual performance through the date of the Change in Control rather than target performance to determine the actual PSUs vesting, if any.

(8)
Amounts shown in this row represent the amounts the executive would be entitled to receive upon qualifying for benefits under AIG’s long-term disability plan.

PAY RATIO
The 2017 annual total compensation of the median employee identified by AIG (as described below) was $64,186, and the 2017 annual total compensation of Mr. Duperreault (AIG’s Chief Executive Officer) was $44,738,581. Accordingly, AIG’s estimated 2017 pay ratio was 1 to 697. Excluding Mr. Duperreault’s one-time, sign-on cash and stock option awards, Mr. Duperreault’s 2017 annual total compensation would have been $16,585,581, and the estimated pay ratio would have been 1 to 259.
To identify the median employee, AIG used its active employee population (including both full-time and part-time employees) as of October 1, 2017 and used 2016 annual total compensation for that population comprising (i) base salary, which was annualized for full-time and part-time employees hired during 2016, (ii) overtime payments, (iii) target short-term and long-term incentive awards, in each case using 2017 targets for employees hired during 2016 who were not eligible for 2016 awards and (iv) sales incentives. For employees hired in 2017 (and who therefore did not have 2016 compensation), AIG used 2017 annual total compensation comprising (a) annualized base salary, (b) an estimate of annual overtime payments based on a calculation of median 2016 overtime payments, (c) 2017 target short-term and long-term incentive awards and (d) an estimate of annual sales incentives based on a calculation of median 2016 sales incentives.
As required by SEC rules, after identifying our median employee (who is located in the U.S.), we calculated 2017 annual total compensation for both our median employee and Mr. Duperreault using the same methodology that we use to determine our named executive officers’ annual total compensation for the Summary Compensation Table, except that for purposes of the pay ratio disclosure, we annualized Mr. Duperreault’s compensation. Mr. Duperreault became AIG’s Chief Executive Officer on May 14, 2017. In calculating our pay ratio disclosure, we annualized his 2017 compensation by increasing his salary, short-term incentive award and life insurance premiums paid to the amounts he would have received for a full year of service in 2017.
SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratios reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. In addition, the median employee’s annual total compensation is unique to that individual and therefore is not an indicator of the annual total compensation of any other individual or group of employees.

PROPOSAL 2—NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Pursuant to the rules of the SEC, AIG must submit to shareholders at least once every three years a non-binding shareholder advisory vote to approve the compensation of AIG’s executives, as disclosed in the annual Proxy Statement. In 2013, our Board unanimously recommended, and our shareholders agreed, that the say-on-pay advisory vote occur annually as a corporate governance best practice.
Accordingly, this Proposal 2 gives holders of AIG Common Stock the opportunity to vote for or against the following resolution:
RESOLVED: that the holders of the Common Stock of American International Group, Inc. (the Company) approve the compensation of the Company’s named executives, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related tables and disclosure contained in the Proxy Statement.
Because this resolution relates to the information about executive compensation contained in this Proxy Statement, beginning with “Executive Compensation—Compensation Discussion and Analysis,” shareholders should review that information in considering their vote on the resolution.
Holders of AIG Common Stock are entitled to vote on this resolution. Adoption of the resolution requires a vote for the resolution by a majority of votes cast by the shareholders of AIG Common Stock, which votes cast are either “for” or “against” the resolution.
The results of the vote on this resolution will not be binding on AIG’s Board of Directors, will not overrule any decisions the Board has made and will not create any duty for the Board to take any action in response to the outcome of the vote. However, AIG’s Compensation and Management Resources Committee values the feedback received from this advisory vote and may, in its sole discretion, take into account the outcome of the vote in analyzing and evaluating future compensation opportunities. We will include an advisory vote on executive compensation on an annual basis at least until the next shareholder advisory vote on the frequency of such votes (no later than our 2019 Annual Meeting of Shareholders).
AIG STATEMENT IN SUPPORT
The Board and Compensation and Management Resources Committee support this resolution because they believe that our compensation program provides an appropriate balance of fixed and variable pay, drives achievement of AIG’s short- and long-term objectives and business strategies and aligns the economic interests of our executives with the long-term interests of AIG and our shareholders. At our 2017 Annual Meeting, approximately 98 percent of the votes cast by shareholders were in favor of the 2016 compensation of our named executives. During a period of change for AIG, our executive compensation program in 2017 program continued to reflect our emphasis on performance-based pay, long-term incentives and alignment with sound risk management. At least 75 percent of each current named executive’s annual target total compensation is “at risk” and 70 percent of his long-term incentive award opportunity is based on performance over a three-year period that is linked to Company-wide performance.
In 2017, AIG undertook significant changes to our leadership, operational structure and strategic vision. During this time of transition at AIG and in our Executive Leadership Team, the Compensation and Management Resources Committee considered the challenge of promoting the stability and sustainable, profitable growth of AIG. Our executive compensation program continued to be based on our philosophy of balancing risk, attracting and retaining effective leaders and employees and creating a performance-driven culture that aligns their interests with those of our shareholders. Our 2017 compensation program and pay decisions, are described in more detail under the heading “Executive Compensation—Compensation Discussion and Analysis.”
Recommendation
Your Board of Directors unanimously recommends a vote FOR this resolution.

REPORT OF AUDIT COMMITTEE AND RATIFICATION OF SELECTION OF ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE
Management is responsible for the preparation, presentation and integrity of AIG’s financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States of America and expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.
Committee Organization and Operation
The Audit Committee’s function is to assist the Board of Directors in its oversight of:
•
The integrity of AIG’s financial statements;

•
AIG’s internal control over financial reporting;

•
AIG’s compliance with legal and regulatory requirements;

•
The independent accountants’ qualifications, independence and performance; and

•
The performance of AIG’s internal audit function.

The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of AIG’s independent registered public accounting firm. The Audit Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aig.com.
The Audit Committee held 10 meetings during 2017. The Audit Committee Chair and members of the Audit Committee also held numerous additional sessions throughout 2017 with members of AIG corporate, business segment and internal audit management and with AIG’s independent registered public accounting firm (PricewaterhouseCoopers LLP) and AIG’s U.S. and international regulators. The Committee believes that these meetings were helpful in discharging its oversight responsibilities, including with respect to financial reporting and disclosure, risk management and internal controls.
Independence. The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, has determined that all members of the Audit Committee are independent, as required by NYSE listing standards and SEC rules.
Expertise. The Board of Directors has also determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are financially literate and have accounting or related financial management expertise, each as defined by NYSE listing standards, and that Messrs. Fitzpatrick, Jurgensen, Rittenmeyer and Steenland (as an ex-officio member) and Ms. Stone are audit committee financial experts, as defined under SEC rules. Although designated as audit committee financial experts, no member of the Committee is an accountant for AIG or, under SEC rules, an “expert” for purposes of the liability provisions of the Securities Act or for any other purpose. The Audit Committee’s assistance in the Board of Directors’ oversight of AIG’s compliance with legal and regulatory requirements primarily focuses on the effect of such matters on AIG’s financial statements, financial reporting and internal control over financial reporting. In considering AIG’s compliance with legal and regulatory requirements, the Audit Committee also takes into account the oversight of legal and regulatory matters by the Regulatory, Compliance and Public Policy Committee. The Audit Committee also coordinates with the Risk and Capital Committee to help ensure the Board and each committee has received the information it needs to carry out their responsibilities with respect to risk management.

Audited Financial Statements
In the performance of its oversight function, the Audit Committee has considered and discussed the 2017 audited financial statements with management and PricewaterhouseCoopers LLP, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, clarity of the disclosures and the condition of internal control over financial reporting. The Audit Committee has reviewed with the Chief Auditor (Head of Internal Audit) and the PricewaterhouseCoopers LLP engagement team the scope and plans for their respective audits and has met with each of the Chief Auditor and senior engagement partners of PricewaterhouseCoopers LLP, with and without management present, to discuss audit results, their evaluations of AIG’s internal controls and the overall quality of AIG’s financial reporting. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, “Communications with Audit Committees.” Finally, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP as required by the PCAOB’s rules regarding Communication with Audit Committees Concerning Independence and has discussed with PricewaterhouseCoopers LLP its independence.
Conclusion
Based upon the reports and discussion described in this report, the Audit Committee, in accordance with its responsibilities, recommended to the Board of Directors, and the Board approved, inclusion of the audited financial statements for the year ended December 31, 2017 in AIG’s 2017 Annual Report on Form 10-K.
AIG continues to undertake various technology initiatives intended to enhance internal controls, facilitate the preparation of financial and regulatory information and help ensure the accuracy of data. AIG management and the Audit Committee recognize the continued importance of implementing these technology initiatives.
Audit Committee
American International Group, Inc.

William G. Jurgensen, Chair
John H. Fitzpatrick
Linda A. Mills
Ronald A. Rittenmeyer
Theresa M. Stone

PROPOSAL 3—RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP
The Audit Committee and the Board of Directors have approved the engagement of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2018. Representatives of that firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.
Ratification of the selection of accountants requires approval by a majority of the votes cast by the shareholders of AIG Common Stock, which votes are cast “for” or “against” the ratification. Neither AIG’s Amended and Restated Certificate of Incorporation nor AIG’s By-laws require that the shareholders ratify the selection of PricewaterhouseCoopers LLP as its independent registered public accounting firm. AIG’s Board is requesting shareholder ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of AIG and its shareholders.
The Audit Committee evaluates the qualifications, performance, and independence of the independent auditor, including the lead partner, on an annual basis (in each case, in light of SEC and NYSE independence and other applicable standards then in effect). The Audit Committee ensures the regular rotation of the lead audit partner as required by law and is involved in the selection of the lead audit partner. In addition, the Audit Committee receives periodic reports on the hiring of PricewaterhouseCoopers LLP partners and other professionals to help ensure PricewaterhouseCoopers LLP satisfies applicable independence rules.
PricewaterhouseCoopers LLP has served as AIG’s independent registered public accounting firm since 1980 and reports directly to the Audit Committee. In selecting PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2018, the Audit Committee considered a number of factors, including:
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the quality of its ongoing discussions with PricewaterhouseCoopers LLP including the resolution of accounting and financial reporting matters with the national office;

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the professional qualifications of PricewaterhouseCoopers LLP, the lead audit partner and other key engagement partners;

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PricewaterhouseCoopers LLP’s depth of understanding of AIG’s global businesses, accounting policies and practices and internal control over financial reporting;

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PricewaterhouseCoopers LLP’s expertise and capabilities in handling the breadth and complexity of AIG’s businesses and global footprint including approximately 375 audit, statutory, and other audit-related reports;

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PricewaterhouseCoopers LLP’s independence program and its processes for maintaining its independence;

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the appropriateness of PricewaterhouseCoopers LLP’s fees for audit and non-audit services (on both an absolute basis and as compared to fees charged to AIG peer companies of comparable size and complexity by PricewaterhouseCoopers LLP and its peer firms);

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consideration of PricewaterhouseCoopers LLP’s known legal risks and significant proceedings that may impair their ability to perform AIG’s annual audit, if any;

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the most recent PCAOB inspection report on PricewaterhouseCoopers LLP and the results of the most recent American Institute of Certified Public Accountants peer review and self-review examinations; and

•
the results of management’s and the Audit Committee’s annual evaluations of the qualifications, performance and independence of PricewaterhouseCoopers LLP.

In addition, the Audit Committee periodically considers the appropriateness of a rotation of the independent registered public accounting firm. At this time, the Audit Committee and the Board of Directors believe that the continued retention of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm is in the best interests of AIG and its shareholders.

Under AIG’s policy for pre-approval of audit and permitted non-audit services by PricewaterhouseCoopers LLP, the Audit Committee approves categories of services and fees for each category. The pre-approved services include: audit services, such as financial statement audits and regulatory filings; audit-related services, such as audit and pre- and post-implementation reviews of systems, processes and controls, regulatory and compliance attestations, employee benefit plan audits, due diligence related to acquisitions and divestitures and financial reporting accounting consultations; tax services, such as tax return preparation, transaction-based tax reviews, review of tax accounting matters and other tax planning; and other permitted non-audit services, such as regulatory compliance reviews, information technology reviews, information resources, risk management services, business function reviews and other compliance reviews. The Committee evaluates all services, including those engagements related to tax and internal control over financial reporting, considering the nature of such services in light of auditor independence, in accordance with the rules of the PCAOB. No expenditure may exceed the dollar caps without the separate specific approval of the Audit Committee.
Recommendation
Your Board of Directors unanimously recommends a vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP.
FEES PAID TO PRICEWATERHOUSECOOPERS LLP
The table below shows the fees paid by AIG to PricewaterhouseCoopers LLP in 2017 and 2016.
	2017 (in millions)	2016 (in millions)
Fees paid by AIG:
Audit fees(a)	$55.0	$65.6
Audit-related fees(b)	$16.1	$17.8
Tax fees(c)	$3.9	$4.5
All other fees(d)	$4.2	$2.6

(a)
Audit fees include fees for the audit of AIG’s consolidated financial statements, as well as subsidiary and statutory audits directly related to the performance of the AIG consolidated audit. Audit fees include out-of-pocket expenses of  $2.8 million in 2017 and $3.4 million in 2016.

(b)
Audit-related fees include fees for assurance and related services that are traditionally performed by independent accountants, including: audit and pre- and post-implementation reviews of systems, processes and controls; regulatory and compliance attestations; employee benefit plan audits; due diligence related to acquisitions and divestitures; statutory audits not directly related to the performance of the AIG consolidated audit and financial accounting and reporting consultations.

(c)
Tax fees are fees for tax return preparation, transaction-based tax reviews, review of tax accounting matters, and other tax planning and consultations.

(d)
All other fees include fees related to regulatory compliance reviews, information technology reviews, information resources, risk management services, business function reviews and other compliance reviews.

The services provided by PricewaterhouseCoopers LLP and the fees paid by AIG were authorized and approved by the Audit Committee in compliance with the pre-approval policy and procedures described above. The Audit Committee considers the non-audit services rendered by PricewaterhouseCoopers LLP during the most recently completed fiscal year in its annual independence evaluation.
PricewaterhouseCoopers LLP also provides audit services to certain unconsolidated private equity and real estate funds managed and advised by AIG subsidiaries. Fees related to these audits were $5.0 million and $4.4 million in 2017 and 2016, respectively, and are not reflected in the fees in the table above.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about shares of AIG Common Stock that may be issued under compensation plans as of December 31, 2017.
Equity Compensation Plan Information
Plan Category	Plan	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)(2)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Third Column)
Equity compensation plans approved by security holders	2007 Stock Incentive Plan	59,860(4)	$465.60(5)	0(3)
	2010 Stock Incentive Plan	3,494,748(6)	$—	0(3)
	2013 Omnibus Incentive Plan	18,418,389(7)	$63.18(5)	42,780,716(8)
Equity compensation plans not approved by security holders	Inducement Option Award	500,000(9)	$61.82(5)	0
Total		22,472,997	$71.84(5)	42,780,716

(1)
Shares underlying RSUs and PSUs are deliverable without the payment of any consideration, and therefore these awards have not been taken into account in calculating the weighted-average exercise price.

(2)
At December 31, 2017, AIG was also obligated to issue 42,130 shares in connection with previous exercises of options with delivery deferred.

(3)
No future awards will be made under these plans.

(4)
Represents shares reserved for issuance in connection with DSUs and options.

(5)
Represents the weighted average exercise price of outstanding options.

(6)
Represents shares reserved for issuance in connection with 2013 PSUs (at actual amounts earned) and time-vested DSUs, all of which are payable in cash or shares.

(7)
Represents shares reserved for issuance in connection with time-vested DSUs and in connection with 2014 PSUs (at actual amounts earned), 2015 PSUs (at actual amounts earned and including related dividend equivalents), 2016 and 2017 PSUs (at target level of performance and including related dividend equivalents), RSUs (and related dividend equivalents) and options.

(8)
Represents shares reserved for future issuance under the 2013 Omnibus Incentive Plan (which replaced the 2010 Stock Incentive Plan for awards granted on or after May 15, 2013). The number of shares available for issuance under the 2013 Omnibus Incentive Plan will increase if and to the extent that (i) outstanding awards under the 2010 Stock Incentive Plan are forfeited, expire, terminate or otherwise lapse or are settled in cash in whole or in part or (ii) outstanding awards under the 2013 Omnibus Plan are forfeited, expire or are settled in cash in whole or in part, each as provided by the 2013 Omnibus Incentive Plan. In addition, the number of shares available for issuance under the 2013 Omnibus Incentive Plan may increase or decrease depending on actual performance and the number of 2016 and 2017 PSUs earned.

(9)
Represents shares reserved for future issuance in connection with options granted to Mr. Duperreault outside of the 2013 Omnibus Incentive Plan as an “employment inducement award” under NYSE Listing Rule 303A.08. See “—2017 Compensation—Holdings of and Vesting of Previously Awarded Equity” for further information on this award.

VOTING INSTRUCTIONS AND INFORMATION
The enclosed proxy is solicited on behalf of AIG’s Board of Directors for use at the 2018 Annual Meeting of Shareholders.
When and where is our Annual Meeting?
We will hold our Annual Meeting on Wednesday, May 9, 2018 at 11:00 a.m., Eastern Daylight Time, at our offices at 175 Water Street, New York, New York 10038.
How are we distributing our proxy materials?
We are using the rule of the SEC that allows companies to furnish proxy materials to their shareholders over the internet. In accordance with this rule, on or about March 27, 2018, we sent shareholders of record at the close of business on March 19, 2018, a Notice Regarding the Availability of Proxy Materials (Notice) or a full set of proxy materials. The Notice contains instructions on how to access our Proxy Statement and Annual Report for the year ended December 31, 2017 (2017 Annual Report) via the internet and how to vote. If you receive a Notice, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the internet. If you received a Notice and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice to request a copy electronically or in paper form on a one-time or ongoing basis. Shareholders who do not receive the Notice will receive either a paper or electronic copy of our Proxy Statement and 2017 Annual Report, which will be sent on or about March 27, 2018.
Who can vote at the Annual Meeting?
You are entitled to vote or direct the voting of your shares of AIG Common Stock, if you were a shareholder of record or if you held AIG Common Stock in “street name” at the close of business on March 19, 2018. On that date, 903,064,106 shares of AIG Common Stock (exclusive of shares held by AIG and certain subsidiaries) were outstanding, held by 25,270 shareholders of record. Each share of AIG Common Stock held by you on the record date is entitled to one vote.
Who is a shareholder of record?
During the ten days prior to the Annual Meeting, a list of the shareholders will be available for inspection at the offices of AIG at 175 Water Street, New York, New York 10038.
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If you hold AIG Common Stock that is registered in your name on the records of AIG maintained by AIG’s transfer agent, EQ Shareowner Services (formerly known as Wells Fargo Shareowner Services), you are a shareholder of record.

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If you hold AIG Common Stock indirectly through a broker, bank or similar institution, you are not a shareholder of record, but instead hold shares in “street name.”

What do I need to attend, and vote at, the Annual Meeting?
If you plan on attending the Annual Meeting, please remember to bring photo identification with you, such as a driver’s license. If you hold shares in “street name” and would like to attend the Annual Meeting, you also must bring an account statement or other acceptable evidence of ownership of AIG Common Stock as of the close of business on March 19, 2018, the record date for voting. To vote at the Annual Meeting if you hold shares in “street name,” you will also need a valid “legal proxy,” which you can obtain by contacting your account representative at the broker, bank or similar institution through which you hold your shares. See “How do I vote?” for four ways to cast your vote.
What proposals will be voted on at the Annual Meeting?
Three proposals from AIG will be considered and voted on at the Annual Meeting:
1.
To elect the eleven nominees specified under “Proposal 1—Election of Directors” as directors of AIG to hold office until the next annual election and until their successors are duly elected and qualified;

2.
To vote, on a non-binding advisory basis, to approve executive compensation; and

3.
To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2018.

You may also vote on any other business that properly comes before the Annual Meeting.
How does the Board of Directors recommend I vote?
AIG’s Board of Directors unanimously recommends that you vote:
1.
“FOR” each of the nominees specified under “Proposal 1—Election of Directors” to the Board of Directors.

2.
“FOR” the proposal to approve, on a non-binding advisory basis, executive compensation.

3.
“FOR” the proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2018.

How do I vote?
You may cast your vote in one of four ways:
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By Submitting a Proxy by Internet. Go to the following website: www.proxyvote.com. You may submit a proxy by internet 24 hours a day. To be valid, your proxy by internet must be received by 11:59 p.m., Eastern Daylight Time, on May 8, 2018. Please have your Notice or your proxy card in hand when you access the website and follow the instructions to create an electronic voting instruction form.

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By Submitting a Proxy by Telephone. To submit a proxy using the telephone, call 1-800-690-6903 any time on a touch-tone telephone. There is NO CHARGE to you for the call in the United States or Canada. International calling charges apply outside the United States and Canada. You may submit a proxy by telephone 24 hours a day, 7 days a week. Follow the simple instructions provided by the recorded message. To be valid, your proxy by telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 8, 2018.

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By Submitting a Proxy by Mail. Mark your proxy card, sign and date it, and return it in the prepaid envelope that has been provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be valid, your proxy by mail must be received by 10:00 a.m., Eastern Daylight Time, on May 9, 2018.

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At the Annual Meeting. You can vote your shares in person at the Annual Meeting (see “What do I need to attend, and vote at, the Annual Meeting?”). If you are a shareholder of record, in order to vote at the Annual Meeting, you must present an acceptable form of photo identification, such as a driver’s license. If you hold your shares in street name, you must obtain a legal proxy, as described above under “What do I need to attend, and vote at, the Annual Meeting?”, and bring that proxy to the Annual Meeting, and you also must bring an account statement or other acceptable evidence of ownership of AIG Common Stock as of the close of business on March 19, 2018, the record date for voting.

How can I revoke my proxy or substitute a new proxy or change my vote?
You can revoke your proxy or substitute a new proxy by:
For a Proxy Submitted by Internet or Telephone
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Subsequently submitting in a timely manner a new proxy through the internet or by telephone that is received by 11:59 p.m., Eastern Daylight Time, on May 8, 2018; or

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Executing and mailing a later-dated proxy card that is received prior to 10:00 a.m., Eastern Daylight Time, on May 9, 2018; or

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Voting in person at the Annual Meeting.

For a Proxy Submitted by Mail
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Subsequently executing and mailing another proxy card bearing a later date that is received prior to 10:00 a.m., Eastern Daylight Time, on May 9, 2018; or

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Giving written notice of revocation to AIG’s Corporate Secretary at 175 Water Street, New York, New York 10038 that is received by AIG prior to 10:00 a.m., Eastern Daylight Time, on May 9, 2018; or

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Voting in person at the Annual Meeting.

If I submit a proxy by internet, telephone or mail, how will my shares be voted?
If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.
If you sign, date and return your proxy card but do not give voting instructions, your shares will be voted as follows: FOR the election of AIG’s director nominees specified under “Proposal 1—Election of Directors”; FOR the proposal to approve, on a non-binding advisory basis, executive compensation; FOR the ratification of the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2018; and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.
If I hold my shares in “street name” and do not provide voting instructions, can my broker still vote my shares?
Under the rules of the NYSE, brokers that have not received voting instructions from their customers ten days prior to the Annual Meeting date may vote their customers’ shares in the brokers’ discretion on the proposal regarding the ratification of the selection of independent auditors because this is considered “discretionary” under NYSE rules. If your broker is an affiliate of AIG, in the absence of your specific voting instructions, your shares may only be voted in the same proportion as all other shares are voted with respect to that proposal.
Under NYSE rules, each other proposal—the election of directors and the non-binding advisory vote on executive compensation—is a “non-discretionary” item, which means that member brokers who have not received instructions from the beneficial owners of AIG Common Stock do not have discretion to vote the shares of AIG Common Stock held by those beneficial owners on any of those proposals.
How are votes counted and considered?
Proposal 1—Election of Directors. AIG’s By-laws provide that in uncontested elections, directors must receive a majority of the votes cast by the holders of AIG Common Stock. In other words, directors in an uncontested election must receive more votes “for” their election than “against” their election. Pursuant to AIG’s By-laws and Corporate Governance Guidelines, each nominee who is currently a director has submitted to the Board an irrevocable resignation from the Board that would become effective upon (1) the failure of such nominee to receive the required vote at the Annual Meeting and (2) Board acceptance of such resignation. In the event that a nominee fails to receive the required vote at the Annual Meeting, AIG’s Nominating and Corporate Governance Committee will then make a recommendation to the Board on the action to be taken with respect to the resignation. The Board will accept such resignation unless the Nominating and Corporate Governance Committee recommends and the Board determines that the best interests of AIG and its shareholders would not be served by doing so.
Proposal 2—Non-binding Advisory Vote to Approve Executive Compensation. Adoption of the resolution on the non-binding advisory vote to approve executive compensation requires a “for” vote of a majority of the votes cast by the holders of AIG Common Stock, which votes cast are either “for” or “against” the resolution. The results of the vote on this resolution will not be binding on AIG’s Board of Directors, will not overrule any decisions the Board has made and will not create any duty for the Board to take any action in response to the outcome of the vote. However, AIG’s Compensation and Management Resources Committee values the feedback received from this advisory vote and may, in its sole discretion, take into account the outcome of the vote in analyzing and evaluating future compensation opportunities.

Proposal 3—Ratification of the Selection of PricewaterhouseCoopers LLP. Ratification of the selection of accountants requires a “for” vote of a majority of the votes cast by the holders of AIG Common Stock, which votes cast are either “for” or “against” the ratification. Neither AIG’s Amended and Restated Certificate of Incorporation nor AIG’s By-laws require that the shareholders ratify the selection of PricewaterhouseCoopers LLP as its independent registered public accounting firm. AIG’s Board is requesting shareholder ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may still retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the selection at any time during the year if it determines that such change would be in the best interests of AIG and its shareholders.
Broker Non-Votes and Abstentions. In the case of each proposal—the election of directors, the non-binding advisory vote on executive compensation and the selection of PricewaterhouseCoopers LLP—only votes cast “for” or “against” the proposal will be considered; abstentions, broker non-votes and withheld votes will not be treated as a vote “for” or “against” the proposal and therefore will have no effect on the vote. Although an abstention will have no effect on the election of directors, because directors are elected by a majority of the votes cast, a director who receives more votes “against” than “for” his or her election will be required to resign, subject to the process described above under “Proposal 1—Election of Directors.”
How many votes are required to transact business at the Annual Meeting?
A quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of AIG Common Stock entitled to vote will constitute a quorum.
Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters on the agenda for the Annual Meeting, will be treated as present for purposes of determining a quorum for the Annual Meeting.
How do I obtain more information about AIG?
A copy of AIG’s 2017 Annual Report, which includes AIG’s 2017 Annual Report on Form 10-K filed with the SEC, has been delivered or made available to shareholders. You also may obtain, free of charge, a copy of the 2017 Annual Report and AIG’s 2017 Annual Report on Form 10-K by writing to American International Group, Inc., 175 Water Street, New York, New York 10038, Attention: Investor Relations. These documents also are available in the Investors section of AIG’s corporate website at www.aig.com.
Who pays for the expenses of this proxy solicitation?
AIG will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, email, personal interview, telephone and facsimile transmission by directors, their associates, and certain officers and regular employees of AIG and its subsidiaries without additional compensation. In addition to the foregoing, AIG has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of approximately $20,000 plus reasonable out-of-pocket expenses and disbursements of that firm. AIG will reimburse brokers and others holding AIG Common Stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

OTHER MATTERS
OTHER MATTERS TO BE PRESENTED AT THE 2018 ANNUAL MEETING OF SHAREHOLDERS
Your Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their judgment on such matters.
SHAREHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING
All suggestions from shareholders are given careful attention. Proposals intended for inclusion in next year’s Proxy Statement pursuant to Exchange Act Rule 14a-8 should be sent to the Corporate Secretary of AIG at 175 Water Street, New York, New York 10038 and must be received by November 27, 2018.
AIG’s By-laws permit a shareholder, or a group of up to 20 shareholders, owning three percent or more of our outstanding shares of AIG Common Stock continuously for at least three years to nominate and include in AIG’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20 percent of the Board of Directors, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in AIG’s By-laws. Notice of director nominees submitted pursuant to these proxy access By-law provisions must be delivered or, if sent by mail, received by the Corporate Secretary of AIG at 175 Water Street, New York, New York 10038 and must be received no earlier than October 28, 2018 and no later than November 27, 2018. The notice of director nominees must include all of the information required by AIG’s By-laws.
Under AIG’s By-laws, notice of any other shareholder proposal or the nomination of a candidate for election as a director to be made at the 2019 Annual Meeting of Shareholders and not submitted for inclusion in next year’s Proxy Statement (either pursuant to Exchange Act Rule 14a-8 or the proxy access provisions of AIG’s By-laws) must be delivered to the Corporate Secretary of AIG at 175 Water Street, New York, New York 10038 not less than 90 nor more than 120 days prior to May 9, 2019, unless the 2019 Annual Meeting of Shareholders is not scheduled to be held on a date between April 9, 2019 and June 8, 2019, in which case notice must be received by the later of 90 days prior to the date on which such meeting is scheduled or 10 days after the date on which such meeting date is first publicly announced. The notice must include all of the information required by AIG’s By-laws. A copy of AIG’s current By-laws is available in the Corporate Governance section of AIG’s website at www.aig.com.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Shareholders may communicate directly with one or more directors by:
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writing to them c/o Vice President—Corporate Governance, American International Group, Inc., 175 Water Street, New York, New York 10038; or

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emailing boardofdirectors@aig.com

ELECTRONIC DELIVERY OF PROXY MATERIALS
In an effort to reduce paper mailed to your home and help lower printing and postage costs, we are offering shareholders the convenience of viewing online proxy statements, annual reports and related materials. With your consent, we can stop sending future paper copies of these documents. To elect this convenience, shareholders may follow the instructions when voting online at www.proxyvote.com. Following the 2018 Annual Meeting of Shareholders, you may continue to register for electronic delivery of future documents by visiting http://enroll.icsdelivery.com/aig. If you own shares indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding enrolling for electronic delivery.
We are pleased to be using the SEC’s rule that allows companies to furnish proxy materials to their shareholders over the internet. In accordance with this rule, on or about March 27, 2018, we sent shareholders of record at the close of business on March 19, 2018, a Notice Regarding the Availability of Proxy Materials or a full set of proxy materials. The Notice contains instructions on how to access our Proxy Statement and 2017 Annual Report via the internet and how to vote.
Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Shareholders to be held on May 9, 2018. Our 2018 Proxy Statement and 2017 Annual Report are available free of charge on our website at www.aig.com.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS
The SEC’s rules permit us to deliver a single notice or set of Annual Meeting materials to a single address shared by two or more of our shareholders. We have delivered only one notice or set of Annual Meeting materials to multiple shareholders who share that address unless AIG received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any shareholder residing at such address wishes to receive a separate copy of this Notice of Annual Meeting of Shareholders, Proxy Materials, Proxy Statement or 2017 Annual Report, he or she may contact the AIG Director of Investor Relations at 175 Water Street, New York, New York 10038, 212-770-6293, and AIG will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact the AIG Director of Investor Relations if he or she would like to receive separate proxy materials and annual reports in the future. If a shareholder receives multiple copies of AIG’s proxy materials and annual reports, he or she may request householding in the future by contacting the AIG Director of Investor Relations.
INCORPORATION BY REFERENCE
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by AIG under the Securities Act or the Exchange Act, the Letter to Shareholders by Messrs. Steenland and Duperreault and the sections of this Proxy Statement entitled “Report of the Compensation and Management Resources Committee,” “Report of the Audit Committee” (to the extent permitted by the SEC rules) and “Report of the Nominating and Corporate Governance Committee”, shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This Proxy Statement and other publicly available documents may include, and AIG’s officers and representatives may from time to time make, projections, goals, assumptions and statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These projections, goals, assumptions and statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections, goals, assumptions and statements include statements preceded by, followed by or including words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “focused on achieving,” “view,” “target,” “goal” or “estimate.” These projections, goals, assumptions and statements may address, among other things, AIG’s:
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exposures to subprime mortgages, monoline insurers, the residential and commercial real estate markets, state and municipal bond issuers, sovereign bond issuers, the energy sector and currency exchange rates;

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exposure to European governments and European financial institutions;

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strategy for risk management;

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actual and anticipated sales, monetizations and/or acquisitions of businesses or assets;

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restructuring of business operations, including anticipated restructuring charges and annual cost savings;

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generation of deployable capital;

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strategies to increase return on equity and earnings per share;

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strategies to grow net investment income, efficiently manage capital, grow book value per common share, and reduce expenses;

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anticipated organizational, business and regulatory changes, including our ability to successfully consummate the purchase of Validus;

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strategies for customer retention, growth, product development, market position, financial results and reserves;

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management of the impact that innovation and technology changes may have on customer preferences, the frequency or severity of losses and/or the way AIG distributes and underwrites its products;

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segments’ revenues and combined ratios; and

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management succession and retention plans.

It is possible that AIG’s actual results and financial condition will differ, possibly materially, from the results and financial condition indicated in these projections, goals, assumptions and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements include:
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changes in market conditions;

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negative impacts on customers, business partners and other stakeholders;

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the occurrence of catastrophic events, both natural and man-made;

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significant legal, regulatory or governmental proceedings;

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the timing and applicable requirements of any regulatory framework to which AIG is subject, including as a global systemically important insurer;

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concentrations in AIG’s investment portfolios;

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actions by credit rating agencies;

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judgments concerning casualty insurance underwriting and insurance liabilities;

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AIG’s ability to successfully manage Legacy portfolios;

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AIG’s ability to successfully reduce costs and expenses and make business and organizational changes without negatively impacting client relationships or its competitive position;

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AIG’s ability to successfully dispose of, monetize and/or acquire businesses or assets, including our ability to successfully consummate the purchase of Validus;

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judgments concerning the recognition of deferred tax assets;

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judgments concerning estimated restructuring charges and estimated cost savings; and

•
such other factors discussed in:

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Part I, Item 1A. Risk Factors in AIG’s 2017 Annual Report on Form 10-K; and

•
Part II, Item 7. Management’s Discussion and Analysis of Financial Conditions and Results of Operations in AIG’s 2017 Annual Report on Form 10-K.

AIG is not under any obligation (and expressly disclaims any obligation) to update or alter any projections, goals, assumptions or other statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

APPENDIX A
Non-GAAP Financial Measures
Certain of the operating performance measurements used by AIG management are “non-GAAP financial measures” under SEC rules and regulations. GAAP is the acronym for “generally accepted accounting principles” in the United States. The non-GAAP financial measures presented may not be comparable to similarly named measures reported by other companies.
Short-Term Incentive Performance
•
Core normalized return on equity is derived by excluding from Core Return on equity—Adjusted after-tax income (as defined below) the tax adjusted effects of  (i) the AIG Normalizations (as defined below) and (ii) the impact of certain strategic choices by management that were not contemplated when the metric was established, including reserve margin adjustment, certain additional long-term incentive expenses and certain costs associated with additional catastrophe reinsurance and changes in management.

•
Core Return on equity—Adjusted after-tax income is derived by dividing Core Adjusted after-tax income (as defined below) by average Core Adjusted attributed equity (as defined below).

•
Core Adjusted after-tax income is derived by subtracting attributed interest expense and income tax expense from Core adjusted pre-tax income (defined below). Attributed debt and the related interest expense is calculated based on our internal capital model. Tax expense or benefit is calculated based on an internal attribution methodology that considers among other things the taxing jurisdiction in which the operating segments and geographies conduct business, as well as the deductibility of expenses in those jurisdictions.

•
Core Adjusted pre-tax income is derived by excluding the Pre-tax adjustment items (defined below) from income before income tax for AIG’s Core businesses (the General Insurance and Life and Retirement operating segments and Other Operations).

•
Core Adjusted attributed Equity is an attribution of total AIG shareholders’ equity (excluding deferred tax assets and accumulated other comprehensive income) to AIG’s Core businesses (the General Insurance and Life and Retirement operating segments and Other Operations) based on our internal capital model, which incorporates Core’s risk profile. Adjusted attributed equity represents our best estimates based on current facts and circumstances and will change over time.

•
Pre-tax adjustments items include changes in fair value of securities used to hedge guaranteed living benefits; changes in benefit reserves and DAC, VOBA, and SIA related to net realized capital gains and losses; loss (gain) on extinguishment of debt; net realized capital gains and losses; non-qualifying derivative hedging activities, excluding net realized capital gains and losses; income or loss from discontinued operations; pension expense related to a one-time lump sum payment to former employees; income and loss from divested businesses; non-operating litigation reserves and settlements; restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization; the portion of favorable or unfavorable prior year reserve development for which we have ceded the risk under retroactive reinsurance agreements and related changes in amortization of the deferred gain; and net loss reserve discount benefit (charge).

•
AIG Normalizations are the difference between actual and expected (i) catastrophe losses, (ii) alternative investment returns, (iii) Direct Investment book and Global Capital Markets returns; fair value changes on PICC investments; update of actuarial assumptions; Life Insurance incurred but not reported death claim charge; and prior year loss reserve development.

•
Normalized production risk-adjusted profitability is the underwriting profit or loss for General Insurance plus net investment income, less tax, less interest expense, net of the cost of capital. Underwriting profit or loss is based on net premiums written during the performance year, estimated ultimate loss ratio adjusted for catastrophic annual average losses, and variable expenses. The net investment income is imputed based upon the prevailing interest rate environment of the performance year. The cost of capital is the product of the capital deployed and the cost of capital rate. The capital deployed is based on an internal capital allocation model and reflects the capital needed for the business

A-1

underwritten during the performance period. The cost of capital rate is derived from an internal capital asset pricing model. This result is adjusted to normalize for the impact of fluctuations in foreign exchange rates. Normalized production risk-adjusted profitability is further adjusted to exclude the tax adjusted effects of the impact of reserve margin adjustment.
•
Normalized value of new business is, for Life and Retirement and Fuji Life, the present value, measured at point of sale, of projected after-tax statutory profits emerging in the future from new business sold in the period, as adjusted to normalize fixed annuity sales and margins based on indexing fixed annuity sales to the prevailing interest rate environment less the cost of capital.

Performance Goal pursuant to Section 162(m) of the Internal Revenue Code
•
Normalized adjusted after-tax income (formerly known as Normalized after-tax operating income) is derived by excluding from Adjusted after-tax income attributable to AIG (as defined below) the tax adjusted effects of the AIG Normalizations (as defined above).

•
Adjusted after-tax income attributable to AIG (formerly known as After-tax operating income) is derived by excluding the tax effected Pre-tax adjustments items (defined below) and the following tax items from net income attributable to AIG: deferred income tax valuation allowance releases and charges and uncertain tax positions and other tax items related to legacy matters having no relevance to our current businesses or operating performance.

•
Pre-tax adjustments items include changes in fair value of securities used to hedge guaranteed living benefits; changes in benefit reserves and deferred policy acquisition costs (DAC), value of business acquired (VOBA), and sales inducement assets (SIA) related to net realized capital gains and losses; other income and expense—net, related to Legacy Portfolio run-off insurance lines; loss (gain) on extinguishment of debt; net realized capital gains and losses; non-qualifying derivative hedging activities, excluding net realized capital gains and losses; income or loss from discontinued operations; pension expense related to a one-time lump sum payment to former employees; income and loss from divested businesses; non-operating litigation reserves and settlements; reserve development related to non-operating run-off insurance business; restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization; and net loss reserve discount benefit (charge).

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AMERICAN INTERNATIONAL GROUP, INC.

www.aig.com

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY E38755-P03931 For Against Abstain For Against Abstain AMERICAN INTERNATIONAL GROUP, INC. 175 WATER STREET NEW YORK, NY 10038 AMERICAN INTERNATIONAL GROUP, INC. The Board of Directors Recommends a Vote FOR each of the Nominees for Election, and FOR Proposals 2 and 3. 1. Election of Directors Nominees: 1a. W. DON CORNWELL 1b. BRIAN DUPERREAULT 1e. CHRISTOPHER S. LYNCH 1d. WILLIAM G. JURGENSEN 1c. JOHN H. FITZPATRICK 1f. HENRY S. MILLER 1g. LINDA A. MILLS 1h. SUZANNE NORA JOHNSON 1i. RONALD A. RITTENMEYER 1j. DOUGLAS M. STEENLAND 1k. THERESA M. STONE Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. To vote, on a non-binding advisory basis, to approve executive compensation. 3. To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2018. VOTE BY INTERNET - www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 8, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by AIG in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 8, 2018. Have your proxy card in hand when you call and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the prepaid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be valid, your proxy by mail must be received by 10:00 a.m. Eastern Daylight Time on May 9, 2018. Sign up for E-Delivery and we will plant a tree on your behalf.

E38756-P03931 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. AMERICAN INTERNATIONAL GROUP, INC. Annual Meeting of Shareholders Wednesday, May 9, 2018 American International Group, Inc. 175 Water Street New York, NY 10038 Proxy Proxy solicited by Board of Directors for Annual Meeting - May 9, 2018. Brian Duperreault, Siddhartha Sankaran and Lucy Fato, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of American International Group, Inc. to be held at 11:00 a.m. (Eastern Daylight Time) on May 9, 2018 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted in accordance with the instructions provided by the shareholder. If no such instructions are provided, the Proxies will have authority to vote FOR each of the Nominees for election, FOR Proposals 2 and 3 and otherwise as determined in their discretion. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. The Annual Meeting of Shareholders will be held at 175 Water Street, New York, New York 10038. Continued and to be signed on the reverse side.

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Voting Items The Board of Directors Recommends a Vote FOR each of the Nominees for Election, and FOR Proposals 2 and 3. 1. Election of Directors Nominees: 1a. W. DON CORNWELL 1b. BRIAN DUPERREAULT 1e. CHRISTOPHER S. LYNCH 1d. WILLIAM G. JURGENSEN 1c. JOHN H. FITZPATRICK 2. To vote, on a non-binding advisory basis, to approve executive compensation. 3. To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2018. 1f. HENRY S. MILLER 1g. LINDA A. MILLS 1h. SUZANNE NORA JOHNSON 1i. RONALD A. RITTENMEYER 1j. DOUGLAS M. STEENLAND 1k. THERESA M. STONE E38759-P03931 Sign up for E-Delivery and we will plant a tree on your behalf.

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